UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

           POST EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2 ON FORM POS-AM
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Samaritan Pharmaceuticals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)
                                ________________


          Nevada                                      88-0431538
(State or Other Jurisdiction of                   (I.R.S. Employer
 Incorporation or Organization)                  Identification No.)



                                                                          Eugene Boyle
                                                                    Chief Financial Officer
                                                                  Samaritan Pharmaceuticals, Inc.
101 Convention Center Drive, Suite 310                         101 Convention Center Drive, Suite 310
       Las Vegas, Nevada 89109                                         Las Vegas, Nevada 89109
      Telephone: (702) 735-7001                                       Telephone: (702) 735-7001
      Telecopier: (702) 737-7016             8731                     Telecopier: (702) 737-7016
      --------------------------             ----                     --------------------------
 (Address and telephone number of  (Primary Standard Industrial   (Name, address and telephone number
 principal Executive offices and      Classification Number)             of agent for service)
 principal place of business)

                                 With Copies To:

Clayton E. Parker, Esq.                           Matthew L. Ogurick, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP    Kirkpatrick & Lockhart Preston Gates Ellis LLP
201 South Biscayne Boulevard, Suite 2000          201 South Biscayne Boulevard, Suite 2000
Miami, Florida 33131                              Miami, Florida 33131
Telephone: (305) 539-3300                         Telephone: (305) 539-3300
Facsimile: (305) 358-7095                         Facsimile: (305) 358-7095

Approximate date of commencement of proposed sale to the public: from time to time after the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                                 CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                 Proposed
                                                 Maximum
                                             Proposed Maximum           Aggregate        Amount Of
            Title Of Each Class Of             Amount To Be          Offering Price      Offering      Registration
         Securities To Be Registered                  Registered      Per Share (1)      Price(1)         Fee (3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share    16,700,000 shares (2)        $0.40           $6,680,000       $786.24
----------------------------------------------------------------------------------------------------------------------
TOTAL                                       16,700,000 shares (2)        $0.40           $6,680,000       $786.24
======================================================================================================================

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the last reported market sale price of our Common Stock on November 29, 2005.
2) 16,700,000 of these shares were registered pursuant to that certain Purchase Agreement II with Fusion Capital, as amended, including 1,700,000 shares which have already been issued to Fusion Capital as a commitment fee.
3)       The registration fee was previously paid on December 15, 2005.

                                ----------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                  SUBJECT TO COMPLETION DATED JANUARY 26, 2007

The information in this Prospectus (this "Prospectus") is not complete and may be changed. These securities may not be sold until this Registration Statement filed with the U.S. Securities and Exchange Commission (the "SEC") is effective. This Prospectus is not an offer to sell securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                         SAMARITAN PHARMACEUTICALS, INC.

                        16,700,000 Shares of Common Stock

This Prospectus relates to the registration of 16,700,000 shares of the Common Stock ("Common Stock") of Samaritan Pharmaceuticals, Inc. ("Samaritan"), and such 16,700,000 shares shall be offered for sale from time to time by Fusion Capital Fund II, LLC ("Fusion Capital") pursuant to the terms of a Common Stock Purchase Agreement, as amended (the "Purchase Agreement II"), including 1,700,000 shares previously issued to Fusion Capital as a commitment fee. As of the date hereof, we have 3,329,372 shares of Common Stock remaining available under the accompanying Registration Statement to be issued to Fusion Capital pursuant to terms of the Purchase Agreement II. Please refer to Section entitled "Selling Security Holders" for information on Fusion Capital beginning on page 21 herein. All costs associated with this registration will be borne by Samaritan. The prices at which Fusion Capital may sell the shares pursuant to the Purchase Agreement II will be determined by the prevailing market price for the shares or in negotiated transactions.

Our Common Stock is quoted on the American Stock Exchange under the symbol "LIV". On January 4, 2007, the last reported market sale price for our Common Stock as reported on the American Stock Exchange was $0.21 per share.

                                ----------------

Fusion Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

                                ----------------

Investing in our Common Stock involves a high degree of risk. You should consider the "Risk Factors" beginning on page 7 before purchasing our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

          The date of this Prospectus is _______________________, 2007.


                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................4
FORWARD-LOOKING STATEMENTS.................................................6
RISK FACTORS...............................................................7
USE OF PROCEEDS...........................................................15
DETERMINATION OF OFFERING PRICE...........................................16
DILUTION..................................................................19
SELLING SECURITY HOLDERS..................................................20
PLAN OF DISTRIBUTION......................................................21
DESCRIPTION OF SECURITIES TO BE REGISTERED................................22
INTERESTS OF NAMED EXPERTS AND COUNSEL....................................25
DESCRIPTION OF BUSINESS...................................................26
DESCRIPTION OF PROPERTY...................................................34
LEGAL PROCEEDINGS.........................................................34
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS..................34
SELECTED FINANCIAL DATA...................................................35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS................................................36
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE.................................................43
QUANTITATIVE AND QUALITATIVE INFORMATION ABOUT MARKET RISK................43
DIRECTORS AND EXECUTIVE OFFICERS..........................................44
EXECUTIVE COMPENSATION....................................................48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............57
CERTAIN RELATIONSHIPS & RELATED TRANSACTIONS..............................58
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES..........................................................58
FINANCIAL STATEMENTS......................................................59
WHERE YOU CAN FIND MORE INFORMATION.......................................88
PART II...................................................................88
OTHER EXPENSES OF INSURANCE AND DISTRIBUTION..............................88
INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................88
RECENT SALES OF UNREGISTERED SECURITIES...................................88
EXHIBITS..................................................................91
UNDERTAKINGS..............................................................93
SIGNATURES................................................................95

                               PROSPECTUS SUMMARY


General

This summary highlights certain information found in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire Prospectus carefully, including the risks of investing in our Common Stock discussed under the Section entitled "Risk Factors" and the financial statements and other information that is incorporated by reference into this Prospectus, before making an investment decision. In addition, this Prospectus summarizes other documents which we urge you to read. All references in this Prospectus to "Samaritan", the "Company", "we", "us" and "our" refer to Samaritan Pharmaceuticals, Inc.

Our Company

We are a small cap biopharmaceutical company focused on the development of novel therapeutic and diagnostic products. We have devoted substantially all of our resources to undertaking our drug discovery and development programs.

The majority of our resources have been expended in the pursuit of FDA required preclinical studies and Phase II/III clinical trials for Samaritan's HIV drug SP-01A (Sphirewall), an oral entry inhibitor. In a previous Phase I/II study, SP-01A was observed to significantly lower the amount of HIV in blood, improve quality of life (how well subjects have felt), have a favorable safety profile (minimal side effects) and be well-tolerated. Moreover, in vitro testing of SP-01A: (a) demonstrated comparable or greater efficacy than currently approved anti-HIV drugs in preventing HIV virus replication; (b) was observed to have minimal toxic effect on human cells; and (c) demonstrated significant efficacy in preventing virus replication of HIV virus strains that resist currently approved anti-HIV treatments. The goal of our SP-01A monotherapy study, which is currently recruiting patients, is to further look at the dose response, efficacy and safety of SP-01A as monotherapy, given as a capsule to be swallowed, in the treatment of HIV-infected patients.

In addition, and at the same time, Samaritan has devoted major resources to our Alzheimer's technology, which features: (a) three (3) therapeutics: SP-04, SP-08, and SP-233; (b) two (2) stem cell/neuron differentiation therapies:
SP-sc4 and SP-sc7; (c) a predictive Alzheimer's diagnostic; and (d) an Alzheimer's animal model. Samaritan has also devoted resources to our cancer drug SP-C007, a breast cancer diagnostic and our cholesterol recognition peptide, which plays a role in transforming and binding LDL cholesterol while subsequently raising HDL.

Samaritan has established its European headquarters in Athens, Greece, which we believe will provide access to the markets of Eastern Europe, Asia and Africa, regions with a high proportion of HIV patients and a target population for our most advanced drug, SP-01A. "Samaritan Pharmaceuticals Europe" is currently seeking to build a sales and marketing infrastructure through distribution agreements for niche high valued products from other companies in the fields of HIV and infectious diseases, CNS, Cancer/Oncology and Cardiovascular diseases for the undeveloped regions of Greece, Bulgaria, Romania, Croatia, Serbia, Bosnia and Slovenia. Our subsidiary, Samaritan Pharmaceuticals Europe: (a) has established a manufacturing arm in Ireland with Pharmaplaz, LTD, (b) plans to develop its pipeline of drugs through clinical trials in preparation for European approval, (c) plans to increase its university research collaborations and (d) plans to apply for applicable European grants.

Samaritan is a Nevada corporation. We were formed in September 1994 and became a public company in October 1997. Our principal executive offices are located at 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. Our telephone number is (702) 735-7001. The address of our website is www.samaritanpharma.com. Information on our website is not part of this Prospectus.


The Offering

On May 12, 2005, we entered into the Purchase Agreement II, as amended with Fusion Capital pursuant to which Fusion Capital has agreed, under certain conditions, to purchase on each trading day $40,000 of our Common Stock up to an aggregate of $40,000,000 over a fifty (50) month period subject to earlier termination at our discretion. We may also elect, at our discretion, to sell more of our Common Stock to Fusion Capital than the $40,000 daily amount. The purchase price of the shares of Common Stock will be equal to a price based upon the future market price of the Common Stock without any fixed discount to the market price. Fusion Capital shall not have the right nor the obligation to purchase any shares of our Common Stock on any trading days that the market price of our Common Stock is less than $0.25. On January 4, 2007, the last reported market sale for our Common Stock was $0.21 per share. As a result, the Company cannot presently access funds under the Purchase Agreement II.

Fusion Capital, the selling shareholder under this Prospectus, is offering for sale up to 16,700,000 shares of our Common Stock, including the 1,700,000 shares which have previously been issued to Fusion Capital as a commitment fee. In connection with entering into the Purchase Agreement II, we authorized the sale to Fusion Capital of up to 15,000,000 shares of our Common Stock for maximum proceeds of $40,000,000. We only have the right to receive $40,000 per trading day under the Purchase Agreement II which will be 15,000,000 shares with Fusion Capital unless our stock price equals or exceeds $1.50, in which case the daily amount may be increased under certain conditions as the price of our Common Stock increases. On January 4, 2007, the last reported market sale for our Common Stock was $0.21 per share. As a result, the Company cannot presently access funds under the Purchase Agreement II. From December 15, 2005 through January 4, 2007, we received net proceeds of $4,020,001 under the Purchase Agreement II and issued 11,670,628 shares of our Common Stock to Fusion Capital in connection with these sales. These shares of common stock were previously registered with the SEC on the accompanying Registration Statement on Form SB-2 (Registration No. 333-105818) registering an aggregate of 16,700,000 shares of our common stock to be issued pursuant to the terms of the Purchase Agreement II, which was declared effective on December 15, 2005. We have 3,329,372 shares of Common Stock remaining available under the accompanying Registration Statement to issue to Fusion Capital under the Purchase Agreement II. Since we registered 16,700,000 shares to be offered for sale from time to time by Fusion Capital pursuant to the accompanying Registration Statement, with 3,329,372 shares remaining under the Registration Statement, the selling price of our Common Stock to Fusion Capital will have to average at least $10.80 per share for us to receive the maximum proceeds of $40,000,000 without registering additional shares of Common Stock. Shares issued to date under the Common Stock Purchase Agreement are 11,670,628, with proceeds of $4,020,001. Assuming a minimum purchase price of $0.25 per share and the purchase by Fusion Capital of the full 3,329,372 remaining shares under the Purchase Agreement II, proceeds to us would only be $832,343 unless we choose to register more than 3,329,372 shares, which we have the right, but not the obligation, to do. In the event we elect to sell more than the 3,329,372 shares, we will be required to file a new Registration Statement and have it declared effective by the U.S. Securities & Exchange Commission. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the Purchase Agreement II.

If all of the shares offered by this Prospectus were issued and outstanding as of November 14, 2005, the number of shares offered by this Prospectus would represent 13.74% of the total Common Stock outstanding. As of January 4, 2007, there were 156,652,708 shares of our Common Stock issued and outstanding, excluding the 3,329,372 shares to be offered by Fusion Capital pursuant to this Prospectus which Fusion Capital has not yet purchased from us. If all of the remaining shares registered in the accompanying Registration Statement were issued and outstanding as of the date hereof, the number of remaining shares offered by this Prospectus would represent 2.13% of the total Common Stock outstanding.

                           FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this Prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:


o anticipated trends and challenges in our business and competition in the markets in which we operate;

o our ability to hire and retain key personnel or qualified sales and marketing and technical staff;

o    expected future financial performance;

o    our ability to expand our distribution channel;

o    expected adoption of our products;

o    our ability to manage operating expenses as we grow;

o    our ability to manage expansion into international markets;

o our expectations about revenue mix between direct and indirect sales channels and between sales of products and support services;

o    our ability to compete in our industry and innovation by our competitors;

o    our ability to expand our customer base;

o    our ability to realize increased operating efficiencies;

o our ability to anticipate market needs or develop new or enhanced products to meet those needs;

o    our ability to develop new products and enhance our existing products;

o our ability to protect our confidential information and intellectual property rights;

o    our expectations regarding the use of proceeds from this offering; and

o our need to obtain additional funding and our ability to obtain funding in the future on acceptable terms.

 Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this Prospectus to confirm these statements to actual results or revised expectations.

You may rely only on the information contained in this Prospectus. We have not authorized anyone to provide information different from that contained in this Prospectus. Neither the delivery of this Prospectus, nor sale of Common Stock, means that information contained in this Prospectus is correct after the date of this Prospectus. This Prospectus is not an offer to sell or solicitation of an offer to buy shares of Common Stock in any circumstances under which the offer or solicitation is unlawful.


                                  RISK FACTORS

         You should carefully consider the risks described below before purchasing our Common Stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our Common Stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our Common Stock only if you can afford to lose your entire investment.

Risks Associated With our Business

We Have A Limited Operating History With Significant Losses And Expect Losses To Continue For The Foreseeable Future

         We have yet to establish any history of profitable operations. We had a net loss of $5,225,702 for the nine months ended September 30, 2006, as compared to $4,076,467 for the nine months ended September 30, 2005. The net loss since our inception on September 5, 1994 through September 30, 2006 was $38,962,098. We have incurred annual operating losses from continuing operations of $5,814,406, $4,864,361 and $5,770,531, respectively, during the fiscal years ended December 31, 2005, 2004 and 2003. As a result, at December 31, 2005 we had an accumulated deficit of $33,736,396. We have incurred net losses from continuing operations of $5,557,559, $4,864,361 and $5,520,531, respectively, during the fiscal years ended December 31, 2005, 2004 and 2003. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our pipeline products. We can give no assurances when this will occur or that we will ever be profitable.

--------------------------------------------------------------------------------

We Will Require Additional Financing To Sustain Our Operations And Without It We May Not Be Able To Continue Operations. We Cannot Currently Access Funds Under The Purchase Agreement II.

         We had an operating cash flow deficit of $4.74 million for the nine months ended September 30, 2006 and $4.64 million for the year ended December 31, 2005.

         The availability of funds under the Purchase Agreement II with Fusion Capital is subject to many conditions, some of which are predicated on events that are not within our control. Accordingly, we cannot guarantee that these capital resources will be sufficient to fund our business operations.

Fusion Capital shall not have the right nor the obligation to purchase any shares of our Common Stock on any trading days that the market price of our Common Stock is less than $0.25. On January 4, 2007, the last reported sale for our Common Stock was $0.21. Accordingly, the Company cannot currently access funds under the Purchase Agreement II. If we are unable to access funds under the Purchase Agreement II, we may need to sell additional equity securities in private placements. Since we registered 16,700,000 shares to be offered for sale from time to time by Fusion Capital pursuant to this Prospectus, with 3,329,372 remaining available under the Registration Statement, the selling price of our Common Stock to Fusion Capital will have to average at least $10.80 per share for us to receive the remaining proceeds of $35,980,000 without registering additional shares of Common Stock. Shares issued to date under the Common Stock Purchase Agreement are 11,670,628, with proceeds of $4,020,001. Assuming a minimum purchase price of $0.25 per share and the purchase by Fusion Capital of the full 3,329,372 remaining shares under the Purchase Agreement II, the remaining proceeds to us would be $832,343 unless we choose to register more than 3,329,372 shares, which we have the right, but not the obligation, to do. In the event we elect to sell more than the 3,329,372 shares, we will be required to file a new Registration Statement and have it declared effective by the U.S. Securities & Exchange Commission. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the Purchase Agreement II. We have the right to receive $40,000 per trading day under the Purchase Agreement II, unless our stock price equals or exceeds $1.50, in which case the daily amount may be increased under certain conditions as the price of our Common Stock increases.

         The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors including the prevailing market price of our Common Stock, which as of January 4, 2007, was $0.21, and the extent to which we are able to secure working capital from other sources, such as through the sale of our products. If obtaining sufficient financing from Fusion Capital were to prove unavailable or prohibitively dilutive and if we are unable to sell enough of our products, we may need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the remaining $35,980,000 under the Purchase Agreement II with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, we could be forced to curtail or cease our business operations.

--------------------------------------------------------------------------------

The Sale Of Our Common Stock To Fusion Capital May Cause Dilution And The Sale Of The Shares Of Common Stock Acquired By Fusion Capital And Other Shares Registered for Selling Stockholders Could Cause The Price Of Our Common Stock To Decline

         In connection with entering into the Purchase Agreement II with Fusion Capital, we authorized the sale to Fusion Capital of up to 26,643,100 shares of our Common Stock and registered 16,700,000. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the agreement. The purchase price for the Common Stock to be sold to Fusion Capital pursuant to the Purchase Agreement II will fluctuate based on the price of our Common Stock. Depending upon market liquidity at the time, a sale of shares by Fusion Capital at any given time could cause the trading price of our Common Stock to decline. Fusion Capital may ultimately purchase all, some or none of the 16,700,000 shares of Common Stock being registered under the Common Stock Purchase Agreement. Further, the lower the stock price, the more shares we would have to sell to Fusion to receive the same proceeds. After it has acquired such shares, it may sell all, some or none of such shares registered under the accompanying Registration Statement. Therefore, sales to Fusion Capital by us under the Purchase Agreement II may result in substantial dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock by Fusion Capital, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares of Common Stock to Fusion Capital and the Purchase Agreement II may be terminated by us at any time at our discretion without any cost to us.

Further, the sale by Fusion Capital and other selling stockholders of our Common Stock will increase the number of our publicly traded shares, which could depress the market price of our Common Stock. Moreover, the mere prospect of resales by Fusion Capital and other selling stockholders as contemplated in this prospectus could depress the market price for our Common Stock. The issuance of shares to Fusion Capital under the Purchase Agreement II, will dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock.

--------------------------------------------------------------------------------

The Company's License Agreements May Be Terminated In The Event Of A Breach

         The license agreements pursuant to which the Company has licensed its core technologies for its potential drug products permit the licensors, including Georgetown University, to terminate such agreements under certain circumstances, such as the failure by the licensee to use its reasonable best efforts to commercialize the subject drug or the occurrence of any uncured material breach by the licensee. The license agreements also provide that the licensor is primarily responsible for obtaining patent protection for the licensed technology, and the licensee is required to reimburse the licensor for costs it incurs in performing these activities. The license agreements also require the payment of specified royalties. Any inability or failure to observe these terms or pay these costs or royalties may result in the termination of the applicable license agreement in certain cases. The termination of any license agreement could force us to curtail our business operations.

--------------------------------------------------------------------------------

Protecting Our Proprietary Rights Is Difficult and Costly

         The patent positions of pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. The license agreements also provide that the licensor is primarily responsible for obtaining patent protection for the licensed technology, and the licensee is required to reimburse the licensor for costs it incurs in performing these activities. Accordingly, we cannot predict the breadth of claims allowed in these companies' patents or whether the Company may infringe or be infringing on these claims. Patent disputes are common and could preclude the commercialization of our products. Patent litigation is costly in its own right and could subject us to significant liabilities to third parties. In addition, an adverse decision could force us to either obtain third-party licenses at a material cost or cease using the technology or product in dispute.

--------------------------------------------------------------------------------

Our Success Will Depend On Our Ability To Attract And Retain Key Personnel

         In order to execute our business plan, we need to attract, retain and motivate a significant number of highly qualified managerial, technical, financial and sales personnel. If we fail to attract and retain skilled scientific and marketing personnel, our research and development and sales and marketing efforts will be hindered. Our future success depends to a significant degree upon the continued services of key management personnel, including Dr. Janet Greeson, our Chief Executive Officer, President and Chairman of the Board of Directors, and Dr. Vassilios Papadopoulos, Chief Scientist of the Science of Technology Advisory Committee and our key consultant. We do not maintain key man insurance on either of these individuals. We are currently negotiating a written employment agreement with Dr. Greeson and have a consulting arrangement with Dr. Papadopoulos. The loss of their services could delay our product development programs and our research and development efforts at Georgetown University. In addition, the loss of Dr. Greeson is grounds for our Research Collaboration with Georgetown University to terminate. In addition, competition for qualified employees among companies in the biotechnology and biopharmaceutical industry is intense and we cannot be assured that we would be able to recruit qualified personnel on commercially acceptable terms, or at all, to replace them.

--------------------------------------------------------------------------------

We Are Forming A New Collaboration with McGill University and Our Success Is Dependent Upon A Smooth Transition from Our Long Term Collaboration with Georgetown University.

Dr. Vassilios Papadopoulos, the lead scientist in the Georgetown University/Samaritan research collaboration, has been appointed as the new Director of the Research Institute of the McGill University Health Centre (MUHC) in Montreal, Canada. Dr. Papadopoulos has an international reputation as a scientist and a proven track record of leadership in biomedical research and administration. Dr. Papadopoulos will assume his new role officially on July 1, 2007. Between now and then he expects to be at the Research Institute of the MUHC on a regular basis, working on development and operational issues.

Each license granted or to be granted from Georgetown to Samaritan shall not be terminated or any way affected if the research collaboration between Georgetown and Samaritan is terminated. Each such license has its own termination provisions as set forth in the respective license.

Samaritan has the right to terminate the Georgetown research collaboration under this Agreement upon a 60-day notice in the event that Dr. Papadopoulos' ceases to be the Principal Investigator or have responsibility for directing our collaborated research. Samaritan intends to transfer our research collaboration with Georgetown to MUHC and expects to initiate a research collaboration with McGill officially on July 1, 2007.

--------------------------------------------------------------------------------

We Are Faced With Intense Competition And Industry Changes, Which May Make It More Difficult For Us To Achieve Significant Market Penetration.

         The pharmaceutical and biotech industry generally is characterized by rapid technological change, changing customer needs, and frequent new product introductions. If our competitors' existing products or new products are more effective than or considered superior to our products, the commercial opportunity for our products will be reduced or eliminated. We face intense competition from companies in our marketplace as well as companies offering other treatment options. Many of our potential competitors are significantly larger than we are and have greater financial, technical, research, marketing, sales, distribution and other resources than we do. We believe there will be intense price competition for products developed in our markets. Our competitors may develop or market technologies and products that are more effective or commercially attractive than any that we are developing or marketing. Our competitors may obtain regulatory approval, and introduce and commercialize products before we do. These developments could force us to curtail or cease or business operations. Even if we are able to compete successfully, we may not be able to do so in a profitable manner.

--------------------------------------------------------------------------------

If We Are Unable To Continue Product Development, Our Business Will Suffer

         Our growth depends in part on continued ability to successfully develop our products. We may experience difficulties that could delay or prevent the successful development and commercialization of these products. Our products in development may not prove safe and effective in clinical trials. Clinical trials may identify significant technical or other obstacles that must be overcome before obtaining necessary regulatory or reimbursement approvals. In addition, our competitors may succeed in developing commercially viable products that render our products obsolete or less attractive. Failure to successfully develop and commercialize new products and enhancements would likely have a significant negative effect on our financial prospects.

--------------------------------------------------------------------------------

There Is No Assurance That Our Products Will Have Market Acceptance

         The success of the Company will depend in substantial part on the extent to which a drug product, once approved, achieves market acceptance. The degree of market acceptance will depend upon a number of factors, including (a) the receipt and scope of regulatory approvals, (b) the establishment and demonstration in the medical community of the safety and efficacy of a drug product, (c) the product's potential advantages over existing treatment methods and (d) reimbursement policies of government and third party payers. We cannot predict or guarantee physicians, patients, healthcare insurers, maintenance organizations, or the medical community in general, will accept or utilize any drug product of the Company. If our products do not develop market acceptance, we will be forced to curtail or cease our business operations.

--------------------------------------------------------------------------------

There Is Uncertainty Relating To Third-Party Reimbursement, Which Is Critical To Market Acceptance Of Our Products.

         International market acceptance of our products may depend, in part, upon the availability of reimbursement within prevailing health care payment systems. Reimbursement and health care payment systems in international markets vary significantly by country, and include both government sponsored health care and private insurance. We may not obtain international reimbursement approvals in a timely manner, if at all. Our failure to receive international reimbursement approvals may negatively impact market acceptance of our products in the international markets in which those approvals are sought and could force us to curtail or cease our business operations.

         From time to time significant attention has been focused on reforming the health care system in the United States and other countries. Any changes in Medicare, Medicaid or third-party medical expense reimbursement, which may arise from health care reform, may have a material adverse effect on reimbursement for our products or procedures in which our products are used and may reduce the price we are able to charge for our products. In addition, changes to the health care system may also affect the commercial acceptance of products we are currently developing and products we may develop in the future.

--------------------------------------------------------------------------------

If We Fail To Protect Our Licensed Intellectual Property Rights, Our Competitors May Take Advantage Of Our Ideas And Compete Directly Against Us.

         Our success will depend to a significant degree on our ability to secure and protect intellectual property rights and to enforce patent and trademark protections relating to our technology which we license. From time to time, litigation may be advisable to protect our intellectual property position. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Any litigation in this regard could be costly, and it is possible that we will not have sufficient resources to fully pursue litigation or to protect our other intellectual property rights. It could result in the rejection or invalidation of our existing and future patents. Any adverse outcome in litigation relating to the validity of our patents, or any failure to pursue litigation or otherwise to protect our patent position, could force us to curtail or cease our business operations. Also, even if we prevail in litigation, the litigation would be costly in terms of management distraction as well as in terms of money. In addition, confidentiality agreements with our employees, consultants, customers, and key vendors may not prevent the unauthorized disclosure or use of our technology. It is possible that these agreements could be breached or that they might not be enforceable in every instance, and that we might not have adequate remedies for any such breach. Enforcement of these agreements may be costly and time consuming. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States.

--------------------------------------------------------------------------------

We May Be Sued For Allegedly Violating The Intellectual Property Rights Of
Others.

         The pharmaceutical industry has in the past been characterized by a substantial amount of litigation and related administrative proceedings regarding patents and intellectual property rights. In addition, major pharmaceutical companies have used litigation against emerging growth companies as a means of gaining or preserving a competitive advantage.

         Should third parties file patent applications or be issued patents claiming technology also claimed by us in pending applications, we may be required to participate in interference proceedings in the United States Patent and Trademark Office to determine the relative priorities of our inventions and the third parties' inventions. We could also be required to participate in interference proceedings involving our issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties and force us to curtail or cease our business operations.

         Third parties may claim we are using their patented inventions and may go to court to stop us from engaging in our normal operations and activities. These lawsuits are expensive to defend and conduct and would also consume and divert the time and attention of our management. A court may decide that we are infringing a third party's patents and may order us to cease the infringing activity. A court could also order us to pay damages for the infringement. These damages could be substantial and could have a material adverse effect on our business, financial condition, results of operations and cash flows. An adverse outcome on an infringement claim could force us to curtail or cease our business operations.

         If we are unable to obtain any necessary license following an adverse determination in litigation or in interference or other administrative proceedings, we would have to redesign our products to avoid infringing a third party's patent and could temporarily or permanently have to discontinue manufacturing and selling some of our products. If this were to occur, it would negatively impact future sales and, in turn, our business, financial condition, results of operations and cash flows, which could force us to curtail or cease our business operations.

--------------------------------------------------------------------------------

If We Fail To Obtain Or Maintain Necessary Regulatory Clearances Or Approvals For Products, Or If Approvals Are Delayed Or Withdrawn, We Will Be Unable To Commercially Distribute And Market Our Products Or Any Product Modifications.

         Government regulation has a significant impact on our business. Government regulation in the United States and other countries is a significant factor affecting the research and development, manufacture and marketing of our products. In the United States, the Food and Drug Administration (FDA) has broad authority under the federal Food, Drug and Cosmetic Act to regulate the distribution, manufacture and sale of pharmaceutical products. The process of obtaining FDA and other required regulatory clearances and approvals is lengthy and expensive. We may not be able to obtain or maintain necessary approvals for clinical testing or for the manufacturing or marketing of our products. Failure to comply with applicable regulatory approvals can, among other things, result in fines, suspension or withdrawal of regulatory approvals, product recalls, operating restrictions, and criminal prosecution. In addition, governmental regulations may be established which could prevent, delay, modify or rescind regulatory approval of our products. Any of these actions by the FDA, or change in FDA regulations, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

         Regulatory approvals, if granted, may include significant limitations on the indicated uses for which our products may be marketed. In addition, to obtain such approvals, the FDA and foreign regulatory authorities may impose numerous other requirements on us. FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses. In addition, product approvals can be withdrawn for failure to comply with regulatory standards or unforeseen problems following initial marketing. We may not be able to obtain or maintain regulatory approvals for our products on a timely basis, or at all, and delays in receipt of or failure to receive such approvals, the loss of previously obtained approvals, or failure to comply with existing or future regulatory requirements could have a material adverse effect on our business, financial condition, results of operations and cash flows, which could force us to curtail or cease our business operations.

--------------------------------------------------------------------------------

Positive Results In Preclinical And Early Clinical Trials Do Not Ensure Future Clinical Trials Will Be Successful Or Drug Candidates Will Receive Any Necessary Regulatory Approvals For The Marketing, Distribution Or Sale Of Such Drug Candidates.

         Success in preclinical and early clinical trials does not ensure that large-scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations, delaying, limiting or preventing regulatory approvals. The length of time necessary to complete clinical trials and submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict.

--------------------------------------------------------------------------------

If We Become Subject To Product Liability Claims, We May Be Required To Pay Damages That Exceed Our Insurance Coverage.

         Our business exposes us to potential product liability claims that are inherent in the testing, production, marketing and sale of pharmaceuticals products. While we maintain a commercial general liability policy for $2 million, we may not be able to maintain insurance in amounts or scope sufficient to provide us with adequate coverage. A claim in excess of our insurance coverage would have to be paid out of cash reserves, which could have a material adverse effect on our business, financial condition, results of operations and cash flows and force us to curtail or cease our business operations. In addition, any product liability claim likely would harm our reputation in the industry and our ability to develop and market products in the future.

--------------------------------------------------------------------------------

Insurance Coverage Is Increasingly More Difficult To Obtain or Maintain

         Obtaining insurance for our business, property and products is increasingly more costly and narrower in scope, and we may be required to assume more risk in the future. If we are subject to third party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to share that risk in excess of our insurance limits. Furthermore, any first-or-third-party claims made on any of our insurance policies may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all in the future.

--------------------------------------------------------------------------------

Risks Associated With An Investment In Our Common Stock

The Market Price Of Our Common Stock Is Highly Volatile.

         The market price of our Common Stock has been and is expected to continue to be highly volatile. Various factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. If our operating results are below the expectations of securities analysts or investors, the market price of our Common Stock may fall abruptly and significantly.

         Future sales of our Common Stock, including shares issued upon the exercise of outstanding options and warrants or hedging or other derivative transactions with respect to our stock, could have a significant negative effect on the market price of our Common Stock. These sales also might make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that we would deem appropriate.

         We entered into registration rights agreements in connection with certain financings pursuant to which we agreed to register for resale by the investors the shares of Common Stock issued. Sales of these shares could have a material adverse effect on the market price of our shares of Common Stock.

--------------------------------------------------------------------------------

Our Common Stock May Be Delisted From The American Stock Exchange, And As A Result, Trading Of Our Common Stock Has Become More Difficult.

         On November 6, 2006, The American Stock Exchange ("AMEX") sent a letter to Samaritan Pharmaceuticals, Inc. (the "Company") notifying it that, based upon review of the Company's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2006, AMEX has determined that the Company does not meet certain of the AMEX continued listing standards as set forth in the AMEX Company Guide. Specifically, AMEX notified the Company that it is not in compliance with
Section 1003(a)(ii) of the AMEX Company Guide because the Company's shareholders' equity is less than $4,000,000 and the Company has sustained losses in three out of four of its most recent fiscal years; and Section 1003
(a)(iii) of the Company Guide with Shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

         In order to maintain listing of our Common Stock on AMEX, we submitted a plan on December 6, 2006, advising AMEX of the Company's plan to achieve compliance with the continued listing standards referenced in the AMEX letter of November 6, 2006. The plan must provide for the Company to be back in compliance within an 18-month period.

         The Listings Qualifications Department of AMEX will evaluate our plan and determine whether we have made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within 18 months. If AMEX accepts our plan, we may be able to continue our listing during the plan period, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan. If AMEX does not accept our plan, we fail to make progress consistent with our plan, or if we are not in compliance by the end of the 18 month period, AMEX may initiate delisting proceedings with respect to our Common Stock. We may appeal any AMEX staff determination to initiate delisting proceedings with respect to our Common Stock.

         Our Common Stock continues to trade on AMEX; however, our trading symbol will remain the same but will have an indicator .BC added as an extension to signify our noncompliance with the continued listing standards. The Company will be included in a list on the AMEX website of issuers that do not comply with the listing standards. The .BC indicator will remain as an extension on our trading symbol until the Company has regained compliance with all applicable continued listing standards. Further, should the Company be delisted from the AMEX, this may cause a default under the Fusion deal and prohibit us from drawing under the Common Stock Purchase Agreement.

--------------------------------------------------------------------------------

Under Provisions Of The Company's Articles Of Incorporation, Bylaws And Nevada Law, The Company's Management May Be Able To Block Or Impede A Change In Control

         The issuance of blank check preferred stock, where the Board can designate rights or preferences, may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of our voting stock. These and other provisions in our Articles of Incorporation (restated as last amended June 10, 2005) and in our Bylaws (restated as last amended April 18, 2005), as well as certain provisions of Nevada law, could delay or impede the removal of incumbent Directors and could make it more difficult to effect a merger, tender offer or proxy contest involving a change of control of the Company, even if such events could be beneficial to the interest of the shareholders as a whole. Such provisions could limit the price that certain investors might be willing to pay in the future for our Common Stock.
--------------------------------------------------------------------------------

Officers and Directors Liabilities Are Limited Under Nevada Law

         Pursuant to the Company's Articles of Incorporation (restated as last amended June 10, 2005) and Bylaws (restated as last amended April 18, 2005), and as authorized under applicable Nevada law, Directors are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty for (a) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (b) for dividend payments or stock repurchases illegal under applicable Nevada law or (c) any transaction in which a Director has derived an improper personal benefit. The Company's Articles of Incorporation (restated as last amended June 10, 2005) and Bylaws (restated as last amended April 18, 2005) provide that the Company must indemnify its officers and Directors to the fullest extent permitted by applicable Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or Directors.

                                 USE OF PROCEEDS

This Prospectus relates to the registration of 16,700,000 shares of our Common Stock. We will receive no proceeds from any sale of shares of Common Stock in this offering. However, as of January 4, 2007, we have 3,329,372 shares remaining under this Registration Statement under the Purchase Agreement II. As of January 4, 2007, the last reported market price for our Common Stock was $0.21 per share. Accordingly, the Company cannot currently access funds under the Purchase Agreement II and will not be able to access such funds unless our Common Stock exceeds the market price of $0.25 per share. Any proceeds we receive from Fusion Capital under the Purchase Agreement II will be used for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

General

On May 12, 2005, we entered into a Purchase Agreement with Fusion Capital pursuant to which Fusion Capital has agreed, under certain conditions, to purchase on each trading day $40,000 of our Common Stock up to an aggregate of $40,000,000 over a fifty (50) month period subject to earlier termination at our discretion. We may also elect, at our discretion, to sell more of our Common Stock to Fusion Capital than the $40,000 daily amount. The purchase price of the shares of Common Stock will be equal to a price based upon the future market price of the Common Stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our Common Stock in the event that the price of our Common Stock is less than $0.25. On January 4, 2007, the last reported market sale price of our Common Stock was $0.21 per share. Accordingly, the Company cannot currently access funds under the Purchase Agreement II. On December 29, 2005, the accompanying Registration Statement on Form SB-2 (Registration No. 333-130356) was declared effective by the SEC. The number of registered, yet not issued shares remaining under the accompanying Registration Statement as of January 4, 2007, is 3,329,372. In connection with entering into the Purchase Agreement II, we authorized the sale to Fusion Capital of up to 26,643,192 shares of our Common Stock.

         We only have the right to receive $40,000 per trading day under the Purchase Agreement II, unless our stock price equals or exceeds $1.50, in which case the daily amount may be increased under certain conditions as the price of our Common Stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our Common Stock on any trading days that the market price of our Common Stock is less than $0.25. Shares issued to date under the Common Stock Purchase Agreement is 11,670,628, with proceeds of $4,020,001. On January 4, 2007, the last reported market sale price of our Common Stock was $0.21. We have 3,329,372 shares remaining under the Form SB-2 Registration Statement to be offered for sale from time to time by Fusion Capital pursuant to this Prospectus. The selling price of our Common Stock to Fusion Capital will have to average at least $10.80 per share for us to receive the maximum remaining proceeds of $35,980,000 without registering additional shares of Common Stock. Assuming a minimum purchase price of $0.25 per share and the purchase by Fusion Capital of the 3,329,372 remaining registered shares under the Purchase Agreement II, proceeds to us would be $832,343 unless we choose to register more than 3,329,372 shares, which we have the right, but not the obligation, to do. Subject to approval by our Board of Directors, we have the right but not the obligation to sell more than 3,329,372 shares to Fusion Capital. In the event we elect to sell more than the 3,329,372 shares, we will be required to file a new Registration Statement and have it declared effective by the U.S. Securities & Exchange Commission. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the Purchase Agreement II.

Purchase Of Shares Under The Common Stock Purchase Agreement

         Under the Purchase Agreement II, on any business day selected by us, we may direct Fusion Capital to purchase up to $40,000 of our Common Stock. The purchase price per share is equal to the lesser of:

  o   the lowest sale price of our Common Stock on the purchase date; or

  o the average of the three (3) lowest closing sale prices of our Common Stock during the twelve (12) consecutive business days prior to the date of a purchase by Fusion Capital.

Our Right To Increase And Decrease The Amount To Be Purchased

         Under the Purchase Agreement II, Fusion Capital has agreed to purchase on each trading day during the fifty (50) month term of the Purchase Agreement II, $40,000 of our Common Stock or an aggregate of $40,000,000. We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one (1) trading day's notice.

         In our discretion, we may elect to sell more of our Common Stock to Fusion Capital than the $40,000 daily amount. First, in respect of the daily purchase amount, we have the right to increase the daily purchase amount as the market price of our Common Stock increases. Specifically, for every $0.25 increase in the Threshold Price (as defined herein below) above $1.25, the Company shall have the right to increase the daily purchase amount by up to an additional $5,000. For example, if the Threshold Price is $1.75 we would have the right to increase the daily purchase amount to up to an aggregate of $50,000. The "Threshold Price" is the lowest sale price of our Common Stock during the five (5) trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of our Common Stock is below the Threshold Price, the applicable increase in the daily purchase amount will be void.

         In addition to the daily purchase amount, we may elect to require Fusion Capital to purchase on any single trading day our shares in an amount up to $250,000, provided that our share price is above $0.80 during the five (5) trading days prior thereto. The price at which such shares would be purchased will be the lowest purchase price during the previous fifteen (15) trading days prior to the date that such purchase notice was received by Fusion Capital. We may increase this amount to $500,000 if our share price is above $1.25 during the five (5) trading days prior to our delivery of the purchase notice to Fusion Capital. This amount may also be increased to up to $1,000,000 if our share price is above $2.50 during the five (5) trading days prior to our delivery of the purchase notice to Fusion Capital. We may deliver multiple purchase notices; however at least ten (10) trading days must have passed since the most recent non-daily purchase was completed.

Minimum Purchase Price

         Under the Purchase Agreement II agreement, we have set a minimum purchase price ("floor price") of $0.25. Fusion Capital shall not have the right or the obligation to purchase shares of our Common Stock on any business day that the market price of our Common Stock is below $0.25. On January 4, 2007, the last reported market sale price of our Common Stock was $0.21. Accordingly, the Company cannot currently access funds under the Purchase Agreement II and will not be able to access such funds in the future unless the market price our Common Stock exceeds $0.25 per share.

Events of Default

         Generally, Fusion Capital may terminate the Purchase Agreement II, without any liability or payment to the Company upon the occurrence of any of the following events of default:

o the effectiveness of the accompanying Registration Statement of which this Prospectus is a part of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our Common Stock offered hereby and such lapse or unavailability continues for a period of five (5) consecutive trading days or for more than an aggregate of twenty (20) trading days in any three hundred sixty-five (365) day period;

o suspension by our principal market of our Common Stock from trading or failure of the Common Stock to be listed for a period of three (3) consecutive trading days;

o the de-listing of our Common Stock from our principal market provided our Common Stock is not immediately thereafter trading on the Nasdaq National Market, the Nasdaq SmallCap Market, or the New York Stock Exchange;

o the transfer agent's failure for five (5) trading days to issue to Fusion Capital shares of our Common Stock which Fusion Capital is entitled to under the Purchase Agreement II;

o any material breach of the representations or warranties or covenants contained in the Purchase Agreement II or any related agreements by the Company which has or which could have a material adverse affect on us subject to a cure period of five (5) trading days;

o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

o        a material adverse change in our business; or

o the issuance of an aggregate of 26,643,192 shares of Common Stock (19.9% of the outstanding shares of Common Stock as of the date of the Purchase Agreement II) if we fail to obtain the requisite shareholder approval.

--------------------------------------------------------------------------------

Our Termination Rights

         We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the Purchase Agreement II without any cost to us.

No Short-Selling or Hedging by Fusion Capital

         Fusion Capital has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement II.

Commitment Shares Issued to Fusion Capital

         Under the terms of the Purchase Agreement II, Fusion Capital has received a commitment fee consisting of 1,700,000 shares of our Common Stock. Generally, unless an event of default occurs, Fusion Capital must own at least 1,700,000 shares of our Common Stock until 50 months from the date of the agreement or until the agreement is terminated.

Effect of Performance of the Common Stock Purchase Agreement on Our Stockholders

         All 16,700,000 shares registered in connection with Fusion in this offering are expected to be freely tradable, of which 3,329,372 shares remain under this Prospectus. It is anticipated that shares registered in this offering will be sold over a period of up to 38 months from the date the accompanying Registration Statement was first declared effective by the SEC. The sale by Fusion Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all, some or none of the remaining 3,329,372 shares of Common Stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Fusion Capital by us under the Purchase Agreement II have resulted in substantial dilution to the interests of other holders of our Common Stock. However, we have the right to control the timing and amount of any sales of our shares to Fusion Capital and the agreement may be terminated by us at any time at our discretion without any cost to us.

         In connection with entering into the Purchase Agreement II, we authorized the sale to Fusion Capital of up to 26,643,100 shares of our Common Stock and registered 16,700,000 shares in the accompanying Registration Statement. The number of shares ultimately offered for sale by Fusion Capital under this Prospectus is dependent upon the number of shares purchased by Fusion Capital under the agreement. The following table sets forth the amount of proceeds we would receive from Fusion Capital from the sale of shares at varying purchase prices:



------------------------- ------------------------------ ------------------------ ------------------------
                                                              Percentage of          Proceeds from the
                                                           Outstanding Shares        Sale of Shares to
                                                           After Giving Effect        Fusion Capital
                                Number of Shares            To the Remaining         Under the Common
    Assumed Average          Remaining To Be Issued            Issuance to            Stock Purchase
     Purchase Price             If Full Purchase            Fusion Capital(1)            Agreement
------------------------- ------------------------------ ------------------------ ------------------------
$                    0.25                     3,329,372                    2.13%                 $832,343
------------------------- ------------------------------ ------------------------ ------------------------
$                    0.50                     3,329,372                    2.13%               $1,664,686
------------------------- ------------------------------ ------------------------ ------------------------
$                    0.75                     3,329,372                    2.13%               $2,497,029
------------------------- ------------------------------ ------------------------ ------------------------
$                    1.00                     3,329,372                    2.13%               $3,329,372
------------------------- ------------------------------ ------------------------ ------------------------
$                    1.25                     3,329,372                    2.13%               $4,161,715
------------------------- ------------------------------ ------------------------ ------------------------
$                    1.50                     3,329,372                    2.13%               $4,994,058
------------------------- ------------------------------ ------------------------ ------------------------
$                    1.75                     3,329,372                    2.13%               $5,826,401
------------------------- ------------------------------ ------------------------ ------------------------
$                    2.00                     3,329,372                    2.13%               $6,658,744
------------------------- ------------------------------ ------------------------ ------------------------
$                    2.25                     3,329,372                    2.13%               $7,491,087
------------------------- ------------------------------ ------------------------ ------------------------

(1)      Based on 156,652,708 shares outstanding as of January 4, 2007.

--------------------------------------------------------------------------------

                                    DILUTION

The net tangible book value of Samaritan as of September 30, 2006 was $2,780,957 or $0.0178 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Samaritan (total tangible assets less total liabilities) by the number of outstanding shares of our Common Stock. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to Samaritan, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the Common Stock to be issued under the Purchase Agreement II. The amount of dilution will depend on the offering price and number of shares to be issued under the Purchase Agreement II. The following example shows the dilution to new investors at an offering price of $0.25 per share, the minimal purchase price under the Purchase Agreement II.

If we assume that Samaritan issues 3,329,372 shares, the remaining amount of shares under the accompanying Registration Statement to be issued at an assumed offering price of $0.25 per share, less offering expenses of $18,000.00, our net tangible book value as of September 30, 2006 would have been $3,605,300 or $0.0225 per share. Such an offering would represent an immediate increase in net tangible book value to existing shareholders of $0.0225 per share and an immediate dilution to new shareholders of $.2275 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                              $0.2500
Net tangible book value per share before this offering               $0.0178
Increase attributable to new investors                               $0.0047
                                                                     -------
Net tangible book value per share after this offering                $0.0225
                                                                     -------
Dilution per share to new shareholders                               $0.2275
                                                                     =======

The offering price of our Common Stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

       ASSUMED                  NO. OF SHARES TO BE     DILUTION PER SHARE TO
     OFFERING PRICE                  ISSUED(1)               NEW INVESTORS
-------------------------   -------------------------  -----------------------
          $0.40                     3,329,372                  $0.0257
          $0.35                     3,329,372                  $0.0246
          $0.30                     3,329,372                  $0.0236
          $0.25                     3,329,372                  $0.0225

(1) Samaritan has 3,329,372 remaining registered shares of Common Stock under the accompanying Registration Statement pursuant to the Purchase Agreement II with Fusion Capital.

------------------------------------------------------------------------------

                            SELLING SECURITY HOLDERS

         The following table presents information regarding the selling stockholders. Neither the selling stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us.


                                                           Percentage of                                 Percentage of
                                Shares Beneficially      Outstanding Shares                            Outstanding Shares
                                    Owned Before         Beneficially Owned    Shares Beneficially     Beneficially Owned
Selling Stockholder                   Offering           Before Offering(1)   Owned After Offering     After Offering(3)
----------------------------    -------------------     --------------------  ---------------------    ------------------
Fusion Capital Fund II,              5,879,945                 3.75%                5,879,945                3.68%
LLC(1)(2)
222 Merchandise Mart Plaza,
Suite 9-112
Chicago, IL  60654


1) As of January 4, 2007, 5,879,945 shares of our Common Stock owned by Fusion Capital under the Common Stock Purchase Agreement and 3,329,372 registered shares remain under the Purchase Agreement II. Percentage of outstanding shares before offering is based on 156,652,708 shares of Common Stock outstanding as of January 4, 2007. Percentage of outstanding shares after offering is based on 159,982,080 common shares.

2) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of Common Stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this Prospectus.

3) Assumes that all shares are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each selling shareholder will own upon completion of this offering.

                              PLAN OF DISTRIBUTION

We are registering 16,700,000 shares of our Common Stock pursuant to the accompanying Registration Statement and such 16,700,000 shares shall be offered to be sold by Fusion Capital under the Common Stock Purchase Agreement. As of January 4, 2007, 3,329,372 shares remain under this Registration Statement to be sold by Fusion under the Common Stock Purchase Agreement. Fusion Capital is sometimes referred to herein as a selling shareholder.

         The Common Stock offered by this Prospectus is being offered by Fusion Capital. The Common Stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this Prospectus may be affected in one or more of the following methods:

  o   ordinary brokers' transactions;

  o   transactions involving cross or block trades;

  o   through brokers, dealers, or underwriters who may act solely as agents

  o   "at the market" into an existing market for the Common Stock;

  o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  o   in privately negotiated transactions; or

  o   any combination of the foregoing.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

  Fusion Capital is an "underwriter" within the meaning of the Securities Act.

Neither we nor Fusion Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a Prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

         We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion Capital and related persons against specified liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

         Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Common Stock during the term of the Purchase Agreement II.

We have advised the selling stockholder that while it is engaged in a distribution of the shares included in this Prospectus, it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this Prospectus.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 250,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 156,652,708 shares are issued and outstanding as of January 4, 2007. The holders of our Common Stock are entitled to one (1) vote for each share on all matters voted on by shareholders, including the election of Directors and, except as otherwise required by law, or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, exclusively possess all voting power. Under our Articles of Incorporation (as amended and restated), voting rights are non-cumulative so that shareholders holding more than fifty percent (50%) of our outstanding shares of Common Stock are able to elect all members of our Board of Directors. Holders of shares of our Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of our Common Stock have no preemptive rights to purchase our Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to our Common Stock.

Shares Eligible for Future Sale

Sales of substantial amounts of our Common Stock in the public market following this offering could negatively affect the market price of our Common Stock. Such sales could also impair our future ability to raise capital through the sale of our equity securities.

At the time of this Prospectus, we have outstanding 156,652,708 shares of our Common Stock. Of these shares, approximately:

o 87,189,722 shares will be freely tradable by persons other than "affiliates" without restriction under the Securities Act of 1933, as amended; and

o 69,462,986 shares will be "restricted" securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and may not be sold in the absence of registration under the Securities Act of 1933, as amended, unless an exemption from registration is available, including the exemption provided by Rule 144. As of the date of this Prospectus, 41,105,617 shares are held by affiliates of Samaritan, and may only be sold pursuant to Rule 144.

In general, under Rule 144, a person or persons whose shares are aggregated, including any affiliate of Samaritan who has beneficially owned restricted securities for at least one (1) year, would be entitled to sell within any three
(3) month period, a number of shares that does not exceed one percent (1%) of the number of shares of Common Stock then outstanding.

Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about Samaritan. Under Rule 144(k), a person who is not considered to have been an affiliate of Samaritan at any time during the ninety (90) days preceding a sale, and who has beneficially owned restricted securities for at least two (2) years, including the holding period of any prior owner except an affiliate of Samaritan, may sell these shares without following the terms of Rule 144.

Preferred Stock

Our authorized capital stock also includes 5,000,000 shares of preferred stock, par value $0.001 per share, of which zero (0) shares are issued and outstanding as of the date of this Prospectus.

Provisions In Our Articles Of Incorporation And By-Laws That Would Delay, Defer Or Prevent A Change In Control

Our Articles of Incorporation (restated as last amended June 10, 2005) authorize a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the Board of Directors as shares of one (1) or more classes or series. Our Board of Directors, subject to the provisions of our Articles of Incorporation (restated as last amended June 10, 2005) and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of Common Stock. For example, preferred stock issued by us may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Staggering Board Of Directors

Our Bylaws (restated as last amended April 18, 2005), which were approved by the Directors on April 19, 2005, provide that our Board of Directors shall consist of eight (8) Directors that shall be divided into three (3) classes. The authorized number of Directors may from time to time be increased to not more than fifteen (15) or decreased to not less than three (3) by resolution of the Board of Directors. A single class of Directors shall be elected each year at the annual meeting, and each Director shall be elected to serve for a term ending on the date of the third annual meeting of shareholders after his election and until his successor has been elected and duly qualified, subject to any transition periods. This provision in our Bylaws (restated as last amended April 18, 2005) would delay, defer or prevent a change in control of Samaritan. Our Board of Directors or shareholders may remove a Director at any time, with or without cause.

Amendment Of Our Bylaws

Our Bylaws (restated as last amended April 18, 2005) may be adopted, amended or repealed by (a) the affirmative vote of more than eighty percent (80%) of our outstanding shares or (b) our Board of Directors.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest". This law provides generally that any person or entity that acquires twenty percent (20%) or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (a) twenty percent (20%) to thirty-three and one-third percent (33 1/3%), (b) thirty-three and one-third percent (33 1/3%) to fifty percent (50%) or (c) more than fifty percent (50%). A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our Common Stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (a) has two hundred (200) or more shareholders, with at least one hundred (100) of such shareholders being both shareholders of record and residents of Nevada; and (b) does business in Nevada directly or through an affiliated corporation.

At this time, we have one hundred (100) shareholders of record who are residents of Nevada. Therefore, the provisions of the control share acquisition act do apply to acquisitions of our shares. The provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Samaritan, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Shareholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Samaritan Pharmaceuticals. This statute prevents an "interested shareholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested shareholder", or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested shareholder" having;
(a) an aggregate market value equal to five percent (5%) or more of the aggregate market value of the assets of the corporation; (b) an aggregate market value equal to five percent (5%) or more of the aggregate market value of all outstanding shares of the corporation; or (c) representing ten percent (10%) or more of the earning power or net income of the corporation. An "interested shareholder" means the beneficial owner of ten percent (10%) or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination" within three (3) years after the interested shareholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of: (a) the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher; (b) the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or (c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Transfer Agent

The transfer agent for the Common Stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Sherb & Co., LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2005, and the consolidated statements of operations, shareholders' equity, and cash flows for the two (2) years in the period ended December 31, 2005 as set forth in this Prospectus. The financial statements are included in reliance on such reports given upon the authority of Sherb & Co., LLP as experts in accounting and auditing. Sherb & Co., LLP does not have any ownership interest in Samaritan.

Burton, Bartlett & Glogovac has passed upon the validity of the shares of our Common Stock offered hereby.

                             DESCRIPTION OF BUSINESS
General

         Samaritan is working to ensure a longer and better life for patients suffering with AIDS, Alzheimer's, cancer, and cardiovascular disease. Samaritan is a pipeline-driven biopharmaceutical company, with a clear focus on advancing early stage innovative drugs through clinical development, to become commercially valuable compounds. We have devoted substantially all of our resources to undertaking our drug discovery and development programs.

         The majority of our resources have been expended in the pursuit of FDA required preclinical studies and Phase II/III clinical trials for Samaritan's HIV drug SP-01A, an oral entry inhibitor.

         In a previous FDA Phase I/II human study, SP-01A was observed to significantly lower the amount of HIV in blood, improve quality of life (how well subjects have felt), have a favorable safety profile (minimal side effects) and be well tolerated. Moreover, preclinical in-vitro testing of SP-01A: demonstrated comparable or greater efficacy than currently approved anti-HIV drugs in preventing HIV virus replication; was observed to have minimal toxic effect on human cells; and demonstrated significant efficacy in preventing virus replication of HIV virus strains that resist currently approved anti-HIV treatments.

         We are currently conducting a Phase IIb/IIIa Monotherapy trial with HIV patients studying SP-01A. The goal of our SP-01A Monotherapy study is to look further at the dose response, efficacy and safety of SP-01A as monotherapy, given as a capsule to be swallowed, in the treatment of HIV-infected patients.

         In addition, and at the same time, Samaritan has devoted major resources to its Alzheimer's technology, which features three therapeutics:
SP-04, SP-08, and SP-233; two stem cell, neuron differentiation therapies:
SP-sc4 and SP-sc7; a predictive Alzheimer's diagnostic; and an Alzheimer's animal model.

         Also, Samaritan has devoted resources to its cancer drug SP-C007, a breast cancer diagnostic and our cholesterol recognition peptide, which plays a role in transforming and binding LDL(the bad cholesterol) while subsequently raising HDL(the good cholesterol).

         Samaritan has established its European headquarters in Athens, Greece to allow access to the markets of Eastern Europe, Asia and African regions with a high proportion of HIV patients, a target population for our most advanced drug SP-01A. Our subsidiary, "Samaritan Pharmaceuticals Europe", is currently building, a sales and marketing infrastructure to create revenue for the normally undeveloped regions of Greece, Bulgaria, Romania, Croatia, Serbia, Bosnia and Slovenia.

                 On December 14, 2005, Samaritan In-Licensed from Three Rivers Pharmaceuticals the Greece & Cyprus Marketing Rights for Amphocil (an amphotericin B cholesteryl sulfate complex for injection indicated for the treatment of invasive aspergillosis, a fungal infection that occurs in immuno-compromised patients). On, April 3, 2006, Samaritan Pharmaceuticals Europe, S.A. received notification by the National Pharmaceuticals Organization,
(EOF) for a new marketing authorization for Amphocil in Greece. The National Pharmaceutical Organization, (EOF), is the competent authority for granting approval to market pharmaceutical and medical products in Greece, similar to the FDA in the United States. Samaritan Europe is currently assembling all the necessary documents to make a pricing application with the Minister of Development who issues official prices with the consent of the Minister of Health. Once price approval is obtained, Samaritan will launch the product in the Greek market. Currently, Samaritan Pharmaceuticals Europe is trying to contract with other pharmaceutical companies to sell and distribute niche, high valued products in the above undeveloped European regions.

         Samaritan has also established its manufacturing arm in Ireland with our collaborative partner Pharmaplaz, LTD. Through this collaboration, Samaritan will manufacture our clinical trial drug, SP-01A, and plans to develop its pipeline of drugs through clinical trials in preparation for European approval, plans to increase its university research collaborations and plans to apply for applicable European grants.

         Samaritan was formed in September 1994 and became a public company in October 1997. Our principle executive offices are located at 101 Convention Center Drive, Suite 310, Las Vegas, NV 89109, and our telephone number is (702) 735-7001. The address of our website is www.samaritanpharmaceuticals.com. Information on our website is not part of this Prospectus.

Business Model

         We believe Samaritan fills a niche in bringing commercial drug development expertise and the financial resources to further University innovation.

         Samaritan brings a business acumen to University discoveries, which includes an expertise, primarily in accomplishing investigational new drug (IND) applications with the Food and Drug Administration (FDA), conducting FDA regulatory clinical trials, patent applications (IP), and National Institute of Health grants. Samaritan's expertise also includes clinical study drug production, chemistry, manufacturing and controls, stability studies, and human clinical trials and proof of concept studies with all of the related preclinical studies required to get FDA drug approval.

         In addition, Samaritan strives to maintain relationship based business development programs to potentially market and license its innovation with partners in the pharmaceutical industry.

         Samaritan endeavors to develop drugs with the potential for an annual commercial value of at least $300,000,000 a year to ultimately interest major pharmaceutical partnerships.

Overview of Samaritan's Research Pipeline

         Samaritan's proprietary HIV drug SP-01A headlines its pipeline. SP-01A is an HIV oral entry inhibitor that works by blocking the ability for the HIV virus to infect CD4+ cells. In Phase I/II clinical trials, SP-01A demonstrated proof of concept with significance in two crucial areas, viral load and improvement in quality of life. The drug was also observed to have a favorable safety profile, be well-tolerated and data suggests SP-01A is a promising drug for patients experiencing drug resistance. The innovative concept underlying the mechanism of action of SP-01A was the basis used to develop two new HIV drug candidates, SP-10 and SP-03, both with robust HIV entry inhibitor properties.

         Samaritan's Alzheimer's technology features four (4) promising therapeutics, SP-04, SP-04m, SP-08, and SP-233; two (2) stem cell neuron differentiation therapies, SP-sc4 and SP-sc7; a predictive diagnostic; and an animal model. The stem cell therapy drugs have been shown, in cell cultures and in animals, to awaken dormant brain stem cells and to transform (differentiate) them into new neurons. The Alzheimer's diagnostic is a simple blood test that may be superior to the invasive spinal taps and MRIs currently used. Finally, the Alzheimer's animal model offers a model to rapidly screen and develop innovative drugs for Alzheimer's disease.

         Samaritan's cancer program features a promising cancer drug, SP-C007, and a breast cancer diagnostic. The diagnostic provides a predictive prognosis of cancerous tumor aggressiveness with more than twice the accuracy rate than that of current technologies.

         Samaritan's SP-1000, a cholesterol recognition peptide, plays a role in binding and taking out cholesterol from LDL, thus offering an immediate response to hypercholesterolemia.

 Samaritan's Drug Development Programs

Samaritan is currently advancing two (2) distinct drug development programs:

AIDS/HIV Program

-- SP-01A for HIV Resistance (oral entry inhibitor); PII/III Clinical trials 2006-2008.

-- SP-10 for HIV Resistance (oral entry inhibitor); Conducting preclinicals to apply for Investigational New Drug (IND) application with the Food and Drug Administration (FDA).

Alzheimer's Program

-- SP-233 for Alzheimer's; Conducting preclinicals to apply for IND application with the FDA.

-- SP-004 and SP-04m for Alzheimer's; Conducting preclinicals to apply for IND application with the FDA.

AIDS/HIV Drug Development Program

         Background: Currently approved antiretroviral medications target either the HIV viral reverse transcriptase (RT), Nucleoside Reverse Transcriptase Inhibitors (NRTIs), Non-Nucleoside Reverse Transcriptase Inhibitors (NNRTIs), and the viral Protease Inhibitors (PIs), or they inhibit viral fusion with host cells (Fusion Inhibitors). A regimen using a combination of these agents is considered the standard of care and, when effective, results in suppression of the virus below the detection limits.

         The long-term use of antiretroviral therapy is sometimes hampered by poor compliance due to pill burden, by the route of administration when the oral delivery is impossible, by food restrictions, and by major side effects impacting quality of life. Furthermore, one of the major reasons for therapy failure is the emergence of resistant virus against one or more of the anti-HIV medications or, to some extent, an entire class of drug (cross-resistance).

         Enfuvirtide (Fuzeon(TM)) was recently approved as an HIV-1 fusion/entry inhibitor, a new class of treatment inhibiting the fusion of the HIV-1 virus to the CD4+ cell membrane by preventing the conformational changes required for this fusion. Since the mechanism of action of Enfuvirtide is different from other classes of anti-HIV medication, it is effective in patients who have failed other therapies due to emergence of resistant virus. However, a recent study demonstrated the emergence of resistance to Enfuvirtide due to different mutations of the viral glycoprotein gp41. The rapid rate of mutation of HIV-1 and conferred resistance of the virus to current therapies continue to necessitate a need for additional new therapeutic agents.

         To that end, Samaritan has advanced a hypothesis regarding the immuno-modulating and anti-viral effects of SP-01A in the treatment of HIV infection.

         SP-01A Hypothesis: Samaritan hypothesized that the HIV-associated dysregulation of cortisol levels may play a role in the pathophysiology of AIDS including modulation of cell-mediated immunity. Experimental evidence suggests cortisol and its receptors were critically involved at some level in the regulation of immune function in HIV infection. Therefore, it was reasonable to hypothesize treatment with a cortisol-modulating agent may improve the immune function in HIV-infected patients.

         In pursuing this hypothesis, we discovered the modulatory effect of SP-01A on the stress-induced corticosteroid increase may be related to a reduction of the expression of the cholesterol synthesis key enzyme HMG-CoA reductase mRNA leading to a reduction in cholesterol synthesis. Several observations have also established that inhibitors of cholesterol synthesis inhibit cell fusion formation induced by HIV-l and drugs extracting cholesterol from the cellular membrane exert an anti-HIV-1 effect, in-vitro.

         Taken together, Samaritan's preclinical data appears to suggest that the effect of SP-01A on cholesterol synthesis leads to a modification of the cholesterol content of the host cell membrane, which, in turn, reduces the HIV-1 virus replication by rendering it much more difficult for the virus to enter and infect the cell.

         SP-10 Second HIV Drug Development in Conjunction with SP-01A: SP-10 was discovered in the Samaritan Laboratories at Georgetown University, the result of the Samaritan/Georgetown University collaboration. After its discovery, continuous HIV preclinical studies demonstrated SP-10 exhibited antiviral properties by blocking the entry of HIV and multi drug-resistant HIV viruses into the cells. Moreover, SP-10 has shown very low toxicity, suggesting it lacks serious side effects. Toxicity is a major problem with most current antivirals, along with the development of drug resistance. So far, all of the current antivirals on the market are demonstrating drug resistance.

         Since SP-01A is intended to be administered in combination with current antiviral therapy for the indication of HIV drug resistance, Samaritan decided to pursue SP-10 as an overall antiviral for HIV that could be administered alone or in combination with the normally administered triple therapy for both HIV in general and drug resistance.

         In pursuing the preclinical development of SP-01A as an antiviral for drug resistance, we decided, at the same time, to accomplish the same preclinical data required by the FDA for SP-01A as for SP-10 at the same time, although we intend to study SP-10 as a stand alone antiviral.

         So far, preclinical data taken together for SP-01A and SP-10 suggests these compounds reduce HIV virus replication by modifying the structure of the host cell membrane, thus rendering it impossible for the HIV virus to enter and infect the cell. Both drugs can be classified as oral entry inhibitors and could prove more effective than today's antiretroviral therapy. Each would prevent HIV from invading healthy cells, rather than going in after the virus, when healthy cells may have already been infected.

SP-01A Development

         Proof of Concept/Phase I/II Study: The safety and dose response of orally administered SP-01A in HIV-infected patients was assessed in a Phase I/II study. The study was an eight (8) week non-randomized, open-label study conducted at a single investigational site (AIDS Research Alliance, West Hollywood, CA) with twenty-nine (29) patients infected with HIV-1 who were being treated with concomitant triple combination antiretroviral therapy for at least eight (8) weeks prior to study initiation.

         Upon submitting Phase I/II clinical study efficacy data, and upon evaluation by the FDA, Samaritan's IND/protocol was transferred to the Anti-Viral Division of the FDA. The FDA then requested further supporting antiviral preclinical studies, such as a demonstration of anti-HIV-1 drug resistance and numerous other studies where SP-01A confirmed its results as an antiretroviral therapy. In addition, the inhibitory effect of SP-01A on the entry of HIV and multi-drug resistant HIV viral strains reinforced our conviction of a new mechanism of action which targets the host cell, rather than the virus itself, rendering SP-01A less susceptible than any other drug on the market to emerging resistances. Studies to investigate whether SP-01A induces resistance are underway.

         SP-01 A Phase II/III Development: Samaritan has commenced the continuation of a Monotherapy Clinical Trial, "SP01A: The Study of an Oral Entry Inhibitor in Treatment-Experienced HIV Patients" to demonstrate efficacy as an antiviral and gather dosage data in preparation for later stage Phase III clinical trials, assuming positive outcome data.

Why Samaritan Chooses Drug Resistance Indication

         Resistance: Regarding the ability of the HIV Virus to Mutate and Survive "We keep returning to the same issue: Whatever we throw at HIV, this simple but highly mutable virus finds a way to dodge it". This was the comment made by clinicians and researchers at The 11th Conference on Retroviruses and Opportunistic Infections (Boston; February 10 - 14, 2003). The subject was resistance; the ability of the human immunodeficiency virus (HIV) to mutate such that antiretroviral agents, designed to inhibit its replication, are no longer effective.

         HIV Resistant Mutant Strains Are Evolving at a Record Pace: From 1995 to 2000, the frequency of resistance mutations increased from eight percent (8%) to twenty-two and seven-tenths percent (22.7%). Simultaneously, the frequency of multi-drug resistance increased from three and eight-tenths percent (3.8%) to ten and two-tenths percent (10.2%).

         Resistance Among Newly-Infected Patients: It is estimated that the prevalence of transmitted resistance to antiretroviral drugs is between one percent (1%) and eleven percent (11%) among persons in North America who are newly infected with HIV. The frequency of high-level resistance to one or more drugs increased from three and four-tenths percent (3.4%) during the period from 1995 to 1998, to twelve and four-tenths percent (12.4%) during the period from 1999 to 2000 and the frequency of multi-drug resistance increased from one and one-tenth percent (1.1%) to six and two-tenths percent (6.2%). Moreover, phenotypic resistance has increased at least three-fold in five (5) years: resistance to nucleoside reverse transcriptase inhibitors (NRTI) a two hundred sixty-nine percent (269%) increase; resistance to non-nucleoside reverse transcriptase inhibitors (NNRTI) a three hundred seventy-four percent (374%) increase; resistance to protease inhibitors (PI) a two thousand percent (2,000%) increase.

          Resistance Among Treatment-Experienced Patients: An estimated ten percent (10%) to twenty percent (20%) of all people with HIV/AIDS that undergo HAART therapy are treatment failures.

         The Concerns of Resistance: There is a need for novel new therapies with the ability to suppress and maintain inhibition of viral replication upon initiation of therapy. This virus must not be able to develop resistance to this therapy. In lieu of such a therapy, there is a need for treatment modalities with the ability to maintain or even increase the efficacy of first and subsequent HAART regimens.

Alzheimer's Drug Development Program

         Background: Samaritan has a long-term commitment to developing innovative and unique treatments for Alzheimer's disease. It is widely recognized that new approaches are vitally needed to help suffering patients and their families in the fight against Alzheimer's disease. Samaritan believes the best strategy against Alzheimer's disease may be to prevent, reduce or slow its onset to spare patients, families and the healthcare system much of the tremendous burdens and tragedies that accompany this illness.

         One of the major problems with the diagnosis and treatment of neurological diseases, such as Alzheimer's disease, is the inability of clinicians to determine the onset of disease. Recent evidence suggests that inflammation and increase in free radicals may play a large role in the specific cause of Alzheimer's disease.

         Alzheimer's Diagnostic: In Samaritan's quest to find an accurate diagnostic, inventors have surprisingly found central nervous system DHEA is increased in patients having Alzheimer's, in contrast to decreased levels of DHEA found in the periphery (blood). Although this finding agrees with previous reports that DHEA levels in Alzheimer's patients are abnormally low and have been recommending taking DHEA supplements as a means of prevention, it suggests that brain DHEA formation is separate from peripheral DHEA levels, thus questioning the use of DHEA as a means of Alzheimer's disease prevention. Samaritan has identified a distinct mechanism for DHEA formation in the brain from precursors they are able to follow in the blood, using a chemical reaction, allowing the prediction of DHEA levels in the brain. This research has been the basis of Samaritan's Alzheimer's diagnostic test and granting of research funds from the National Institutes of Health (NIH).

         SP-233 Alzheimer's Drug: Excessive accumulation in the brain of the beta-amyloid peptide, due either to overproduction and/or decreased clearance and the formation of senile plaques, is one of the hallmarks of Alzheimer's disease. SP-233 was identified based on its ability to protect neurons against beta-amyloid-induced toxicity. SP-233 was shown to bind to beta-amyloid peptide, prevent its oligomerization and entry into neurons, protect neuronal mitochondria from beta-amyloid-induced damage, and maintain neuronal cell energy levels. Samaritan's preclinical data is suggesting SP-233 as a new unique approach for Alzheimer's disease therapy.

         SP-233 Development: Detailed studies on the mechanism of action of SP-233, in rodent and human neurons, have been performed in-vitro and the toxicity of the compound studies have been analyzed. Samaritan has performed the preclinical tests required to apply to the FDA for an IND and is currently performing toxicology examinations.

         SP-004/SP-04m Alzheimer's Drug: Alzheimer's disease is characterized by multifaceted pathology involving a number of dysregulated molecular mechanisms that include, at least, changes in: (a) cholinergic transmission, (b) sigma-1 receptor-mediated pathways, and (c) increased free radical production. Even though the improvement of the cholinergic transmission of the patients suffering from Alzheimer's is necessary (the basis of most of today's therapies), targeting acetyl cholinesterase solely is certainly not sufficient, in relationship to the numerous pathways involved in Alzheimer's disease pathology. Under the research collaboration with Georgetown University, a number of compounds were developed with the goal to express multiple properties, allowing them to act simultaneously at two (2) distinct targets, important in neuronal function, i.e., enzyme acetyl cholinesterase, and the sigma-1 receptor, SP-004 and SP-04m efficacy has been validated in vitro, and in animal models, in vivo, as a response to these goals.

         SP-004/SP-04m Development: Detailed studies on the mechanism of action of SP-004 and SP-04m have been performed and the toxicity of the compound in-vitro has been studied. Preclinical toxicology studies will now be undertaken as required by the FDA for an IND.

         Alzheimer's Stem Cell Drugs: Samaritan is fast tracking the development of its neuronal stem cell therapy drugs (SP-sc4 and SP-sc7) which can induce dormant brain neuronal stem cells to differentiate rapidly into adult neuron cells as a novel treatment for Alzheimer's disease and other neurodegenerative disorders. Repairing brain damage by replacing the lost neurons and restoring neuronal function is certainly one of the most ambitious and exciting challenges physicians and scientists are currently facing with regard to Alzheimer's. We believe that the concept of stem cell therapy is extremely promising. Hence, access to the differentiation of stem cells into neurons may serve as a database of specialized cells for regenerative medicine as a treatment for neurodegenerative diseases and brain stroke.

         SP-sc4 and SP-sc7 Development: Screening a database/collection of naturally occurring compounds, the Georgetown University group under the Samaritan/Georgetown University collaborative agreement, identified compounds efficacious in inducing in-vitro and, in rats in vivo, neural stem cell differentiation and neurogenesis. Further in vivo studies in animal models of neurodegenerative disease are in progress in order to validate the use of these compounds in regenerating the neuronal network from pre-existing adult stem cells in humans.

         Alzheimer's Rat Model: One of the limiting factors in screening for the compounds displaying neuroprotective properties is the lack of an animal model allowing for rapid evaluation of the efficacy of compounds under investigation. In our race to find a way to stop the spread of Alzheimer's disease, we decided to develop an animal model that mimics the human phenotype of Alzheimer's disease pathology. Considering the critical role of beta-amyloid peptide in Alzheimer's disease development, we undertook a non-transgenic approach to induce an Alzheimer's-like neuropathology in rats. During the test, a proprietary formulation is administered directly in the brain of the rat producing a microenvironment resembling that which may occur in an Alzheimer's diseased brain. After four (4) weeks, treatment of the rats with the solution induced memory impairment accompanied by increased hyperphosphorylated Tau protein levels in CSF, both part of the Alzheimer's disease phenotype seen in human patients. Further histopathology of the rat brains indicated the presence of neuritic plaques, tangles, neuronal loss and gliosis, typical features of postmortem Alzheimer's disease human brain specimens. Thus, we believe this Alzheimer's Rat Model will likely provide us with the means to rapidly screen and develop therapeutic and diagnostic tools for controlling the disease and might also prove to be a useful approach to unveiling the mechanisms underlying the onset and progression of Alzheimer's disease.

         Our Alzheimer's Rat Model is being validated by Samaritan for use to test the efficacy of SP compounds and is due for publication. It is also expected to be validated by other academic scientists specializing in this area of research in the near future.

         Planned Drug Development: SP-1000 Cardiovascular cholesterol drug peptide that binds and removes cholesterol from LDL.

National Institutes of Health Grants

1R41 NS048688 STTR ($188,000) entitled "Plasma Diagnostic for Alzheimer's Disease". 1R41 AG024684 STTR ($100,000) entitled "SP004, a sigma-1 ligand with AchE inhibition properties".

         Samaritan has in-licensed seventeen (17) potential breakthrough discoveries from Georgetown University and has filed nineteen (19) related patent applications to protect its growing pipeline of innovation. This pipeline is supported by a number of peer-reviewed journals supporting its credentials.

Peer Reviewed Publications

Pharmacology 2006; 76:19-33; "Beta-Amyloid and Oxidative Stress Jointly Induce Neuronal Death, Amyloid Deposits, Gliosis, and Memory Impairment in the Rat Brain".

Neuropharmacology 2005; "Identification, design, synthesis, and pharmacological activity of (4-ethyl-piperaz-1-yl)-phenylmethanone derivatives with neuroprotective properties against a-amyloid-induced toxicity".

Pharmacology 2005;74:65-78. "Local Anesthetic Procaine Protects Rat Pheochromocytoma PC12 Cells against beta-Amyloid-Induced Neurotoxicity".

Steroids 2004; 69:1-16. "Identification of naturally occurring spirostenols preventing beta-amyloid-induced neurotoxicity".

Analytical Biochemistry 2004; 324: 123-130. "A capillary as chromatography/mass spectrometric method for the quantification of hydroxysteroids in human plasma".

Neurobiology of Aging 2003; 24:57-65. February "Oxidative Stress-mediated DHEA Formation in Alzheimer's Disease Pathology" Journal of Pharmacology Experimental Therapeutics 2003; 307:1148-1157. "Inhibition of Adrenal Corticol Steroid Formation by Procaine Is Mediated by Reduction of the cAMP-Induced 3-Hydroxy-3-methylglutaryl-coenzyme A Reductase Messenger Ribonucleic Acid Levels".

Journal of Receptor & Signal Transduction Research 2003; 23:225-238 "Expression of Peripheral Benzodiazepine Receptor (PBR) in Human Tumors Relationship to Breast, Colorectal and Prostate Tumor Progression".

Journal of Neurochemistry 2002; 83: 1110-1119. "22R-Hydroxycholesterol Protects Neuronal Cells from beta-Amyloid-Induced Cytoxicity by Binding to beta-Amyloid Peptide".

Proceedings of the National Academy of Sciences USA 2001; 98: 1267-1272. "Cholesterol binding at the cholesterol recognition/interaction amino acid consensus (CRAC) of the peripheral type Benzodiazepine receptor and inhibition of steroidogenesis by an HIV TAT-CRAC peptide".

Molecular Endocrinology 2001; 15:2211-2228. "Identification, Localization, and Function in Steroidogenesis of PAP7: A Peripheral-Type Benzodiazepine Receptor-and PKA (RIa) - Associated Protein".

Endocrinology 1998; 139:4991-4997. "Peripheral-Type Benzodiazepine Receptor Function in Cholesterol Transport. Identification of a Putative Cholesterol Recognition/Interaction Amino Acid Sequence and Consensus Pattern".

Collaborations

         Georgetown University. On June 8, 2001, Samaritan executed a research collaboration (the "Research Collaboration") with Georgetown University to further develop Samaritan's pipeline. Commencing on April 1, 2004, the Research Collaboration term was extended to 2014 and the budget has been increased to $1,000,000 per year. The $1,000,000 paid by Samaritan over four (4) quarterly payments of $250,000 is unallocated and covers the general research and development effort.

         Under the Research Collaboration, Samaritan receives worldwide exclusive rights to any novel therapeutic agents or diagnostic technologies that may result from the Research Collaboration. Dr. Vassilios Papadopoulos and Dr. Janet Greeson lead our team of eight (8) research professionals (including five
(5) Ph.D. level research scientists) who have expertise in the fields of endocrinology, pharmacology, cell biology, organic and steroid chemistry, and computer modeling. We are not obligated to pay Georgetown University any milestone payments. Georgetown University is entitled to receive royalties based on our revenue from product sales and sublicenses, if any. Samaritan has assumed responsibility, at its own expense, for the process of seeking any regulatory approvals for and conducting clinical trials with respect to any licensed product or application of the licensed technology. Samaritan controls and has the financial responsibility for the prosecution and maintenance in respect to any patent rights related to the licensed technology.

         Pharmaplaz, LTD. Samaritan and Pharmaplaz, LTD, a pharmaceutical company based outside of Dublin, Ireland, entered into a broad strategic collaboration agreement for the production and supply of Samaritan's lead compound SP-01A, and Samaritan's pipeline of drugs, which expand across a variety of therapeutic areas to include AIDS, Alzheimer's, cancer and cardiovascular disease. Under the terms of the alliance, Pharmaplaz, LTD will collaborate with Samaritan's pipeline development, scale up, and manufacturing requirements, while working on drug formulation and testing, production of pilot batches, development of analytical methods, drug specifications, process validations and drug optimization. The companies will also work together to secure regulatory approval by the FDA for selected products in the U.S. markets.

Employees

         As of the date of this Prospectus we have fifteen (15) employees who work directly for Samaritan and thirteen (13) Ph.D. scientists who work under the Research Collaboration with Georgetown University. In addition, we make extensive use of consultants including Dr. Papadopoulos, our Key Consultant.


                             DESCRIPTION OF PROPERTY

         The Company's executive offices are currently located at 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. On October 3, 2005, the Company expanded its premises to a 2,601 square foot office space which is rented at a base rent of $4,551.75 per month. In addition, under the Research Collaboration Georgetown University provides office and laboratory space at the Samaritan Research Laboratories, Biochemistry and Molecular Biology Dept., Med/Dent Bldg, 3900 Reservoir Road NW, Washington, DC 20057.

                                LEGAL PROCEEDINGS

None.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company's Common Stock is traded on the American Stock Exchange under the symbol "LIV". As of January 4, 2007, there were approximately nine hundred
(900) holders of record of Common Stock. Certain of the shares of Common Stock are held in "street" name and may, therefore, be held by numerous beneficial owners. The Company has never paid a cash dividend on its Common Stock. The payment of dividends may be made at the discretion of the Board of Directors of the Company and will depend upon, among other things, the Company's operations, its capital requirements, and its overall financial condition. The following table sets forth the range of high and low closing prices for our Common Stock for each quarter within the last three (3) fiscal years. Such quotes reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions. The quotations may be rounded for presentation.


                                                    FISCAL YEAR ENDED
                  -----------------------------------------------------------------------------------
                    December 31, 2006   December 31, 2005      December 31, 2004    December 31, 2003
                  -------------------   ------------------     -----------------    -----------------
                     High       Low       High       Low        High       Low        High      Low
                  --------    -------   -------    -------     -------   -------    -------   -------
First Quarter      $0.91      $0.30     $0.90      $0.45       $0.72     $0.33       $0.20     $0.13
Second Quarter     $0.71      $0.36     $0.63      $0.35       $1.69     $0.51       $0.26     $0.15
Third Quarter      $0.56      $0.29     $0.66      $0.33       $1.40     $0.77       $0.90     $0.18
Fourth Quarter     $0.33      $0.20     $0.57      $0.38       $1.30     $0.80       $0.72     $0.30


                             SELECTED FINANCIAL DATA

         The selected financial data presented under the caption "Consolidated Balance Sheet Data" as of December 31, 2005, 2004, 2003, 2002, and 2001 and under the caption "Consolidated Statement of Operations Data" for the years ending December 31, 2005, 2004, 2003, 2002, and 2001 are derived from our consolidated financial statements which have been audited. The data set forth below should be read in conjunction with the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the "Consolidated Financial Statements" and the Notes thereto and other financial information included elsewhere in the report.

Consolidated Statement of Operations Data

Consolidated Balance Sheet Data

                                                                        At December 31,
                                              -----------------------------------------------------------------------
                                                 2005           2004           2003           2002           2001
                                              ------------   -----------    ----------    ------------   ------------
Cash and equivalents and
  short-term investments                      $    952,531   $ 3,929,263    $  370,583    $   357,826    $   304,367

Working capital                               $    745,036   $ 3,835,445    $  (8,968)    $  (986,117)   $(1,357,554)

Total assets                                  $  2,237,459   $ 5,249,159    $  674,821    $   661,788    $   639,002


Long-term obligations                         $          -   $         -    $        -    $         -    $         -

Stockholders' equity (deficit)                $  1,675,399   $ 5,078,992    $  274,011    $  (935,155)   $(1,290,919)


Consolidated Statement of Operations Data

                                                                     For the Year Ended December 31,
                                           -------------------------------------------------------------------------------
                                             2005              2004              2003            2002            2001
                                           ------------     -------------     ------------     -----------    ------------
REVENUES:
Consulting                                 $         -      $           -     $    250,000     $        -     $          -
Governmental Research Grants                   256,847                  -                -              -                -
                                           ------------     -------------     ------------     -----------    ------------
                                               256,847                  -          250,000              -                -

EXPENSES:
Research and development                     3,456,301          1,543,921          838,208      1,097,248        1,068,902
Interest, net                                  (60,021)          (36,730)            6,334         20,307            9,420
General and administrative                   2,320,011         3,561,302         4,902,213      2,419,215        2,623,148
Depreciation and amortization                   98,115            27,218            23,776        520,383          516,116
Other income                                         -          (231,350)                -              -         (137,780)
                                           ------------     -------------     ------------     -----------    ------------
                                             5,814,406         4,864,361         5,770,531      4,057,153        4,079,806
                                           ------------     -------------     ------------     -----------    ------------
NET LOSS                                    (5,557,559)       (4,864,361)       (5,520,531)    (4,057,153)      (4,079,806)
Other Comprehensive Income
Unrealized loss on marketable securities        12,648           (16,580)                -              -                -
Foreign translation adjustment                 (20,540)                -                 -              -                -
                                           ------------     -------------     ------------     -----------    ------------
Total Comprehensive Income                 $(5,565,451)     $ (4,880,941)     $ (5,520,531)    $(4,057,153)   $(4,079,806)
                                           ============     =============     ============     ===========    ============

Loss per share, basic                          $ (0.04)          $ (0.04)          $ (0.07)        $ (0.08)        $(0.17)
                                           ============     =============     ============     ===========    ============

Weighted average number of shares
outstanding:

    Basic & diluted                        134,560,596       124,483,372        79,767,085      50,788,659     24,467,817
                                           ============     =============     ============     ===========    ============

The selected financial data presented under the caption "Consolidated Balance Sheet Data" as of September 30, 2006 and December 31, 2005 and under the caption "Consolidated Statement of Operations Data" from inception 09/05/94 to September 30, 2006, nine months ended September 30, 2006 and September 30, 2005 and three months ended September 30, 2006 and September 30, 2005 are derived from our consolidated financial statements which have not been audited. The data set forth below should be read in conjunction with the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the "Consolidated Financial Statements" and the Notes thereto and other financial information included elsewhere in the report.

Consolidated Balance Sheet Data

                                     September 30,     December 31,
                                         2006              2005
                                     ------------     -------------
Cash and equivalents and
  short-term investments             $ 2,125,558      $  952,531

Working capital                        1,788,816         745,036

Total assets                           3,453,452       2,237,459

Long-term obligations                          -               -

Stockholders' equity                   2,780,957       1,675,399


Consolidated Statement of Operations Data


                                       From
                                    Inception
                                     09/05/94             Nine months ended September 30,     Three months ended September 30,
                               September 30, 2006           2006                  2005         2006                       2005
                             -----------------------    ----------------------------------   ----------------------------------
Consulting                   $              300,000     $            -    $             -    $               -  $            -
Government research grants                  289,226             32,379            135,429               10,586         120,179
                             -----------------------    ---------------   ----------------   ------------------ ---------------
                                            589,226             32,379            135,429               10,586         120,179
                             -----------------------    ---------------   ----------------   ------------------ ---------------

EXPENSES:
Research and development                 12,893,031          3,153,260          2,365,103            1,053,552         824,204
Interest, net                               (70,881)           (24,136)           (47,878)              (7,622)        (13,401)
General and administrative               25,741,273          2,017,875          1,844,385              701,144         628,357
Depreciation and amortization             1,353,871            107,922             50,286               38,100          25,534
Other (income)loss                         (365,970)             3,160                  -                    -               -
                             -----------------------    ---------------   ----------------   ------------------ ---------------
                                         39,551,324          5,258,081          4,211,896            1,785,174       1,464,694
                             -----------------------    ---------------   ----------------   ------------------ ---------------

NET LOSS                                (38,962,098)        (5,225,702)        (4,076,467)          (1,774,588)     (1,344,515)

Other Comprehensive loss
Unrealized loss on
     marketable securities                        -              3,933              9,342                    -           3,647
Foreign currency
     translation adjustment                  32,609             53,149            (16,904)              43,620          (1,528)
                             -----------------------    ---------------   ----------------   ------------------ ---------------

Total Comprehensive loss     $          (38,929,489)    $   (5,168,620)   $    (4,084,029)   $      (1,730,968) $   (1,342,396)
                             =======================    ===============   ================   ================== ===============


Loss per share, basic and
diluted                                                 $        (0.04)   $         (0.03)   $           (0.01) $        (0.01)
                                                        ===============   ================   ================== ===============

Weighted average number of
shares outstanding:

Basic and diluted                                          143,932,392        134,034,155          151,018,029     135,767,894
                                                        ===============   ================   ================== ===============

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

         Samaritan is a small cap biopharmaceutical company focused on the development of novel therapeutic and diagnostic products. We have devoted substantially all of our resources to undertaking drug discovery and development programs.

         The majority of our resources have been expended in the pursuit of Food and Drug Administration (FDA) required preclinical studies and Phase II/III clinical trials for Samaritan's HIV drug, SP-01A (Sphirewall), an oral entry inhibitor. In a previous Phase I/II study, SP-01A was observed to significantly lower the amount of HIV in the blood, improve quality of life (how well subjects have felt), have a favorable safety profile (minimal side effects) and be well-tolerated. Moreover, in vitro testing of SP-01A: (a) demonstrated comparable or greater efficacy than currently approved anti-HIV drugs in preventing HIV virus replication; (b) was observed to have minimal toxic effect on human cells; and (c) demonstrated significant efficacy in preventing virus replication of HIV virus strains resisting currently approved anti-HIV treatments. The goal of our SP-01A monotherapy study is to look further at the dose response, efficacy and safety of SP-01A as monotherapy, given as a capsule to be swallowed, in the treatment of HIV-infected subjects. We are no longer recruiting patients for this study but are in the process of completing the trial.

         In addition, and at the same time, Samaritan has devoted major resources to its Alzheimer's technology, which features: (a) three (3) therapeutics: SP-04, SP-08 and SP-233; (b) two (2) stem cell, neuron differentiation therapies: SP-sc4 and SP-sc7; (c) a predictive Alzheimer's diagnostic; and (d) an Alzheimer's animal model. Samaritan has also devoted resources to its cancer drug, SP-C007, a breast cancer diagnostic and its cholesterol recognition peptide, which plays a role in transforming and binding LDL cholesterol while subsequently raising HDL.

           Samaritan has established its European headquarters in Athens, Greece, which we believe will allow access to the markets of Eastern Europe, Asia and Africa, regions with a high proportion of HIV patients and a target population for our most advanced drug, SP-01A. Samaritan Pharmaceuticals Europe ("Samaritan Europe") is currently seeking to build a sales and marketing infrastructure through distribution agreements for niche, high valued products from other companies in the fields of HIV/infectious diseases, CNS, cancer/oncology and cardiovascular diseases for the normally undeveloped regions of Greece, Turkey, Bulgaria, Romania, Croatia, Serbia, Bosnia and Slovenia.

         Samaritan Europe: (a) has established a manufacturing arm in Ireland with Pharmaplaz, LTD; (b) plans to develop its pipeline of drugs through clinical trials in preparation for European approval; (c) plans to increase its university research collaborations and (d) plans to apply for applicable European grants.

         On November 14, 2006, Samaritan Pharmaceuticals announced that Samaritan has reached a definitive agreement to acquire all of the stock of Metastatin Pharmaceuticals Inc., a privately held company headquartered in Bethesda, MD. This acquisition marks Samaritan's further expansion into cancer research. The acquisition agreement was signed following its unanimous approval by Samaritan's Board of Directors. The aggregate purchase price payable by Samaritan for Metastatin Pharmaceuticals will be five hundred thousand (500,000) restricted shares with registration rights of Samaritan Pharmaceuticals Common Stock. The transaction is expected to close upon approval of Metastatin shareholders. Metastatin Pharmaceuticals is a development stage biopharmaceutical company engaged in the development of cytostatic and anti-metastatic therapies for the management of cancer. The company is positioned on the cusp of emerging cancer therapeutic strategies focused on controlling tumor progression and metastasis using molecularly targeted compounds.

         On December 7, 2006, Samaritan Pharmaceuticals announced that the FDA has completed its regulatory review of our IND (Investigational New Drug) application for Caprospinol (SP-233), and has requested that additional information be submitted in support of the safety Caprospinol, prior to initiating Samaritan's proposed Phase I clinical study. Samaritan filed an IND application for Caprospinol on October 30, 2006 and was subsequently granted an IND number by the FDA.

         Caprospinol is a novel Alzheimer's drug candidate that Samaritan believes has the potential to clear beta-amyloid plaques from the brain; a problem that most researchers today believe, is the cause of Alzheimer's. Since Caprospinol could be a significant breakthrough in the treatment of Alzheimer's, Samaritan plans to provide the information requested by the FDA as quickly as possible, in order to continue moving our Caprospinol development program forward.

         Samaritan also announced that on November 6, 2006, it received a notice from the AMEX informing the Company that it is not in compliance with certain AMEX continued listing standards. Specifically, the Company is not in compliance with Section 1003(a)(ii) of the Company Guide, that currently requires that we have shareholders' equity of not less than $4,000,000, and losses from continuing operations, and/or net losses in three out of four of its most recent fiscal years; and Section 1003(a)(iii) of the Company Guide with shareholders' equity of not less than $6,000,000, and losses from continuing operations, and/or net losses in its five most recent fiscal years.

         In order to maintain our AMEX listing, we submitted a plan on December 6, 2006 advising the AMEX of the action the Company is taking, or plans to take in order to regain compliance with the AMEX continuing listing requirements, within 18 months. This plan is subject to the review and approval by AMEX. If AMEX does not accept the plan, or we fail to perform in accordance with the plan, we will be subject to delisting procedures.

         On November 3, 2006, Samaritan announced we have received notice of the publication of its novel anti-amyloidal Alzheimer's drug Caprospinol (SP-233) by the World Intellectual Property Organization (``WIPO''). The WIPO Patent Application Number is WO2006107902 and is entitled: USE OF SPIROSTENOLS TO TREAT MITOCHONDRIAL DISORDERS. The publication covers several unique features of Caprospinol's (SP-233) anti-amyloid properties; i.e. protecting neuronal cells against neurotoxicity by protecting mitochondria functions against the toxic effects of beta-amyloid.

         On August 29, 2006, Samaritan announced its Alzheimer's research compound Caprospinol (SP-233) demonstrated no toxicity, when administered orally in an Acute Toxicity Study. Preclinical studies suggest Caprospinol (SP-233) exhibits neuroprotective properties against beta- amyloid-induced toxicity which could be indicative of a promising treatment for Alzheimer's disease.

         This new study, conducted in animals, supports the previous preclinical assay safety studies where Caprospinol also showed no toxic effects. In this study Caprospinol (SP-233), was given at doses of 1, 3, 10, or 30 mg/kg/day, once daily, for three consecutive days, in male and female mice, and showed no acute toxicity at the concentrations tested; and the no-observed-effect level
(NOEL) was found to be 30 mg/kg, for both male and female mice.

         On June 26, 2006, Samaritan announced that it is continuing to expand its broad worldwide patent portfolio in support of its proprietary product development programs. The U.S. Patent office has notified Samaritan that it has issued Patent No. 7,056,694 to Samaritan's research collaborator Georgetown University, and Samaritan holds the worldwide exclusive license for this patent through its collaboration. The issued patent identifies peripheral-type benzodiazepine receptor associated proteins, such as PAP7, and its ability to interact with and regulate the function of the peripheral-type benzodiazepine receptor, a key mitochondrial protein involved in steroid biosynthesis, cell proliferation, cancer progression, and Alzheimer's disease pathology.

         On June 20, 2006, Samaritan received a notice of allowance of claims for European patent application No. 99912635.2 which relates to Samaritan's drug SP-1000 for the treatment of cardiovascular disease. Previously, on May 22, 2006, Samaritan announced that its collaborating scientists in two preclinical animal studies found that SP-1000 reduces blood cholesterol, clears clogged arteries of atheroma; raises HDL, the good cholesterol; and lastly, reduces CK enzyme elevation, a marker for heart suffering. The patent will be awarded to Georgetown University and is exclusively licensed to Samaritan.

         On, April 3, 2006, Samaritan Pharmaceuticals Europe, S.A. received notification by the National Pharmaceuticals Organization, (EOF) for a new marketing authorization for Amphocil (an amphotericin B cholesteryl sulfate complex for injection indicated for the treatment of invasive aspergillosis, a fungal infection that occurs in immuno-compromised patients). Samaritan In-Licensed from Three Rivers Pharmaceuticals the Greece & Cyprus Marketing Rights for Amphocil. The National Pharmaceutical Organization, (EOF), is the government authority for granting approval to market pharmaceutical and medical products in Greece, similar to the FDA in the United States. Samaritan Europe has submitted all the necessary documents to make a pricing application with the Minister of Development who issues official prices with the consent of the Minister of Health. Once price approval is obtained, Samaritan will launch the product in the Greek market. Currently, Samaritan Pharmaceuticals Europe is trying to contract with other pharmaceutical companies to sell and distribute niche, high-valued products in the undeveloped regions of Greece, Turkey, Bulgaria, Romania, Croatia, Serbia, Bosnia and Slovenia.

Plan and Results of Operations

         We have used the proceeds from private placements of our capital stock, primarily to expand our preclinical and clinical efforts, as well as for general working capital. At this time, we are beginning to commit additional resources to the development of SP-01A, as well as for the development of our other drugs.

Results of Operations For The Three (3) Months Ended September 30, 2006 As Compared To The Three (3) Months Ended September 30, 2005

         During the quarter ended September 30, 2006, we incurred research expenditures pursuant to a grant received from the U.S. Department of Health and Human Services. We recognized grant revenue of $10,586, the extent of such qualifying expenditures.

         We incurred research and development expenses of $1,053,552 for the three months ended September 30, 2006, as compared to $824,204 for the three months ended September 30, 2005. This increase of $229,348 or twenty-eight percent (28%), was primarily attributable to fluctuations and timing of the costs associated with our Phase IIb HIV clinical trial. We expect research and development expenditures relating to drug discovery and development will increase during the remainder of the 2006 and into subsequent years due to the expanding requirements of FDA clinical trials for: (a) for our HIV drug program;
(b) our Alzheimer's drug program; (c) the initiation of trials for other potential indications; and (d) additional study expenditures for potential pharmaceutical candidates. Research and development expenses may fluctuate from period to period, depending upon the stage of certain projects and the level of preclinical testing and clinical trial-related activities.

         General and administrative expenses increased to $701,144 for the three months ended September 30, 2006, as compared to $628,357 for the three months ended September 30, 2005. This increase of $72,787 or twelve percent (12%), was primarily attributable to an increase in cost of payroll as offset by decreases in consulting.

         Depreciation and amortization amounted to $38,100 for the three months ended September 30, 2006, as compared to $25,534 for the three months ended September 30, 2005. This increase of $12,566, or forty-nine percent (49%), was primarily attributable to amortization on approved patents that began later in 2005.

         Net interest income amounted to $(7,622) and $(13,401) for the three
(3) months ended September 30, 2006 and 2005, respectively. The credit balance in the interest expense account is attributable to offsetting interest earned from holding our cash in marketable securities and certificates of deposits. Interest income was $7,622 and $14,348, for the three (3) months ended September 30, 2006 and 2005, respectively. Interest expense was $-0- and $947, for the three (3) months ended September 30, 2006 and 2005, respectively.

         We had a net loss of $1,774,588 for the three months ended September 30, 2006, as compared to a net loss of $1,344,515 for the three months ended September 30, 2005. The loss per share was $.01 and $.01 per share, for the three months ended September 30, 2006 and 2005, respectively. The increased net loss of $430,073 or thirty-two percent (32%) relates primarily to increased research expenditures, payroll, and decreased grant revenues.

Results of Operations For The nine (9) Months Ended September 30, 2006 As Compared To The nine (9) Months Ended September 30, 2005

         During the nine months ended September 30, 2006, we incurred research expenditures pursuant to a grant received from the U.S. Department of Health and Human Services. We recognized grant revenue of $32,379, the extent of such qualifying expenditures.

         We incurred research and development expenses of $3,153,260 for the nine months ended September 30, 2006, as compared to $2,365,103 for the nine months ended September 30, 2005. This increase of $788,157, or thirty-three percent (33%), was primarily attributable to fluctuations and timing of the costs associated with our Phase IIb HIV clinical trial. We expect research and development expenditures relating to drug discovery and development will increase during the remainder of 2006 and into subsequent years due to the expanding requirements of FDA clinical trials for: (a) our HIV drug program; (b) our Alzheimer's drug program; (c) the initiation of trials for other potential indications; and (d) additional study expenditures for potential pharmaceutical candidates. Research and development expenses may fluctuate from period to period, depending upon the stage of certain projects and the level of preclinical testing and clinical trial-related activities.

         General and administrative expenses increased to $2,017,875 for the nine months ended September 30, 2006, as compared to $1,844,385 for the nine months ended September 30, 2005. This increase of $173,490 or nine percent (9%), was primarily attributable to an increase in cost of advertising and payroll as offset by decreases in consulting fees.

         Depreciation and amortization amounted to $107,922 for the nine months ended September 30, 2006, as compared to $50,286 for the nine months ended September 30, 2005. This increase of $57,636, or one hundred-fifteen percent (115%), was primarily attributable to the inception of amortization on approved patents later in 2005.

         Net interest income amounted to $24,136 and $47,878 (reflected as a contra-expense) for the nine (9) months ended September 30, 2006 and 2005, respectively. The credit balance in the interest expense account is attributable to offsetting interest earned from holding our cash in marketable securities and certificates of deposits. Interest income was $24,143 and $49,294, for the nine
(9) months ended September 30, 2006 and 2005, respectively. Interest expense was $7 and $1,416.00, for the nine (9) months ended September 30, 2006 and 2005, respectively.

         We had a net loss of $5,225,702 for the nine months ended September 30, 2006, as compared to $4,076,467 for the nine months ended September 30, 2005. The loss per share was $.04 and $.03 per share, for the nine months ended September 30, 2006 and 2005, respectively. The increased net loss of $1,1449,235 relates primarily to increased research expenditures and decreases in governmental grant revenue.

         The net loss since our inception on September 5, 1994 through September 30, 2006 was $38,962,098. We expect losses to continue for the near future, and such losses will likely increase as human clinical trials are undertaken in the United States. Future profitability will be dependent upon our ability to complete the development of our pharmaceutical products, obtain necessary regulatory approvals and effectively market such products. In addition, future profitability will require the Company to establish agreements with other parties for clinical testing, manufacturing, commercialization and sale of its products.

Liquidity and Capital Resources

         As of September 30, 2006, the Company's cash position was $2,125,558. We are continuing efforts to raise additional capital and to execute our research and development plans. Even if we are successful in raising sufficient money to carry out these plans, additional clinical development is necessary to bring our products to market, which will require a significant amount of additional capital. As of January 4, 2007, the Company's cash position was $842,309. On January 4, 2007, the last reported market sale price of our Common Stock was $0.21. Accordingly, the Company cannot currently access funds under the Purchase Agreement II and will not be able to access such funds in the future unless the market price our Common Stock exceeds $0.25 per share.

         Cash used in operating activities during the nine (9) month period ended September 30, 2006 was $(4,736,059), as compared to $(3,390,771) for the nine-month period ended September 30, 2005, an increase of $1,345,288 or forty (40%). This increase is primarily attributable to fluctuations and timing of the cost with our Phase IIb HIV clinical trial and decreases in governmental grant revenue.

         Cash provided by investing activities was $327,140 for the nine (9) month period ended September 30, 2006, as compared to cash provided of $402,416 for the nine (9) month period ended September 30, 2005, a decrease of $75,276 or nineteen (19%). Each period reflects proceeds from the liquidation of certificates of deposit offset by investing activity such as the purchase of equipment patent registration costs. There were fewer marketable securities to liquidate during 2006.

         Cash provided by financing activities was $6,078,014 for the nine (9) month period ended September 30, 2006, as compared to $1,399,999 for the nine
(9) month period ended September 30, 2005, an increase of $4,678,015 or three hundred thirty-four percent (334%). This year's results include proceeds of $2,045,000 from private placements, and $64,500 from exercise of warrants. Furthermore, proceeds from the equity financing agreement increased this year through September 30 by $2,568,515.

         Current assets as of September 30, 2006 were $2,461,311 as compared to $1,307,096 as of December 31, 2005. This increase of $1,154,215 or eighty-eight percent (88%), was primarily attributable to the receipt of proceeds from the private placement. Augmenting the private placement funds are the increased proceeds received through our equity financing arrangement with Fusion Capital II, LLC ("Fusion Capital") as offset by the increased research expenditures. Current liabilities as of September 30, 2006 were $672,495 as compared to $562,060 as of December 31, 2005, an increase of $110,435, primarily in accrued compensation.

         On April 22, 2003, the Company entered into a Common Stock Purchase Agreement ("Purchase Agreement I") with Fusion Capital, pursuant to which Fusion Capital has agreed to purchase shares of our Common Stock from time to time at the Company's option up to an aggregate amount of $10,000,000. The SEC declared effective the Company's Registration Statement on Form SB-2, Commission Registration No. 333-105818 on October 9, 2003.

         On May 12, 2005, we entered into the Purchase Agreement II with Fusion Capital, pursuant to which Fusion Capital has agreed to purchase our Common Stock from time to time, at our option, up to an aggregate amount of $40,000,000 over fifty (50) months commencing on the date the SEC declared effective our Registration Statement covering the December 29, 2005 (Commission Registration No. 333-130356), the Registration Statement on Form SB-2 was declared effective by the SEC. The number of registered, yet not issued shares remaining under that Registration Statement as of January 4, 2007, was 3,329,370.

         The Company's dependence on raising additional capital will continue, at least, until it is able to commercially market one (1) of its products at significant sales level. Depending on profit margins and other factors, the Company may still need additional funding to continue research and development efforts. The Company's future capital requirements and the adequacy of its financing depend upon numerous factors including: the successful commercialization of the Company's drug candidates, progress in its product development efforts, progress with preclinical studies and clinical trials, the cost and timing of production arrangements, the development of effective sales and marketing activities, the cost of filing, prosecuting, defending and enforcing intellectual property rights, competing technological and market developments, and the development of strategic alliances for the marketing of its products.

          We do not believe debt financing from financial institutions will be available until at least one (1) of our products is approved for commercial production. To date, we have in licensed one drug (Amphocil) that has reached commercial stage, and hence, we do anticipate revenue in the near future. We have been unprofitable since our inception and have incurred significant losses. We will continue to have significant general and administrative expenses, including expenses related to clinical studies, our research collaboration with Georgetown University and patent registration costs. On January 4, 2007, the last reported market sale price of our Common Stock was $0.21. Accordingly, the Company cannot currently access funds under the Purchase Agreement II and will not be able to access such funds in the future unless the market price our Common Stock exceeds $0.25 per share. Except for our Purchase Agreements with Fusion Capital, no commitment exists for continued investments, or for any underwriting.

         Even if we can access funds under our financing arrangements with Fusion Capital (as discussed above), we may require substantial additional funds to sustain our operations and to grow our business. The amount will depend, among other things, on (a) the rate of progress and cost of our research and product development programs and clinical trial activities; (b) the cost of preparing, filing, prosecuting, maintaining and enforcing patent claims and other intellectual property rights; and (c) the cost of developing manufacturing and marketing capabilities, if we decide to undertake those activities. The clinical development of a therapeutic product is a very expensive and lengthy process which may be expected to utilize $5 to $20 million over a three (3) to six (6) year development cycle. Although we believe we could license the manufacturing and marketing rights to our products in return for up-front licensing and other fees and royalties on any sales, there can be no assurance we will be able to do so in the event we seek to do so. We need to obtain additional funds to develop our therapeutic products and our future access to capital is uncertain. The allocation of limited resources is an ongoing issue for us as we move from research activities into the more costly clinical investigations required to bring therapeutic products to market.

         The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock (which must exceed $0.25 per share) and the extent to which we are able to secure working capital from other sources. Even if we are able to access the full amounts under Purchase Agreement II with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. If we are unable to obtain additional financing, we might be required to delay, scale back or eliminate selected research and product development programs or clinical trials, or be required to license third parties to commercialize products or technologies that we would otherwise undertake ourselves, or cease certain operations all together. However, any of these options might have a material adverse effect upon the Company. If we raise additional funds by issuing equity securities, dilution to stockholders may result, and new investors could have rights superior to existing holders of shares. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would have a material adverse effect on our business, operating results, financial condition and prospects.

         We have been able to meet our cash needs during the past twelve (12) months through a combination of funds received through private placements and funds received under the Purchase Agreements. We intend to continue to explore avenues to obtain the capital needed for our operations through private placements and by the sale of our shares of Common Stock to Fusion Capital.

                          CHANGES IN AND DISAGREEMENTS
             WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


           QUANTITATIVE AND QUALITATIVE INFORMATION ABOUT MARKET RISK

         We do not engage in trading market-risk sensitive instruments and do not purchase hedging instruments or "other than trading" instruments likely to expose us to market risk, whether interest rates, foreign currency exchange, commodity price or equity price risk. We have no outstanding debt instruments, have not entered into any forward or future contracts, have purchased no options, and entered into no swaps. We have no credit lines or other borrowing facilities, and do not view ourselves as subject to interest rate fluctuation risk at the present time.

Exchange Risk

         We are a multinational business operating in a number of countries with the U.S. dollar as the primary currency in which we conduct business. The U.S. dollar is used for planning and budgetary purposes and as the presentation currency for financial reporting. We do, however, have costs, assets and liabilities denominated in currencies other than U.S. dollars. Consequently, we may enter into derivative financial instruments to manage our non-U.S. dollar foreign exchange risk. We may use derivative financial instruments primarily to reduce exposures to market fluctuations in foreign exchange rates. We do not enter into derivative financial instruments for trading or speculative purposes. All derivative contracts entered into will be in liquid markets with credit-approved parties. The treasury function operates within strict terms of reference that have been approved by our board of directors (the "Board").

         The U.S. dollar is the base currency against which all identified transactional foreign exchange exposures are managed and hedged. The principal risks to which we are exposed are movements in the exchange rates of the U.S. dollar against the Euro. The main exposures are net costs in Euro arising from a manufacturing and research presence in Ireland, the sourcing of raw materials in European markets and marketing and sales in South Eastern Europe.

Recently Issued Accounting Standards

         In February 2006, the FASB issued FASB Statement No. 155, which is an amendment of FASB Statements No. 133 and 140. This Statement: a) permits fair value remeasurement for any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation; b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of Statement 133; c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing an embedded derivative requiring bifurcation; d) clarifies concentrations of credit risk in the form of subordination are not embedded derivatives; and e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument pertaining to a beneficial interest other than another derivative financial instrument. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

         In March 2006, the FASB issued FASB Statement No. 156, which amends FASB Statement No. 140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and liabilities. This Statement amends Statement 140 to require all separately recognized servicing assets and liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and liabilities at fair value. An entity using derivative instruments to mitigate the risks inherent in servicing assets and liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

         Opinion 20 previously required most voluntary changes in accounting principles be recognized by including in the net income of the period of change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to the prior periods' financial statements of changes in the accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior period presented, this Statement requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

         Other accounting standards issued or proposed by the FASB, or other standards-setting bodies, that do not require adoption until a future date, are not expected to have a material impact on the consolidated financial statements upon adoption.


                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of our executive officers, Directors, key employees and key consultants as of the date hereof:

Name                                  Age    Served Since      Positions with Company
------------------------------------  ---    ------------      ------------------------------------------------------------
Dr. Janet R. Greeson (2)(3)           63      10/19/1997       CEO, President and Chairman of the Board
Mr. Eugene J. Boyle (4)               41      05/20/2000       CFO, COO and Director
Dr. Thomas Lang                       55      06/20/2004       Chief Drug Development Officer
Ms. Kristi C. Eads                    37      11/20/2000       Vice President of Investor Relations and Corporate Secretary
Mr. George Weaver                     41      07/20/2003       Regulatory Affairs Officer
Dr. Laurent Lecanu (2)(5)             38       6/10/2005       Director
Mr. Douglas D. Bessert (5)(6)         49      03/20/2001       Director
Dr. Erasto R. C. Saldi (1)(2)(3)      48      05/20/2003       Director
Mr. Welter Holden (1)(3)(7)           75      10/19/1997       Director
Mr. H. Thomas Winn (5)(6)             66      03/19/1999       Director
Ms. Cynthia C. Thompson(1),(4),(6)(7) 46      03/19/1999       Director
Dr. Vassilios Papadopoulos (2)        45      03/20/2001       Chief Scientist and Key Consultant
Dr. Christos Dakas                    45      06/29/2005       Managing Director, Samaritan Pharmaceuticals Europe
Ms. Dianne Thompson                   44      10/01/2006       Comptroller

______________
(1) Member of the Nominating Committee.
(2) Member of the Science and Technology Advisory Committee.
(3) Class I Director, term expires 2007.
(4) Class II Director, new term expires 2009.
(5) Class III Director, term expires 2008.
(6) Member of the Audit and Finance Committee.
(7) Member of the Compensation and Governance Committee.

         Dr. Janet R. Greeson. Dr. Greeson has served as the Company's CEO, President and Chairman of the Board since October 30, 2000 and has led the bold initiative that transformed Samaritan from a "one drug" Company to an innovative "Drug Development Pipeline" Biopharmaceutical Company. She strategically created a long-term value and growth model, with the Samaritan/Georgetown University collaboration; and intends to duplicate this growth model with other top tier Universities, as a solid strategy to continually build Samaritan's value and sustain its future profitability. Dr. Greeson is a successful healthcare professional with over two (2) decades of corporate experience focused on emerging growth situations, leadership development, and mergers and acquisitions. Although she has worked with Samaritan for nine (9) years, as CEO for the past four (4) years she has demonstrated a relentless perseverance and determination to succeed in the face of unrelenting change. She is extremely motivated and equipped to attack problems and seize realistic opportunities, with capability, courage and confidence. Dr. Greeson is a co-inventor of eighteen (18) patent applications, and presently has nine "peer reviewed" journal publications. She is a best selling author of "It's Not What You Are Eating, It's What's Eating You"; and a renowned public speaker, whose guest appearances on numerous radio and TV Talk shows, has opened the door to tell the Samaritan story, in a concise and professional manner. Dr. Greeson has an eclectic past, once working with Mother Theresa and was privileged to be the U.S. Congressional Nominee for the State of Nevada in 1994, winning the primary without spending a dollar to campaign. She currently fulfills her altruistic energies with the Samaritan Innovative Science Foundation. Dr. Greeson holds a BA, from Florida Technological University in 1978; an MA from Rollins College in 1979; and a PhD from Columbia Pacific University in 1987.

         Mr. Eugene J. Boyle. Mr. Boyle is a co-founder of Samaritan and has served as a Director since 2000 and has served as Chief Financial Officer and Chief Operations Officer since June 16, 2000. Mr. Boyle attended the University of Notre Dame and received a BSE from Tulane University. He is a veteran of the U.S. Navy serving as a Lt. during the Gulf War. Upon discharge, he returned to graduate school earning his MBA in Entrepreneurship from Babson College in Boston, Massachusetts, and his Juris Doctor from Concord Law School in Los Angeles, California. He devotes his time to the business development aspects of Samaritan, SEC filings, patent prosecution and numerous other legal and business affairs. Mr. Boyle is also a founder of the "Samaritan Innovative Science Foundation", dedicated to provide free HIV drugs to children of the world; a BioFuture Bus to further science with children; and to develop often overlooked orphan drugs for the benefit of the world community. In the past, Mr. Boyle was employed by Columbia/HCA (NYSE:HCA) and has served on the Advisory Board of Nevada Gold and Casinos (AMEX:UWN). Mr. Boyle is a Charted Financial Analyst candidate and has passed the Series 7 and 63 securities brokerage registered representative exams, although he is not a practicing representative.

         Ms. Cynthia C. Thompson. Ms. Thompson has served as a Director since 1999 and is the Chairman of the Compensation and Governance Committee. Ms. Thompson is President/CEO and founder of Quest Entertainment, Inc. She leads Quest's efforts in providing technology solutions to the gaming industry focusing primarily on slot machines and table game innovations. She began her extensive financial background in corporate finance and institutional sales at leading Wall Street investment firms. Ms. Thompson also serves on the Board of Restaurant Connections International, Inc. and is a founder and financial advisor to Nevada Gold & Casinos, Inc. (AMEX:UWN).

         Dr. Thomas Lang. Dr. Lang has served as the Chief Drug Development Officer for Samaritan since 2004. Prior to joining the Company he was the CEO and President of Strategic Development Consulting in 2003 and the former Vice Chairman and President of Serono Inc. the U.S. Company of Serono, S.A., the world's third largest biotech company from 1995 through 2003. Dr. Lang is a highly regarded senior executive with over twenty-five (25) years of experience in the pharmaceutical and biotech industry. Dr. Lang holds technical degrees in Chemistry and Pharmacy, an MBA degree, a Ph.D. degree and is a registered pharmacist in the State of New Jersey. Prior to founding Strategic Development Consulting, Dr. Lang had a very successful career with such companies as Ciba-Geigy, Janssen, Warner-Lambert, Organon, and, most recently, Serono. After joining Serono in 1995, Dr. Lang held increasingly senior executive level positions within Serono while successfully guiding the company's short and long-term tactical and strategic planning for overall product development and commercialization of its traditional and advanced biotech products in the therapeutic areas of Fertility, Growth, Metabolism & Immunology, and Multiple Sclerosis in the U.S. This has lead to the commercialization of seven (7) products (five (5) of which were recombinant products), which currently account for more than ninety-five percent (95%) of the Company's sales.

       Ms. Kristi Eads, J.D., Vice President of Business Development. Ms. Eads joined Samaritan Pharmaceuticals in 2000, and has functioned as a Vice President of Samaritan since January of 2004. Ms. Eads works with Samaritan's business development team to optimize Samaritan's licensing and partnering opportunities by executing business development initiatives and assisting with strategic planning. Ms. Eads obtained her juris doctorate from Concord University and has a bachelor of arts from the University of Oregon.

         Mr. George Weaver. Mr. Weaver has served as the Regulatory Affairs Officer for Samaritan since 2003. Mr. Weaver majored in chemistry, minored in business economics and was one of a select group of students to successfully petition UCLA and participate in an accelerated Pre-Medicine/Medicine program. After working as an environmental toxicology consultant for two (2) years, Mr. Weaver earned a Bachelor's of Science in Environmental Engineering and assumed an appointed position as Chair of Industry Waste Classification and Toxicology Focus Group under the California Department of Toxic Substances Control Regulatory Structure Update. Mr. Weaver also worked for and under contract with the U.S. Navy Public Works Center. Mr. Weaver is responsible for several environmental and toxicological advances within the Department of Defense including a notable contribution to the DOD Uniform National Discharge Standards
(UNDS) guidelines created jointly with the United States Environmental Protection Agency and the U.S. Coast Guard; development of the U.S. Navy's toxicological profile guidelines for hazardous materials and wastes in San Diego, California; and significant contribution to the development of Department of Defense radiological, biohazardous, and infectious materials permitting guidelines.

         Dr. Laurent Lecanu, D.Pharm., Ph.D. Dr. Lecanu has served as a Director since June 10, 2005. Dr. Lecanu received his D.Pharm. in pharmaceutical chemistry and his Ph.D. in neuropharmacology from the School of Pharmaceutical and Biological Sciences at University of Paris (V), Paris, France. Dr. Lecanu is also a former Intern of Paris Hospitals, France, where he demonstrated excellence in the management and performance of clinical trials for new medications. Dr Lecanu's contribution to Samaritan Research Laboratories brings more than seven (7) years experience in biomedical research. He is a highly skilled specialist of "in vivo" experimental research (preclinical research), mainly in the development of animal models for neurodegenerative diseases. He also has several years of experience in biomedical research including the development of novel therapeutic entities targeted to Alzheimer's disease. Dr. Lecanu's experience includes being a Research Associate Professor at the Departments of Pharmacodynamics and Pharmaceutical Physiology at the School of Pharmacy and Medicine of the University of Burgundy, France. In 2001, the French National Academy of Pharmacy awarded him the Prize of the French Association for Experimental Therapeutics. Dr. Lecanu manages the day-to-day operations of Samaritan Laboratories at Georgetown University and is co-inventor on numerous patents that Samaritan has licensed from Georgetown University.

            Mr. Douglas D. Bessert. Mr. Bessert has served as a Director since 2001 and has shown an enormous ability to raise private capital with an extensive network of contacts. Mr. Bessert has over twenty (20) years of financial and investor relationship experience, with an emphasis in small entrepreneurial companies. In the past, he served as a Branch Manager at a stock brokerage firm in charge of nine (9) other brokers, handling all compliance and investor problems for the office. Mr. Bessert was the Founder and CFO of Thorofare Resources Inc., a regional oil and gas company with production and employees in eight (8) states. He was also a financial consultant that managed portfolios for over two hundred and thirty (230) clients and managing in excess of $43,000,000 in assets. During his tenure as a financial consultant, he was heavily involved in leveraged buyouts, raising private capital and acquisitions of many entities. Mr. Bessert received his BS in Marketing from the University of Wyoming.

         Dr. Erasto R. C. Saldi. Dr. Saldi has served as a Director of the Company since 2003. Currently, Dr. Saldi is setting up a network of primary clinics in Las Vegas with the intent of establishing these clinics as research centers for clinical trials. From 1999 to 2004, Dr. Saldi was the Medical Director of Fremont Medical Clinic, Desert Lane Care Center, and Cheyenne Care Center, where he improved physician compliance and formulated patient care protocols. From 1996 to 1997, he was Chief Resident, Internal Medicine and from 1997 to 1998 he served as Assistant Clinical Professor, Internal Medicine at the University of Nevada School of Medicine, Las Vegas, Nevada Dr. Saldi has also has extensive experience as an Internist, Principal Investigator and manager of clinical research trials.

         Mr. Welter "Budd" Holden. Mr. Holden is a co-founder, has served as a Director since 1997 and is the Chairman of the Nomination Committee. Mr. Holden has assisted the Company in recruiting and networking patients for clinical trials. He is a well-known designer who has consulted with the rich and famous throughout his whole life. He is a renowned networker and has presented Samaritan to many of his past clients and venture capital groups, including principals of pharmaceutical companies. Although for the past five (5) years Mr. Holden has been an independent consultant providing architectural and interior design advice, he devotes the majority of his time to Samaritan. Mr. Holden is the Chairman of our Business Advisory Board and acts as liaison to the "Samaritan Innovative Science Foundation". He received his B.A. in architectural and interior design from the Pratt Institute in New York, New York.

         Mr. H. Thomas Winn. Mr. Winn has served as a Director since 1999 and is the Chairman of the Audit Committee. Mr. Winn has been Chairman, President and CEO of Nevada Gold & Casinos, Incorporated (AMEX:UWN) ("UWN") since 1994. Under Mr. Winn's leadership, UWN has successfully concentrated on acquisition and development of premier gaming and entertainment venture, and is currently involved in nine (9) gaming projects in Colorado, California, New York and Arizona. Since 1983, Mr. Winn has served as President of Aaminex Capital Corporation, a financial consulting and venture capital firm involved in food and beverage, real estate, mining and environmental activities. Mr. Winn has formed numerous investment limited partnership and capital formation ventures ranging from motion pictures to commercial real estate and mining projects.

         Dr. Vassilios Papadopoulos, D.Pharm., Ph.D. Dr. Papadopoulos had served as a Director from 2001 through June 2005 and was promoted into a more prestigious position at Georgetown University which has conflicted him out of holding any position on Boards of public companies. His position as a "Key Consultant" has resolved any conflict issues. He will continue to serve as Chief Scientist of the Science and Technology Advisory Committee, which Committee serves as an advisor to the Board. Dr. Papadopoulos is Professor and Chair at the Department of Biochemistry & Molecular Biology at Georgetown University Medical Center. Dr. Papadopoulos and his group of scientists originally assisted Samaritan with work on using Procaine (HCL) to control stress-induced cortisol production by the human adrenal cells. Dr. Papadopoulos has over twenty (20) years of experience and over one hundred forty (140) peer review article publications in the Biopharmaceutical field and numerous patents in the field of steroid biosynthesis, Alzheimer's disease and cancer.

         Dr. Christos Dakas, D.Pharm., Ph.D. Dr. Christos Dakas, joined Samaritan in June 2005 to oversee European operations, including Samaritan Ireland Pharmaceuticals, Limited. Prior to joining Samaritan, Dr. Dakas had a successful career in various executive positions with Gerolymatos, Genesis Pharma, and most recently Arriani Pharmaceuticals. A pharmaceutical chemist by training with a number of published papers, he holds degrees from the University of Toronto, Kings College of University of London, and the University of Wales in Cardiff.

         Ms. Dianne Thompson, MBA. Dianne Thompson is the comptroller of Samaritan Pharmaceuticals, Inc. and the Senior V.P. of Public Affairs & Development for the Samaritan Innovative Science Foundation (SISF). Her duties as comptroller include: filing financial documents with various government agencies, studying bids and reviewing vendor contracts for financial feasibility. Originally from Georgia, Ms. Thompson received her BS in business administration and economics from the College of Notre Dame, Belmont, Calif., MBA from Pepperdine University, Malibu, Calif., and a fundraising certificate from the University of California, Los Angeles. Ms. Thompson was employed by the John Wayne Cancer Institute (JWCI) as special events manager. In her capacity with the Institute, she raised more than $1.4 million in charitable donations.

The Board of Directors and Committees

        The Company has formed, by the determination of the Board, an Audit Committee with Independent Director Mr. H. Thomas Winn as Chairman. Mr. Winn is a qualified financial expert, such a term is used in Item 7(d)(3)(iv) of
Schedule 14A (240.14a-101 of this chapter) under the Exchange Act of 1934, as amended, (the "Exchange Act"). The Company has also formed a Compensation and Governance Committee, with Independent Director, Ms. Cynthia C. Thompson as Chairman; a Nomination Committee with Independent Director Mr. Welter Holden as Chairman; and a Science and Technology Advisory Committee with Dr. Vassilios Papadopoulos as Chief Scientist and Key Consultant to the Board. It should also be noted that no director or executive officer, key employee or key consultant of the Company has any family relationships with any other director, executive officer, key employee or key consultant of the Company, except Mr. Eugene Boyle, our Chief Financial Officer and Chief Operating Officer, is the son of Dr. Janet Greeson.

Compensation Discussion and Analysis

         Overview. The Compensation Committee (the "Compensation Committee") of the Board administers our executive compensation program. Each member of the Committee is a non-employee and an independent director. The Compensation Committee is responsible for establishing salaries, administering the incentive programs, and determining the total compensation for our Chief Executive Officer and other executive officers. The Compensation Committee seeks to achieve the following goals with the Company's executive compensation programs: to attract, motivate and retain key executives and to reward executives for value creation. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive's cash and equity compensation to the achievement of performance targets that are important to the Company and its shareholders. The Company's executive compensation program has three principal elements: base salary, cash bonuses and equity incentives under the Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan and Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan.

         We conducted an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a survey of executive compensation, "BioWorld Executive Compensation Report", conducted by an independent third party, Thomson BioWorld.

         Compensation Philosophy. The Compensation Committee has designed the Company's compensation program based on the philosophy that all of our executives are important to our success, with our executive officers setting the direction of our business and having overall responsibility for our results. As with other pharmaceutical companies, we operate in a highly competitive and difficult economic environment. Accordingly, the Compensation Committee has structured the Company's compensation to accomplish several goals: (a) to attract and retain very talented individuals, (b) to reward creativity in maximizing business opportunities and (c) to enhance stockholder value by achieving our short-term and long-term business objectives.

Elements of Compensation

Executive compensation consists of the following elements:

         Base Salary. The Compensation Committee considers peer data as well as individual performance when approving base salaries for executive officers. The Compensation Committee evaluates individual performance based on the achievement of corporate or divisional operating goals and subjective criteria, as well as the Chief Executive Officer's evaluation of the other executive officers. No specific weight is assigned to any particular factor. The Company is currently negotiating new agreements with the Dr. Janet Greeson and Mr. Eugene Boyle. Dr. Thomas Lang and Dr. Christos Dakas each have employment agreements negotiated at arm's length with the Compensation Committee, and each such agreement provides for a minimum annual base salary. In setting base salaries, the Board has considered (a) the contributions made by each executive to our Company, (b) compensation paid by peer companies to their executive officers and (c) outside compensation reports. In 2006, all executive officers received salary increases of approximately 5% reflecting competitive trends, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

         Bonuses. The Compensation Committee has the authority to award discretionary bonuses to our executive officers. The incentive bonuses are intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as 1) initial signing of an employment agreement; 2) upon acceptance of filing of a new drug application by the FDA; 3) the FDA approval to move from one phase to the next phase in the FDA application process; 4) pharmaceutical sales goals achieved 5) completion of an in-licensing contract;
6) completion of an out-licensing contract; and 7) increases in market capitalization. The Compensation Committee did not make any cash bonuses to the executive officers in 2006.

      Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our stock compensation plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees' interests with the interests of stockholders. The compensation committee believes that the use of stock and stock-based awards offers the best approach to achieving our compensation goals. We have not adopted stock ownership guidelines and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our Company. We believe that the annual aggregate value of these awards should be set near competitive median levels for comparable companies. However, due to the early stage of our business, we expect to provide a greater portion of total compensation to our executives through our stock compensation plans than through cash-based compensation. The Compensation Committee makes stock awards to executive officers and this type of award may occur in future years, based on the Compensation Committee's assessment of the Company's needs and objectives, which are as follows.

         Stock Options. Our Compensation Committee is the administrator of the stock option plan. Stock option grants are made at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives. The Plans are designed to (a) reward executives for achieving long-term financial performance goals over a three (3) year to ten (10) year period, (b) provide retention incentives for executives and (c) tie a significant portion of an executive's total compensation to our long-term performance. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employee and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management, such as Dr. Janet Greeson, our Chief Executive Officer, and Eugene Boyle, Chief Financial Officer. In 2006, certain named executive officers were awarded stock options in the amounts indicated in the sections entitled "Summary Compensation Table" and "Grants of Plan Based Awards". The short and long-term compensation program includes stock options granted under the Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan and the Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan (together, the "Plans") as well as non-qualified stock options. Stock options for our executive officers, key employees and key consultants are part of our incentive program and link the enhancement of shareholder value directly to their total compensation. The Compensation Committee determines the number of stock options granted based upon several factors: (a) level of responsibility, (b) expected contribution towards our performance and (c) total compensation strategy for mix of base salary, short-term incentives and long-term incentives.

          Our Plans authorize us to grant options to purchase shares of common stock to our employees, directors and consultants. Stock options granted by us typically have an exercise price equal to the fair market value of our common stock on the day of grant, and typically vest 25% over a particular period, and generally expire between three and ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

         Stock Appreciation Rights. Our Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan and the Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan authorizes us to grant stock appreciation rights, or SARs. A SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. The base value of each SAR equals the value of our common stock on the date the SAR is granted. Upon surrender of each SAR, unless we elect to deliver common stock, we will pay an amount in cash equal to the value of our common stock on the date of delivery over the base price of the SAR. SARs typically vest based upon continued employment on a pro-rata basis over a four-year period, and generally expire ten years after the date of grant. Our Compensation Committee is the administrator of our stock appreciation rights plan. To date, no SARs have been awarded to any of our executive officers.

      Restricted Stock Grants. Our Compensation Committee has and may in the future elect to make grants of restricted stock to our executive officers.

      Other Compensation. The amounts shown in the Summary Compensation Table under the heading "Other Compensation" represent the value of Company matching contributions to the executive officers' 401(k) accounts and the taxable value of certain life insurance benefits. Executive officers did not receive any other perquisites or other personal benefits or property.

      Chief Executive Officer Compensation. The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the executive officers. The Chief Executive Officer's base salary for Fiscal 2006 was $482,434, and as of December 31, 2006, the Chief Executive Officer has accrued compensation of $335,846 which could be converted into restricted shares, at the executive's option. The Chief Executive Officer received other compensation as indicated in the Summary Compensation Table.

      The Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which provides that compensation in excess of $1,000,000 paid to the President and CEO or to any of the other four most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation satisfies one of the enumerated exceptions set forth in Section 162(m). The Compensation Committee has reviewed our compensation plans and programs with regard to the deduction limitation set forth in Section 162(m). Based on this review, the Compensation Committee anticipates that the annual bonus, long term incentive plan bonus and gain, if any, recognized by our President and CEO and named executive officers upon the exercise of stock options or SARS meet the requirements for deductibility under Section 162(m) of the Code.

Compensation Committee Report

         The Compensation Committee of the Board is composed of three (3) independent directors. The Compensation Committee does not have a written charter. The Compensation Committee is responsible for overseeing the Company's compensation process on behalf of the Board. The members of the Compensation Committee consist of independent directors Ms. Cynthia C. Thompson, Chairman, Welter "Budd" Holden, and Dr. Erasto Saldi.

         The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis (CD&A) with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC and as applicable, the Company's proxy or information statement.

         The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee:

         Ms. Cynthia C. Thompson (Chairman)
         Mr. Welter "Budd" Holden
         Dr. Erasto Saldi


Summary Compensation Table



                                                                                          Change In
                                                                                           Pension
                                                                                          Value and
                                                                           Non-Equity    Nonqualified
                                                  Restricted                Incentive      Deferred
                                                    Stock       Option         Plan       Compensation     Other
Name And Principal                Salary    Bonus   Awards     Awards(6)   Compensation    Earnings     Compensation     Total
     Position             Year       $        $       $            $            $             $            $(7),(8)        $
-----------------------   ----   --------   ----- ----------   ---------   ------------  -------------  -------------   -------
Dr. Janet R. Greeson      2006    482,434    -0-     -0-          -0-          -0-           -0-           10,799       493,233
CEO, President and        2005    459,461    -0-     -0-          -0-          -0-           -0-            8,850       468,311
Chairman of the Board
  (1),(2)                 2004    437,582    -0-     -0-          -0-          -0-           -0-           19,559       457,141


Mr. Eugene J. Boyle       2006    321,622    -0-     -0-          -0-          -0-           -0-            9,213       330,835
CFO and COO (1),(3)       2005    306,307    -0-     -0-          -0-          -0-           -0-            6,857       313,164
                          2004    291,721    -0-     -0-          -0-          -0-           -0-            2,698       294,419

Mr. Thomas Lang           2006    324,188    -0-     -0-          -0-          -0-           -0-            15,190      339,378
Chief Drug Development    2005    308,750    -0-     -0-          -0-          -0-           -0-            11,190      319,940
Officer (4)               2004    173,538    -0-     -0-          -0-          -0-           -0-            3,742       177,280


Dr. Christos Dakas        2006   136,075     -0-     -0-          -0-          -0-           -0-            16,611      152,686
Managing Director -       2005    68,038     -0-     -0-          -0-          -0-           -0-            8,306        76,344
Samaritan Europe(5)

Mr. George Weaver(1)      2006    129,675    -0-     -0-         10,428        -0-           -0-            8,386       148,489
Regulatory Affairs        2005    123,500    -0-     -0-          -0-          -0-           -0-            6,283       129,783
                          2004    120,000    -0-     -0-          -0-          -0-           -0-            2,409       122,409

1) The following executives have accrued compensation as of December 31, 2006, Janet Greeson, $335,846, Eugene Boyle, $170,506, George Weaver, $91,686 and Thomas Lang, $7,234. Each executive has the option to convert their respective accrued compensation into restricted shares. In 2006, George Weaver exercised his option and the Board of Directors approved the conversion of $90,000 into restricted shares. As of December 31, 2006, the restricted shares have not been issued, since the Company is awaiting an additional share application approval from the AMEX.
2) The Company and Dr. Greeson have entered into an employment agreement, a copy of which is attached as Exhibit 10.9 to the Company's Quarterly Report on Form 10-QSB as filed with the SEC on August 14, 2002. The agreement filed on August 14, 2002 expired as of December 31, 2005. The Company is currently negotiating a new agreement with the Dr. Greeson.
3) The Company and Mr. Boyle have entered into an employment agreement, a copy of which is attached as Exhibit 10.8 to the Company's Quarterly Report on Form 10-QSB as filed with the SEC on August 14, 2002. The agreement filed on August 14, 2002 expired as of December 31, 2005. The Company is currently negotiating a new agreement with Mr. Boyle.
4) On June 1, 2004, the Company entered into an employment agreement with Mr. Thomas Lang pursuant to which Mr. Lang shall serve as the Company's Chief Drug Development Officer for a term of four (4) years. Mr. Lang is entitled to a base salary of $300,000 per year which may be paid in stock pursuant to a formula as set forth in the agreement. Mr. Lang is entitled to receive bonus payments of (a) $50,000 for FDA approval to move to Phase III or Phase II/III for HIV drug SP-01A and (b) $50,000 for each Investigational New Drug Applications "granted" by the FDA. Mr. Lang has received a one-time signing bonus of 100,000 options to purchase our Common Stock at $1.00 per share, such options to expire after three (3) years. Mr. Lang is entitled to moving expenses up to $30,000. Mr. Lang shall receive a grant of 1,200,000 options, one-quarter (1/4) of which shall vest each year. The price of the options shall be $1.08 with a term of ten (10) years. Upon termination of the employment agreement, such 1,200,000 options (vested and non-vested) shall expire within thirty (30) days thereafter. Mr. Lang shall have the opportunity to participate in all of the Company's qualified defined benefit and defined contribution retirement plans (subject to eligibility requirements in such plans), three (3) weeks paid vacation (and paid holidays observed by the Company).

5) On June 29, 2005 the Company entered into an employment arrangement with Christos Dakas to serve as the European Business Development and Managing Director of Samaritan Pharmaceuticals S.A. in Greece, once such entity is established ("Samaritan Pharmaceuticals Europe"). Mr. Dakas shall receive a base salary of (Euro) 105,280 per year, a car allowance equal to (Euro) 12,852 per year and a performance based bonus to be awarded annually at the discretion of the CEO of the Company. Mr. Dakas also is entitled to receive 100,000 Company stock options priced at one hundred ten percent (110%) of the market price effective July 11, 2005 and said options expire after three (3) years, or after thirty
         (30) days after Mr. Dakas leaves his employ with Samaritan Pharmaceuticals Europe. Mr. Dakas shall be entitled to health insurance and other benefit programs per Samaritan Pharmaceuticals Europe. The amounts shown in this column cover amounts for the payment of Medicare/Social Security taxes, life insurance premiums and life annuity premiums for the benefit of the particular employee, and the employers matching contribution to the particular employees 401(k).
6) Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of the grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively. Had the Company applied this statement retrospectively, the amount in this column for fiscal year 2005, Eugene Boyle would have been $1,297,831, and Dr. Christos Dakas would have been $14,320; the amount for fiscal year 2004, Dr. Janet Greeson would have been $2,024,871, Eugene Boyle would been $912,069, Dr. Thomas Lang would have been $1,114,625 and George Weaver would have been $5,660. These amounts represent the estimated present value of these stock options at the respective date of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions used in developing the grant valuations: an volatility of 110% for options granted for 2006; an average volatility of 41% for options granted during 2005 and an average volatility of 82% for options granted during 2004; a risk-free interest rate of 5% per year for options granted in 2006, 2005 and 2004; and a dividend yield of 0% for options granted in years 2006, 2005 and 2004. The actual value of the options, if any, realized by an officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.
7) The amounts shown in this column cover amounts for the payment of medical and dental insurance, short and long term disability insurance, Medicare/Social Security taxes, car allowances, life insurance premiums, life annuity premiums and accidental death and dismemberment insurance for the benefit of the particular employee, and the employers matching contribution to the particular employees 401(k).
8) We adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, covering our full-time employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), so that contributions to the 401(k) plan by employees, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Under the 401(k) plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of such contribution contributed to the 401(k) plan. The 401(k) plan does permit additional matching contributions to the 401(k) plan by us on behalf of participants in the 401(k).

Grants of Plan-Based Awards

Options to purchase 60,000 shares of the Company's Common Stock were granted under the Option Plan to the Executive Officers named in the Summary Compensation Table during fiscal 2006. The following table shows the number of options granted and the exercise price per share.

                                          Number of
                                          Securities
                            Grant         Underlying     Exercise or Base
Name                         Date          Options        Price of Option        Expiration Date
----------------------      -----         -----------    -----------------      -----------------
Dr. Janet R. Greeson         N/A             -0-               -0-                     -0-
Mr. Eugene J. Boyle          N/A             -0-               -0-                     -0-
Mr. Thomas Lang              N/A             -0-               -0-                     -0-
Dr. Christos Dakas           N/A             -0-               -0-                     -0-
Mr. George Weaver (1)       12/15/2006    60,000               .25              12/15/2011

1) In December 2006, the Compensation Committee evaluated George Weaver and awarded 60,000 stock options which vest in equal quarterly installments beginning on March 15, 2007. The Compensation Committee determines the number of stock options granted based upon several factors: (a) level of responsibility,
(b) expected contribution towards our performance and (c) total compensation strategy for mix of base salary, short-term incentives and long-term incentives.

Outstanding Equity Awards at Fiscal Year-End

         The following table sets forth information with respect to the unexercised options to purchase shares of the Company's Common Stock granted under the Option Plan to the Executive Officers named in the Summary Compensation Table and held by them at December 31, 2006.


                                Number of         Number of
                               Securities        Securities
                               Underlying        Underlying
                               Unexercised       Unexercised
                                 Options          Options #       Option Exercise        Option
           Name               # Exercisable     Unexercisable          Price        Expiration Date
---------------------------- ---------------- ------------------ ------------------ -----------------
Janet Greeson                      1,532,210         -0-                .58         12/31/2011
---------------------------- ---------------- ------------------ ------------------ -----------------
                                   1,532,210         -0-                .58         01/02/2012
---------------------------- ---------------- ------------------ ------------------ -----------------
                                   1,779,684         -0-                .58         04/25/2012
---------------------------- ---------------- ------------------ ------------------ -----------------
                                   2,582,238         -0-                .58         01/15/2013
---------------------------- ---------------- ------------------ ------------------ -----------------
                                   2,807,350         -0-                .34         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
                                   1,446,210         -0-                .58         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
Eugene Boyle                         766,105         -0-                .58         12/31/2011
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     766,104         -0-                .58         01/02/2012
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     444,921         -0-                .58         04/25/2012
---------------------------- ---------------- ------------------ ------------------ -----------------
                                   1,291,118         -0-                .58         01/15/2013
---------------------------- ---------------- ------------------ ------------------ -----------------
                                   1,590,085         -0-                .34         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     536,695         -0-                .58         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
                                   2,641,088         -0-                .93         01/05/2015
---------------------------- ---------------- ------------------ ------------------ -----------------
Thomas Lang                           25,000         -0-                .50         10/09/2008
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     600,000       600,000             1.08         06/01/2014
---------------------------- ---------------- ------------------ ------------------ -----------------
                                     100,000         -0-               1.00         06/01/2007
---------------------------- ---------------- ------------------ ------------------ -----------------
Christos Dakas                       100,000         -0-                .49         07/11/2008
---------------------------- ---------------- ------------------ ------------------ -----------------
George Weaver                         50,000         -0-                .34         01/02/2014
---------------------------- ---------------- ------------------ ------------------ -----------------


Option Exercises and Stock Vested

         The following table sets forth information with respect to the option exercises and stock vested as of December 31, 2006:



                                   Option Awards                             Stock Awards
                     ------------------------------------------- -------------------------------------
                                                Number of Shares    Number of
                        Number of Shares         Acquired On      Shares Acquired    Value Realized on
Name of Executive      Acquired On Exercise       Exercise          on Vesting          Exercise
     Officer                   #                      #                 $                  $
-------------------- ------------------------ ------------------ ----------------- -------------------
Janet Greeson                  -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------
Eugene Boyle                   -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------
Thomas Lang                    -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------
Christos Dakas                 -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------
George Weaver                  -0-                   -0-               -0-                -0-
-------------------- ------------------------ ------------------ ----------------- -------------------

Retirement Plan Potential Annual Payments and Benefits

         None of our named executives participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee, which is solely comprised of "outside directors" as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

         The Company has established "Rabbi Trusts" for the benefit of select management and highly-compensated employees and has appointed a trustee that is a non-Director and officer providing for the payment out of the assets of the Rabbi Trust agreements accrued under the Company's various employment agreements and other employment arrangements as the Company may specify from time to time. The Rabbi Trust agreements would become irrevocable upon a change of control of Samaritan. The Company may make contributions to the Rabbit Trust agreements from time to time, and additional funding may be required upon a change of control. To the extent funded, the Rabbi Trust agreements are to be used, subject to their terms and to the claims of the Company's general creditors in specified circumstances, to make payments under the terms of the benefit plans, employment agreements and other employment arrangements as the Company may specify from time to time. To date, only restricted shares have been deferred into the nonqualified deferred compensation plan, thus the plan will be settled in restricted shares.

                               Executive         Registrant        Aggregate        Aggregate           Aggregate
                           Contributions in   Contributions in    Earnings in      Withdrawals/      Balance at Last
                                Last FY            Last FY          Last FY     Distributions (3)        FYE (4)
          Name                     $                  $                $                $                   $
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Janet Greeson (1)                 -0-                -0-              -0-            540,000            1,952,687
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Eugene Boyle (1)                  -0-                -0-              -0-              -0-              2,294,289
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Thomas Lang (1)                   -0-                -0-              -0-              -0-                 -0-
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Christos Dakas                    -0-                -0-              -0-              -0-                 -0-
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
George Weaver (1)                 -0-                -0-              -0-              -0-               141,775
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------
Doug Bessert (1), (2)             -0-                -0-              -0-            231,081             835,800
-------------------------- ------------------ ------------------ -------------- ------------------- ------------------

1) As of December 31, 2006, the Company has issued 29,019,894 shares into the Rabbi Trust with the following credit allocation: Dr. Janet Greeson 11,298,509; Mr. Eugene J. Boyle 10,925,186; Mr. Doug Bessert 3,980,000;
         Dr. Vassilios Papadopoulos 1,497,845; Mr. George Weaver 600,117; Mr. Welter "Budd" Holden 518,237; Ms. Cynthia C. Thompson 100,000; Mr. H. Thomas Winn 80,000; and Dr. Erasto R. C. Saldi 20,000.
2) In February 2004, Doug Bessert, left the Company for personal reasons but remains a Member of the Board of Directors. Under his agreement, a voluntary resignation entitles him to retain all benefits which vested prior to his voluntary resignation in accordance with the rules and procedures then in effect with respect to vesting.
3) The $0.27 price per share of the Company's securities is the closing market price as of October 17, 2006.
4) The $0.21 price per share of the Company's securities is the closing market price as of December 29, 2006.

Discussion of Director Compensation

         Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a grant of a non-qualified stock option to purchase 10,000 shares of common stock, annually as compensation for his or her services as a member of the Board of Directors. Non-employee directors receive no additional fee for meetings of the Board of Directors attended in person by such director or for each telephone meeting in which such director participates. Non-employee directors who serve on a committee of the Board of Directors receive a grant of a non-qualified stock option to purchase 10,000 shares of common stock, annually as compensation for his or her services as a member of the Committee. Chairmen of the Committees receive a grant of a non-qualified stock option to purchase 20,000 shares of common stock annually as compensation for his or her services as a chairman of a committee. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacities as directors of the Company.

         The following director compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of each member of the Board of Directors of the Company except the Chief Executive Officer, Dr. Janet Greeson, and Chief Financial Officer, Eugene Boyle, who receive no additional compensation in their individual capacity as board members:

                                       54

Director Compensation Table

                                Fees
                              Earned or                               Non-Stock
                               Paid in      Stock       Option      Incentive Plan         All Other
Name                            Cash        Awards     Awards(1)      Compensation        Compensation            Total
                                  $           $            $                $                   $                   $
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Thomas Winn                      -0-         -0-         16,240            -0-                 -0-                16,240
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Cynthia Thompson                 -0-         -0-         24,360            -0-                 -0-                24,360
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Welter "Budd" Holden             -0-         -0-         16,240            -0-                 -0-                16,240
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Doug Bessert                     -0-         -0-         6,090             -0-                 -0-                6,090
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Erasto Saldi                     -0-         -0-         16,240            -0-                 -0-                16,240
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------
Laurent Lecanu                   -0-         -0-         16,240            -0-                 -0-                16,240
---------------------------- ------------ ----------- ------------- ------------------ -------------------- -------------------

1) Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation represents the estimated present value of these stock options at the respective date of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions used in developing the grant valuations an volatility of 97% for options granted; a risk-free interest rate of 5% per year for options; and a dividend yield of 0% for options granted in years 2006. The actual value of the options, if any, realized by an officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

Committees of the Board of Directors

         The Board of Directors has established four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and Scientific and Technology Advisory Committee. Each of these committees has two or more members who serve at the discretion of the Board of Directors. The Audit Committee has a written charter approved by the Board of Directors and can be found under the "Investor Relations" section of our website at www.samaritanpharma.com. The members of the committees are identified in the paragraphs that follow.

Audit Committee. Thomas Winn (Chairman), Cynthia Thompson and Douglas Bessert currently serve on the Audit Committee. Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Compensation Committee. Cynthia Thompson (Chairman), Welter "Budd" Holden, and Dr. Erasto Saldi currently serve on the Compensation Committee. The Compensation Committee administers our executive compensation program. Each member of the Committee is a non-employee and an independent director. The Compensation Committee is responsible for establishing salaries and administering the incentive programs for our Chief Executive Officer and other executive officers. The Compensation Committee has designed the Company's compensation program based on the philosophy that all of our executives are important to our success, with our executive officers setting the direction of our business and having overall responsibility for our results. As with other pharmaceutical companies, we operate in a highly competitive and difficult economic environment. Accordingly, the Compensation Committee has structured the Company's compensation to accomplish several goals: (a) to attract and retain very talented individuals,
(b) to reward creativity in maximizing business opportunities and (c) to enhance stockholder value by achieving our short-term and long-term business objectives.

Nominating and Corporate Governance Committee. Welter "Budd" Holden (Chairman), Dr. Erasto Saldi, and Dr. Laurent Lecanu currently serve on the Nominating Committee. The nominating committee is responsible for overseeing corporate governance matters, reviewing possible candidates for Board membership and recommending nominees for election. The Committee is also responsible for evaluating the function and performance of the Board and overseeing the process for performance evaluation of the Committees of the Board. Additionally, the Committee reviews the Company's management succession plans and executive resources.

Science and Technology Advisory Committee. Dr. Erasto Saldi (Chairman), Dr. Laurent Lecanu, and Dr. Vassilios Papadopoulos currently serve on the Science and Technology Advisory Committee. It advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations, and the acquisition of technologies and products.


Equity Compensation Plan Information

                                                                       Number Of
                                                                       Securities To       Weighted
                                                                       Be Issued Upon      Average
                                                                       Exercise Of         Exercise Price
                                                                       Outstanding         Of Outstanding   Number Of
                                                                       Options,            Options,         Securities
Name Of Plan                                                           Warrants And        Warrants         Remaining For
Issuance                                                               Rights              And Rights       Future
----------------------------------------------------------------       --------------      --------------   -------------
Equity compensation plans approved by security holders (1), (2)           25,468,518              $0.63      21,509,294

Equity compensation plans not approved by security holders (3)            29,019,894              $0.21               0
                                                                       --------------      --------------   -------------
Total                                                                     54,488,412                         21,509,294
                                                                       ==============                       =============

1) The Amended Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan was filed as Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB, as filed with the SEC on August 16, 2004.
2) The Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan was filed with the SEC on Schedule 14A as filed with the SEC on April 29, 2005.
3) Samaritan has entered into "Rabbi Trust" agreements to fund deferred compensation benefits, with an institutional trustee providing for the payment out of the assets of the trusts of benefits accrued under our various benefit plans, employment agreements and other employment arrangements as the Company specifies from time to time. To the extent not already irrevocable, the trusts would become irrevocable upon a change of control of Samaritan. The Company may contribute to the trusts from time to time, and additional funding could be required upon a change of control. The Rabbi Trust agreements are subject to their terms and to the claims of our general creditors in specified circumstances, to make payments under the terms of the benefit plans, employment agreements and other employment arrangements from time to times specified by the Company.

Change of Control Plan

         On May 30, 2006 the Board of Directors of Samaritan approved and adopted the Change in Control Severance Plan for Certain Covered Executives and Employees of Samaritan Pharmaceuticals (the "Plan"), effective May 30, 2006. The Plan is intended to help avoid the loss and distraction of certain key employees of the Company in the event of a change in control. The Plan has an initial term of three years with automatic three-year extensions, unless terminated by the Board at least six (6) months prior to the end of the then current term.

         The Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Senior Vice Presidents, Vice Presidents, and Directors are eligible to participate in the Plan, and the Board may designate other employees of the Company as Plan participants. The Company shall pay or cause to be paid to the participant a cash severance calculated based on a multiplier of four (4) months of base salary for every year of service up to maximum in of either twenty four
(24) months or thirty six (36) months depending on the participants job title or job category. The severance amount equals the applicable multiplier times the sum of (A) the Participant's highest annual rate of base salary as reported on the participant's W-2 for employee or on the participant's 1099 for directors within the thirty six (36) month period immediately preceding the Effective Date of the change in control and (B) the participant's maximum annual target bonus in effect upon the date of the change in control under the Company's bonus plan or the Participant's actual earned commission incentive for the last two quarters, which will be annualized, prior to the change in Control, not to exceed the target at 100% of achievement as defined in the Company's Sales Incentive Plan in effect upon the date of the change in control.

         The Plan provides that, if, within three years following a "change in control" (as defined in the Plan), a participant's employment is terminated by the Company without "cause" (as defined in the Plan) or by the participant for "good reason" (as defined in the Plan), the participant is eligible for severance benefits equal to a multiple of the sum of the participant's base salary and the higher of the participant's target bonus opportunity during the year in which the change in control occurs or his or her target bonus opportunity following the change in control. Each participant will also receive his or her salary through the date of termination, a pro rata target bonus payment for the year in which the termination occurs, a pro rata long-term incentive payment to the extent provided in the Company's Long Term Incentive Plan, and any earned but unpaid long-term incentive payments or annual bonuses. In the event that a participant becomes subject to an excise tax under section 280G of the Internal Revenue Code of 1986, as amended, the participant will generally be entitled to receive an additional amount such that the participant is placed in the same after-tax position as if no excise tax had been imposed. The Plan may be amended by the Board at any time, except that no amendment that adversely affects the rights or potential rights of a participant will be effective in the event that a change in control occurs within three (3) year of such amendment.

     In the event the named executive officers were terminated without "cause" or they terminated their employment for "good reason" following a change of control, the named executive officers would receive the following severance payments (based on current salary rates, the average bonuses of the named executive officers for the last three fiscal years as the highest bonus and additional retirement benefits). Assuming the employment of our executive officers were to be terminated without cause (whether through constructive termination or otherwise) on December 31, 2006, the following individuals would be entitled to payments in the amounts set forth: Dr. Janet Greeson, $1,286,496; Eugene Boyle, $643,248; Dr. Thomas Lang, $244,970; Dr. Christos Dakas, $68,037; and George Weaver, $130,731. The foregoing does not include any amounts that would be payable under the "gross-up" provisions of the change of control employment agreements, or any amounts attributable to the accelerated vesting of equity awards upon a change of control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Options to purchase shares of the Company's Common Stock that are exercisable within sixty (60) days of December 28, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 156,652,708 shares of Common Stock outstanding as of January 4, 2007.

         The following table sets forth information we know with respect to the beneficial ownership of our Common Stock as of January 4, 2007, for each person or group of affiliated persons, whom we know to beneficially own more than 5% of our Common Stock. The table also sets forth such information for our directors and executive officers, individually and as a group. The address for each listed stockholder is: c/o Samaritan Pharmaceuticals, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109.


                                                                                                     Percentage of
                                                                                   Total Number of        Total
                                                  Number of          Number of       Options and     Number of Shares
                                                    Shares           Options           Shares          and Options
                                                 Beneficially       Beneficially     Beneficially       Beneficially
Beneficial Owner                                     Owned             Owned           Owned (1)          Owned
----------------------------------------         -------------      ------------  ----------------   ----------------
Dr. Janet R. Greeson                                6,447,642        11,679,902       18,127,544       11.6%
Mr. Eugene J. Boyle                                 2,007,106         8,036,116       10,043,222        6.4%
Dr. Thomas Lang                                       107,143         1,325,000        1,432,143         *
Ms. Kristi C. Eads                                    345,000            60,000          405,000         *
Mr. George Weaver                                         -0-           110,000          110,000         *
Dr. Laurent Lecanu                                     50,000            80,000          130,000         *
Mr. Douglas D. Bessert                              4,855,855            30,000        4,885,855        3.1%
Dr. Erasto R.C. Saldi                                  47,030            80,000          127,030         *
Mr. Welter "Budd" Holden                            2,635,421            80,000        2,715,421        1.7%
Mr. H. Thomas Winn                                    240,000            80,000          320,000         *
Ms. Cynthia C. Thompson                               743,555           120,000          863,555         *
All Executive officers and directors
   as a group (eleven persons)                     17,478,752       21,681,,018       39,159,770        25%
Dr. Vassilios Papadopoulos (2)                        100,000         1,500,000        1,600,000        1.0%
Dr. Christos Dakas (3)                                    -0-           100,000          100,000         *

                                                                                             *Less than one percent (1%)

1) If an officer or director had previously elected to exercise options or deferred compensation through a program that involves the crediting of deferred shares of the Company's Common Stock held pursuant to the Trust under Samaritan Pharmaceuticals, Inc. Executive Benefit Plan (the "Rabbi Trust") for distribution to the executive after termination of employment, the shares were excluded from the above calculation. As of Janury 4, 2007, the Company has issued 22,539,894 shares into the Rabbi Trust with the following credit allocation: Dr. Janet Greeson 9,298,509; Mr. Eugene J. Boyle 10,425,186; Dr. Vassilios Papadopoulos 1,497,845; Mr. George Weaver 600,117; Mr. Welter "Budd" Holden 518,237; Ms. Cynthia C. Thompson 100,000; Mr. H. Thomas Winn 80,000; and Dr. Erasto R. C. Saldi 20,000.
2) Dr. Vassilios Papadopoulos is a key consultant for Samaritan and a former officer and director.
3)       Dr. Christos Dakas is an executive of our subsidiary, Samaritan Europe.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have entered into indemnity agreements with all directors, and officers and certain employees, which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Nevada law and our bylaws. The Company filed a form of the agreement as Exhibit 10.17 to the Company's Quarterly Report on Form 10-Q as filed with the SEC on August 14, 2006.

                        DISCLOSURE OF COMMISSION POSITION
                OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified by our Bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been Directors or officers of the Company or Samaritan. Our Articles of Incorporation as amended and restated, provide that no Director or officer shall be personally liable for damages for breach of any fiduciary duty as a Director or officer involving any act or omission made by any such Director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such Director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

This Prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission. The Registration Statement that contains this Prospectus (including the exhibits to the Registration Statement) contains additional information about our company and the securities offered under this Prospectus. That Registration Statement can be read at the SEC web site or at the SEC's offices mentioned herein under the heading "Where You Can Find More Information". We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this Prospectus, or any supplement or amendment to this Prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                     ASSETS

                                                           September 30,         December 31,
                                                               2006                  2005
                                                       --------------------   ------------------
CURRENT ASSETS:
    Cash and cash equivalents                          $         2,125,558    $         456,463
    Grants receivable                                                    -               51,117
    Marketable securities                                                -              496,068
    Note receivable                                                250,000              250,000
    Interest receivable                                             63,534               42,861
    Prepaid expenses                                                22,219               10,587
                                                       --------------------   ------------------
              TOTAL CURRENT ASSETS                               2,461,311            1,307,096

PROPERTY AND EQUIPMENT                                             147,500              206,803
                                                       --------------------   ------------------

OTHER ASSETS:
    Patent registration costs                                      826,446              700,798
    Purchased  technology rights                                    11,811               19,983
    Organization costs-Samaritan Europe                              3,605                    -
    Deposits                                                         2,779                2,779
                                                       --------------------   ------------------
              TOTAL OTHER ASSETS                                   844,641              723,560
                                                       --------------------   ------------------

                                                       $         3,453,452    $       2,237,459
                                                       ====================   ==================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                   $           155,181    $         267,945
    Accrued officers' salaries                                     517,314              247,856
    Common stock to be issued                                           -                46,259
                                                       --------------------   ------------------
              TOTAL CURRENT LIABILITIES                            672,495              562,060
                                                       --------------------   ------------------

SHAREHOLDERS'  EQUITY:
    Preferred stock, 5,000,000 shares authorized
     at $.001 par value, -0- issued and
     outstanding                                                         -                    -
    Common stock, 250,000,000 shares authorized
     at $.001 par value,  156,006,838 and 136,866,274
     issued and outstanding at September 30,2006 and
     December 31, 2005, respectively                               156,007              136,866
    Additional paid-in capital                                  41,804,687           35,589,683
    Deferred compensation                                                -              (40,034)
    Treasury stock                                                (250,248)            (250,248)
    Accumulated other comprehensive income                          32,609              (24,472)
    Accumulated deficit during development stage               (38,962,098)         (33,736,396)
                                                       --------------------   ------------------
              TOTAL SHAREHOLDERS' EQUITY                         2,780,957            1,675,399
                                                       --------------------   ------------------

                                                       $         3,453,452    $       2,237,459
                                                       ====================   ==================




   See accompanying notes to the consolidated financial statements (unaudited)

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME
                                   (UNAUDITED)


                                                From
                                              Inception
                                             (09/05/94)       Nine months ended September 30,  Three months ended September 30,
                                                  To          -------------------------------- --------------------------------
                                          September 30, 2006       2006            2005             2006             2005
                                         -------------------- --------------- ---------------- ---------------- ---------------

REVENUES:
Consulting                               $           300,000  $            -  $             -  $             -  $            -
Government research grants                           289,226          32,379          135,429           10,586         120,179
                                         -------------------- --------------- ---------------- ---------------- ---------------
                                                     589,226          32,379          135,429           10,586         120,179
                                         -------------------- --------------- ---------------- ---------------- ---------------

EXPENSES:

Research and development                          12,893,031       3,153,260        2,365,103        1,053,552         824,204
Interest, net                                        (70,881)        (24,136)         (47,878)          (7,622)        (13,401)
General and administrative                        25,741,273       2,017,875        1,844,385          701,144         628,357
Depreciation and amortization                      1,353,871         107,922           50,286           38,100          25,534
Other (income)loss                                  (365,970)          3,160                -                -               -
                                         -------------------- --------------- ---------------- ---------------- ---------------
                                                  39,551,324       5,258,081        4,211,896        1,785,174       1,464,694
                                         -------------------- --------------- ---------------- ---------------- ---------------


NET LOSS                                         (38,962,098)     (5,225,702)      (4,076,467)      (1,774,588)     (1,344,515)

Other Comprehensive loss
Unrealized loss on marketable securities                   -           3,933            9,342                -           3,647
Foreign currency translation adjustment               32,609          53,149          (16,904)          43,620          (1,528)

                                         -------------------- --------------- ---------------- ---------------- ---------------
Total Comprehensive loss                 $       (38,929,489) $   (5,168,620) $    (4,084,029) $    (1,730,968) $   (1,342,396)
                                         ==================== =============== ================ ================ ===============


Loss per share, basic  and diluted                            $        (0.04) $         (0.03) $         (0.01) $        (0.01)
                                                              =============== ================ ================ ===============





Weighted average number of shares outstanding:

                             Basic and diluted                   143,932,392      134,034,155      151,018,029     135,767,894
                                                              =============== ================ ================ ===============

   See accompanying notes to the consolidated financial statements (unaudited)

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT


                                                                    Shares
                                         Number       Par Value    Reserved     Additional
                                           of          Common         for         Paid in
                                         Shares         Stock      Conversion     Capital       Warrants
                                      -------------   ----------   ----------   ------------   -----------
Inception at September 5, 1994                   -    $       -    $       -              -    $        -

Shares issued for cash, net of
 offering costs                          6,085,386          609            -        635,481             -
Warrants issued for cash                         -            -            -              -         5,000
Shares issued as compensation
 for services                              714,500           71            -      1,428,929             -

Net loss                                         -            -            -              -             -
                                      -------------   ----------   ----------   ------------   -----------
December 31, 1996 (Unaudited)            6,799,886          680            -      2,064,410         5,000

Issuance of stock, prior to
 acquisition                               206,350           21            -        371,134             -
Acquisition of subsidiary for
 stock                                   1,503,000          150            -         46,545             -


Shares of parent redeemed, par
 value $.0001                           (8,509,236)        (851)           -            851             -
Shares of public subsidiary
 issued, par value $.001                 7,689,690        7,690          820         (8,510)            -

Net loss                                         -            -            -              -             -
                                      -------------   ----------   ----------   ------------   -----------

December 31, 1997 (Audited)              7,689,690        7,690          820      2,474,430         5,000

Conversion of parent's shares              696,022          696         (696)             -             -
Shares issued for cash, net of
 offering costs                            693,500          694            -        605,185             -
Shares issued in cancellation
 of debt                                   525,000          525            -        524,475             -
Shares issued as compensation              400,000          400            -        349,600             -

Net loss                                         -            -            -              -             -
                                      -------------   ----------   ----------   ------------   -----------

December 31, 1998 (Audited)             10,004,212       10,005          124      3,953,690         5,000

Conversion of parent's shares               13,000           13          (13)             -             -
Shares issued in cancellation
 of debt                                    30,000           30            -         29,970             -
Shares issued for cash, net of
 offering costs                             45,000           45            -         41,367             -
Shares issued as compensation            3,569,250        3,569            -        462,113             -
Detachable warrants issued                       -            -            -              -       152,125
Detachable warrants exercised              100,000          100            -        148,900      (149,000)
Debentures converted to stock            1,682,447        1,682            -        640,438             -

Net loss                                         -            -            -              -             -
                                      -------------   ----------   ----------   ------------   -----------

December 31, 1999 (Audited)             15,443,909       15,444          111      5,276,478         8,125

Conversion of parent's shares              128,954          129         (111)           (18)            -
Shares issued for cash, net of
offering costs                           1,575,192        1,575            -        858,460             -
Shares issued in cancellation
 of debt                                   875,000          875            -        660,919             -
Shares issued in cancellation
 of accounts payable                       100,000          100            -         31,165             -
Shares issued as compensation            3,372,945        3,373            -      2,555,094             -
Warrants exercised                          38,807           39            -          3,086        (3,125)
Warrants expired                                 -            -            -          5,000        (5,000)

Net loss                                         -            -            -              -             -
                                       ------------    ---------    ---------   ------------   -----------

December 31, 2000 (Audited)             21,534,807       21,535            -      9,390,184             -

   See accompanying notes to the consolidated financial statements (unaudited)

                                       61

Shares issued for cash, net of
 offering cost                           6,497,088         6,497           -      1,257,758             -
Shares issued as compensation            9,162,197         9,162           -      1,558,599             -
Shares issued for previously
 purchased shares                          342,607           342           -        188,208             -
Shares issued in cancellation
 of accounts payable                       200,000           200           -         68,880             -
Amortization of deferred
 compensation                                    -             -           -              -             -
Stock options issued for
 services                                        -             -           -        439,544             -

Net loss                                         -             -           -              -             -
                                       ------------    ----------    --------   ------------   -----------

December 31, 2001 (Audited)             37,736,699        37,736           -     12,903,173             -

Shares issued for cash, net of
 offering costs                         18,657,500        18,658           -      2,077,641             -
Shares issued as compensation            3,840,525         3,841           -      1,044,185             -
Shares issued for previously
 purchased shares                           50,000            50           -          4,950             -
Shares issued in cancellation
 of accounts payable                     4,265,184         4,265           -        539,291             -
Amortization of deferred
 compensation                                    -             -           -                            -
Shares issued in cancellation
 of notes payable                                -             -           -              -             -
Stock options issued for
  services                                       -             -           -        225,000             -

Net loss                                         -             -           -              -             -
                                       ------------    ----------   ---------   ------------   -----------

December 31, 2002 (Audited)             64,549,908        64,550                  16,794,240


Shares issued for cash, net of
 offering costs                         17,493,664        17,493           -      2,392,296             -
Shares issued as compensation            4,062,833         4,063           -        549,779             -
Shares issued for previously
 purchased shares                        1,160,714         1,161           -        161,339             -
Shares issued in cancellation
 of accounts payable and
 accrued compensation                    9,615,870         9,616           -      3,448,950             -
Shares issued in cancellation
of notes payable                                 -             -           -              -             -
Shares issued in connection
 with equity financing                   3,125,000         3,125                     (3,125)            -
Exercise of stock options                7,770,892         7,771           -      1,112,077             -
Shares reacquired in settlement
 of judgement                           (1,564,048)       (1,564)          -        251,812             -
Stock options issued for
 services                                        -             -           -        145,000             -

Net loss                                         -             -           -                            -
                                       ------------    ----------   ---------   ------------   -----------

December 31, 2003 (Audited)            106,214,833       106,214           -     24,852,369             -


Shares issued for cash, net
 of offering costs                      11,426,733        11,427           -      4,289,511             -
Shares issued as compensation,
expensed                                 2,081,249         2,081           -      1,788,397             -
Amortization of deferred
compensation                                     -             -           -              -             -
Shares issued for previously
 purchased shares                           83,332            83           -         12,417             -
Exercise of stock options               16,950,468        16,951           -      4,841,869             -
Exercise of warrants                       635,000           635           -        449,365             -
Shares issued in connection
 with equity financing                   8,758,240         8,758           -      3,091,243             -
Stock retired in settlement of
 subscriptions receivable              (13,869,656)      (13,870)          -     (5,964,798)            -
Shares reacquired in settlement
of judgement                              (250,000)         (250)          -       (231,100)            -
Stock options issued for services                -             -           -        567,771             -
Other comprehensive income (loss)                -             -           -              -             -

Net Loss                                         -             -           -              -             -
                                       ------------    ----------   ---------   ------------   -----------
December 31, 2004 (Audited)            132,030,199       132,030           -     33,697,043             -

Shares issued as compensation,
expensed                                   398,900           399           -        196,785             -
Amortization of deferred
compensation                                     -             -           -              -             -
Exercise of stock options                  170,000           170                     31,330
Shares issued in connection
with equity financing                    4,267,175         4,267           -      1,599,473             -
Stock options issued for services                -             -           -         65,052             -
Other comprehensive income (loss)                -             -           -              -             -

Net loss                                         -             -           -              -             -
                                       ------------    ----------   ---------   ------------   -----------

December 31, 2005 (Audited)            136,866,274       136,866           -     35,589,683             -

Shares issued for cash, net of
offering cost                            7,212,500         7,213           -      2,037,787             -
Amortization of deferred
compensation                                     -             -           -              -             -
Exercise of stock options                  450,926           451           -         64,050             -
Shares issued in connection with
equity financing                        11,477,138        11,477           -      4,003,296             -
Stock options issued for services                -             -           -        109,871             -
Other comprehensive income (loss)                -             -           -              -             -
Net loss                                         -             -           -              -             -
                                       ------------    ----------   ---------   ------------   -----------
September 30, 2006 (Unaudited)         156,006,838     $ 156,007    $      -    $41,804,687    $        -
                                       ============    ==========   =========   ============   ===========


   See accompanying notes to the consolidated financial statements (unaudited)

                                       61

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STATE COMPANY)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                    Accumulated
                                                       Other          Stock                                       Total
                                         Deferred    Comprehensive Subscriptions  Treasury    Accumulated     Shareholders'
                                        Compensation   Income      Receivable     Shares       Deficit          Deficit
                                       ------------- ------------ ------------  -----------  -------------   ---------------
Inception at September 5, 1994         $         -             -  $         -   $        -   $          -    $            -

Shares issued for cash, net of
 offering costs                                  -             -            -            -              -           636,090
Warrants issued for cash                         -             -            -            -              -             5,000
Shares issued as compensation
 for services                                    -             -            -            -              -         1,429,000

Net loss                                         -             -            -            -     (2,152,843)       (2,152,843)
                                       ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1996 (Unaudited)                    -             -            -            -     (2,152,843)          (82,753)

Issuance of stock, prior to
 acquisition                                     -             -            -            -              -           371,155
Acquisition of subsidiary
 for stock                                       -             -            -            -              -            46,695


Shares of parent redeemed,
 par value $.0001                                -             -            -            -              -                 -
Shares of public subsidiary
 issued, par value $.001                         -             -            -            -              -                 -

Net loss                                         -             -            -            -       (979,635)         (979,635)
                                       ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1997 (Audited)                      -             -            -            -     (3,132,478)         (644,538)

Conversion of parent's shares                    -             -            -            -              -                 -
Shares issued for cash, net
 of offering costs                               -             -            -            -              -           605,879
Shares issued in cancellation
 of debt                                         -             -            -            -              -           525,000
Shares issued as compensation                    -             -            -            -              -           350,000

Net loss                                         -             -            -            -     (1,009,945)       (1,009,945)
                                       ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1998 (Audited)                      -             -            -            -     (4,142,423)         (173,604)

Conversion of parent's shares                    -             -            -            -              -                 -
Shares issued in cancellation
 of debt                                         -             -            -            -              -            30,000
Shares issued for cash, net of
 offering costs                                  -             -            -            -              -            41,412
Shares issued as compensation                    -             -            -            -              -           465,682
Detachable warrants issued                       -             -            -            -              -           152,125
Detachable warrants exercised                    -             -            -            -              -                 -
Debentures converted to stock                    -             -            -            -              -           642,120

Net loss                                         -             -            -            -     (1,671,255)       (1,671,255)
                                       ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1999 (Audited)                      -             -            -            -     (5,813,678)         (513,520)

Conversion of parent's shares                    -             -            -            -              -                 -
Shares issued for cash, net of
 offering costs                                  -             -            -            -              -           860,035
Shares issued in cancellation
 of debt                                         -             -            -            -              -           661,794
Shares issued in cancellation
 of accounts payable                             -             -            -            -              -            31,265
Shares issued as compensation             (759,560)            -            -            -              -         1,798,907
Warrants exercised                               -             -            -            -              -                 -
Warrants expired                                 -             -            -            -              -                 -

Net loss                                         -             -            -            -     (3,843,308)       (3,843,308)
                                       ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 2000 (Audited)               (759,560)            -            -            -     (9,656,986)       (1,004,827)



   See accompanying notes to the consolidated financial statements (unaudited)

                                       61

Shares issued for cash, net
 of offering costs                               -             -            -            -              -         1,264,255
Shares issued as compensation             (230,512)            -            -            -              -         1,337,249
Shares issued for previously
 purchased shares                                -             -            -            -              -           188,550
Shares issued in cancellation
 of accounts payable                             -             -            -            -              -            69,080
Amortization of deferred
  compensation                             495,036             -            -            -              -           495,036
Stock options issued for
 services                                        -             -            -            -              -           439,544
Net loss                                         -             -            -            -     (4,079,806)       (4,079,806)
                                       ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 2001 (Audited)               (495,036)            -            -            -    (13,736,792)       (1,290,919)

Shares issued for cash, net
 of offering costs                               -             -            -            -              -         2,096,299
Shares issued as compensation                    -             -            -            -              -         1,048,026
Shares issued for previously
 purchased shares                                -             -            -            -              -             5,000
Shares issued in cancellation
 of accounts payable                             -             -            -            -              -           543,556
Amortization of deferred
 compensation                              495,036             -            -            -              -           495,036
Shares issued in cancellation
 of notes payable                                -             -            -            -              -                 -
Stock options issued for
 services                                        -             -            -            -              -           225,000
Net loss                                         -             -            -            -     (4,057,153)       (4,057,153)
                                       ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 2002 (Audited)                      -             -            -            -    (17,793,945)         (935,155)


Shares issued for cash, net of
 offering costs                                  -             -            -            -              -         2,409,789
Shares issued as compensation                    -             -            -            -              -           553,842
Shares issued for previously
 purchased shares                                -             -            -            -              -           162,500
Shares issued in cancellation
 of accounts payable and
 accrued compensation                            -             -            -            -              -         3,458,566
Shares issued in cancellation
 of notes payable                                -             -                                                      -
Shares issued in connection
 with equity financing                           -             -            -            -              -                 -
Exercise of stock options                        -             -   (1,119,848)           -              -                 -
Shares reacquired in settlement
 of judgement                                    -             -            -     (250,248)             -                 -
Stock options issued for
 services                                        -             -            -            -              -           145,000
Net loss                                         -             -            -            -     (5,520,531)       (5,520,531)
                                       ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 2003 (Audited)                      -             -   (1,119,848)    (250,248)   (23,314,476)          274,011

Shares issued for cash, net
 of offering costs                               -             -           -            -              -          4,300,938
Shares issued as compensation,
expensed                                  (544,416)            -           -            -              -          1,246,062
Amortization of deferred
compensation                               240,000             -           -            -              -            240,000
Shares issued for previously
 purchased shares                                -             -           -            -              -             12,500
Exercise of stock options                        -             -  (4,858,820)           -              -                  -
Exercise of warrants                             -             -           -            -              -            450,000
Shares issued in connection
 with equity financing                           -             -           -            -              -          3,100,001
Stock retired in settlement of
 subscriptions receivable                        -             -   5,978,668            -              -                  -
Shares reacquired in settlement
of judgement                                     -             -                        -              -           (231,350)
Stock options issued for services                -             -                        -              -            567,771
Other comprehensive income (loss)                -       (16,580)                       -              -            (16,580)
Net Loss                                         -             -           -            -     (4,864,361)        (4,864,361)
                                       ------------ ------------- -----------   ----------   ------------   ----------------
December 31, 2004 (Audited)               (304,416)      (16,580)          0     (250,248)   (28,178,837)         5,078,992

Shares issued as compensation,
expensed                                  (128,034)           -            -            -              -             69,150
Amortization of deferred
compensation                               392,416            -            -            -              -            392,416
Exercise of stock options                        -            -                         -              -             31,500
Shares issued in connection
with equity financing                            -            -            -            -              -          1,603,740
Stock options issued for services                -            -            -            -              -             65,052
Other comprehensive income (loss)                -       (7,892)           -            -              -             (7,892)
Net loss                                         -            -            -            -     (5,557,559)        (5,557,559)
                                       ------------ ------------  -----------   ----------   ------------   ----------------

December 31, 2005 (Audited)                (40,034)     (24,472)           -     (250,248)   (33,736,396)         1,675,399

Shares issued for cash, net of
offering cost                                    -            -            -            -              -          2,045,000
Amortization of deferred
compensation                                40,034            -            -            -              -             40,034
Exercise of stock options                        -            -            -            -              -             64,501
Shares issued in connection with
equity financing                                 -            -            -            -              -          4,014,773
Stock options issued for services                -            -            -            -              -            109,871
Other comprehensive income (loss)                -       57,081            -            -              -             57,081
Net loss                                         -            -            -            -     (5,225,702)        (5,225,702)
                                       ------------ ------------  -----------   ----------   ------------   ----------------
September 30, 2006 (Unaudited)         $         -  $    32,609   $        -    $(250,248)  $(38,962,098)   $     2,780,957
                                       ============ ============  ===========   ==========   ============   ================


   See accompanying notes to the consolidated financial statements (unaudited)

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                    From
                                                                 Inception
                                                            (September 5, 1994)     Nine Months Ended September30,
                                                                      To          --------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                        September 30, 2006        2006              2005
                                                           ---------------------  ---------------   --------------
Net loss                                                   $        (38,962,098)  $   (5,225,702)   $  (4,076,467)
Adjustments to reconcile net loss to net cash used
    in operating activities:
         Depreciation and amortization                                1,353,871          107,922           50,286
         Stock based compensation                                     9,659,280                -            7,650
         Stock options issued for services                            1,552,238          109,871           65,052
         Amortization of deferred compensation                        1,662,522           40,034          416,912
         Foreign currency (loss) gain                                    32,610           53,150          (16,904)
         (Gains) losses on disposition of assets                              -            3,160                -
         Other income                                                  (231,350)               -                -
(Increase) decrease in assets:
         Accounts receivable                                                  -           51,117           (5,661)
         Interest receivable and prepaids                               (98,993)         (32,305)           6,270
         Deposits                                                        12,941                -                -
Increase (decrease) in liabilities:
         Accounts payable and accrued expenses                        2,533,309          156,694          162,091
                                                           ---------------------  ---------------   --------------

NET CASH USED IN OPERATING ACTIVITIES                               (22,485,670)      (4,736,059)      (3,390,771)
                                                           ---------------------  ---------------   --------------


CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of technology                                                 (108,969)               -                -
Purchase of furniture and equipment                                    (342,310)          (3,814)        (208,791)
Organization costs, Samaritan-Europe                                     (4,243)          (4,243)               -
Note receivable                                                        (250,000)               -                -
(Purchase) liquidation of marketable securities                               -          496,840          750,000
Patent registration costs                                              (906,129)        (161,643)        (138,793)
                                                           ---------------------  ---------------   --------------

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                  (1,611,651)         327,140          402,416
                                                           ---------------------  ---------------   --------------


CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrants/options                                          703,125           64,500                -
Proceeds from debentures                                                642,120                -                -
Proceeds from stock issued for cash                                  14,628,569        2,045,000                -
Proceeds from equity financing                                        8,672,256        3,968,514        1,399,999
Common stock to be issued                                               252,309                -                -
Short-term loan repayments                                             (288,422)               -                -
Short-term loan proceeds                                              1,612,922                -                -
                                                           ---------------------  ---------------   --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                            26,222,879        6,078,014        1,399,999
                                                           ---------------------  ---------------   --------------



INCREASE (DECREASE) IN CASH                                           2,125,558        1,669,095       (1,588,356)
CASH AT BEGINNING OF PERIOD                                                   -          456,463        2,438,451
                                                           ---------------------  ---------------   --------------

CASH AT END OF PERIOD                                      $          2,125,558   $    2,125,558    $     850,095
                                                           =====================  ===============   ==============

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                              $              5,098   $            -    $         468

NON-CASH FINANCING & INVESTING ACTIVITIES:

Purchase of net, non-cash assets of  subsidiary
 for stock                                                 $            195,000   $            -    $           -
Short-term debt retired through issuance
 of stock                                                  $          1,890,695   $            -    $           -
Issuance of common stock, previously subscribed            $            226,259   $       46,259    $           -
Treasury stock acquired through settlement
of judgement                                               $            250,248   $            -    $           -
Stock subscriptions receivable                             $          1,119,848   $            -    $           -
Stock received in settlement                               $           (231,350)  $            -    $           -
Stock as compensation for services                         $          6,533,527   $            -    $   1,352,034
Stock issued in cancellation of accounts payable           $          4,248,938   $            -    $           -
Exercise of stock options                                  $          4,858,820   $            -    $           -


   See accompanying notes to the consolidated financial statements (unaudited)

                         SAMARITAN PHARMACEUTICALS, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                           September 30, 2006 and 2005

Note 1.  Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and disclosures required for annual financial statements. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related footnotes for the year ended December 31, 2005, included in the Form 10-K for the year then ended.

In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to fairly present the Company's financial position as of September 30, 2006, and the results of operations and cash flows for the nine (9) month period ending September 30, 2006 have been included. The results of operations for the nine (9) month period ended September 30, 2006 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K/A as filed with the U.S. Securities and Exchange Commission on November 2, 2006 for the year ended December 31, 2005.

Note 2.  Summary of Significant Accounting Policies

                                     General

Samaritan Pharmaceuticals, Inc. (the "Company") was formed in September 1994 and became public in October 1997. The principle executive offices are located in Las Vegas, Nevada.

The Company trades on the American Stock Exchange under the symbol "LIV."

The Company is working to ensure a longer and better life for patients suffering with AIDS, Alzheimer's, cancer and cardiovascular disease. We are a pipeline-driven biopharmaceutical company with a clear focus on advancing early stage innovative drugs through clinical development, with the ultimate goal of bringing novel therapeutics and diagnostic products to market.

                             Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in consolidation.

                                Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of six (6) months or less to be cash equivalents. The Company maintains its cash in bank accounts at high credit quality financial institutions. The balances at times may exceed federally insured limits.

                               Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and the ability to collect on the final agreement is reasonably assured. Government research revenue, consisting of grant income was recognized when the qualifying expenditure was incurred.

                             Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight line method over the estimated useful lives of the assets.

                                   Intangibles

a) Legal fees associated with filing patents are recorded at cost and amortized over 17 years. The Company has one (1) issued U.S. patent and thirteen (13) pending patent applications in the U.S. to protect its proprietary methods and processes. The Company also filed corresponding foreign patent applications for certain of these U.S. patent applications. As of September 30, 2006, its patent portfolio outside the U.S. comprised of two (2) issued patents and fifty-two
(52) pending patent applications. The issued U.S. patents and pending patent applications relate to Alzheimer's, cancer, cardiovascular and HIV indications. Certain U.S. patents may be eligible for patent term extensions under the Hatch-Waxman Act and may be available to the Company for the lost opportunity to market and sell the invention during the regulatory review process.

The Company reviews patent costs for impairment by comparing the carrying value of the patents with the fair market value. The Company believes it will recover the full amount of the patent costs based on forecasts of sales of the products related to the patents. Patent registration costs are amortized over seventeen
(17) years once approved. Patent amortization expense was $35,995 and $14,091 for the nine months and three months ended September 30, 2006. Amortization for the three months and nine months ended September 30, 2005 was zero. Expected amortization projected for the next five years is as follows:

                               ------------- -----------
                                  2006          $47,993
                               ------------- -----------
                                  2007          $47,909
                               ------------- -----------
                                  2008          $45,091
                               ------------- -----------
                                  2009          $42,438
                               ------------- -----------
                                  2010          $39,942
                               ------------- -----------

b) Purchased technology rights are recorded at cost and are being amortized using the straight line method over the estimated useful life of the technology.

Amortization was $8,172 and $2,724 for the nine months and three months ended September 30, 2006 and 2005. Accumulated amortization at September 30, 2006 and December 31, 2005 was $97,158 and $88,986, respectively. Expected amortization projected is $2,724 for 2006 and $9,087 for 2007.

                                 Loss Per Share

The Company reports loss per common share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." The per share effects of potential common shares such as warrants, options, convertible debt and convertible preferred stock have not been included, as the effect would be antidilutive. The Company had 25,238,518 options outstanding at September 30, 2006 and 24,076,018 at September 30, 2005, which were not included in the calculation.

                                Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                  Income Taxes

Pursuant to the Statement of Financial Accounting Standards, No. 109 (SFAS 109) "Accounting for Income Taxes," the Company accounts for income taxes under the liability method. Under the liability method, a deferred tax asset or liability is determined based upon the tax effect of the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted rates, which will be in effect when these differences reverse.

                         Research and Development Costs

Research and development costs are expensed when incurred. Research and development costs for the nine (9) months and three (3) months ended September 30, 2006 and 2005, were $3,153,260 and $2,365,103 and $1,053,552 and $824,204, respectively.

                         Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those on a quarterly basis for impairment whenever circumstances and situations change, such that there is an indication that the carrying amounts may not be recovered. At September 30, 2006 the Company does not believe any impairment has occurred.

                       Fair Value of Financial Instruments

Statement of Financial Accounting Standard No.107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires the disclosure of fair value information about financial instruments whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Where quoted, market prices are not readily available, fair values are based on quoted market prices of comparable instruments. The carrying amount of cash, grants receivable, marketable securities, accounts payable and accrued officers' salaries approximates fair value because of the short maturity of those instruments.

                              Marketable Securities

At December 31, 2005, the Company held a brokered Certificate of Deposit with a total market value of $496,068. It originally cost $500,000. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of, "Accumulated Other Comprehensive Loss in Shareholder's Equity." Realized gains and losses will be determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold. During the first quarter of 2006, Samaritan sold the brokered Certificate of Deposit and currently does not hold any brokered Certificates of Deposit.

                          Foreign Currency Translation

Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars, using the exchange rate in effect at the balance sheet date of historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in shareholders' equity (Accumulated other comprehensive loss), while gains and losses resulting from foreign currency transactions are included in operations.

                         Accrued Officers' Compensation

Accrued officer's compensation consists of the unpaid portion of the respective officer's contract salary.

                            Common Stock To Be Issued

Unissued stock consists of proceeds received by year-end or period-end for stock yet to be issued. Such amounts were or will be retired through the issuance of shares subsequent to the balance sheet date. These shares were issued in April 2006.

                            Stock Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 107, or (SAB 107). SAB 107 expresses views of the Staff regarding interaction between SFAS No. 123(R) and certain SEC rules and regulations. It also provides the Staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of the grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

                          New Accounting Pronouncements

In February 2006, the FASB issued FASB Statement No. 155, which is an amendment of FASB Statements No. 133 and 140. This Statement; a) permits fair value remeasurement for any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation; b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of Statement 133; c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing an embedded derivative requiring bifurcation; d) clarifies concentrations of credit risk in the form of subordination are not embedded derivatives; and e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument pertaining to a beneficial interest other than another derivative financial instrument. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In March 2006, the FASB issued FASB Statement No. 156, which amends FASB Statement No. 140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This Statement amends Statement 140 to require all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity using derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity may elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In September 2005, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

Note 3.    Stock-Based Compensation

Prior to the adoption of SFAS No. 123 (R) for 2006 , "Share-Based Payment", Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) encouraged, but did not require, companies to record compensation cost for stock-based employee compensation plans at fair value. Therefore, the Company chose to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25,"Accounting for Stock Issued to Employees," and related interpretations. The Company used the "disclosure only" alternative described in SFAS 123 and SFAS 148, which requires pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. The following disclosures are not required in the current year due to adoption of SFAS 123R as described in the accounting policies.

                                  Stock Options

The following table summarizes the Company's stock options outstanding at September 30, 2006:


------------------------------------------------- ------------- ---------------
                                                                   Weighted
                                                                   average
                                                     Shares     exercise price
------------------------------------------------- ------------- ---------------
Outstanding and exercisable at December 31, 2005    23,856,018  $         0.60
------------------------------------------------- ------------- ---------------
 Granted                                             2,137,500            0.86
------------------------------------------------- ------------- ---------------
 Exercised                                            (525,000)          (0.20)
------------------------------------------------- ------------- ---------------
 Expired                                              (230,000)          (1.11)
------------------------------------------------- ------------- ---------------
Outstanding and exercisable at September 30, 2006   25,238,518  $         0.63
------------------------------------------------- ============= ===============

During the nine months ended September 30, 2006, the Company issued 525,000 stock options for services rendered. The options were valued under SFAS 123R. Expense recorded pursuant to such issuances was $109,871. Pursuant to a private placement that occurred during the quarter ended September 30, 2006, there were 1,612,500 non-detachable warrants issued expiring through May 2009.


During 2005, had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have been reported as follows:

                                      Three Months      Nine Months
                                          Ended            Ended
                                      September 30,    September 30,
                                          2005              2005
Net Loss:

  As reported                        $   (1,344,515)  $   (4,076,467)

  Pro Forma                          $   (1,344,515)  $   (5,406,298)

Basic & diluted loss per common
share

  As reported                        $        (0.01)  $        (0.03)

  Pro Forms                          $        (0.01)  $        (0.04)

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options. The per-share weighted average fair value of stock options granted for compensation during the nine months ended September 30, 2006 and 2005 was $0.21 and $0.43, respectively. On the date of grant, using the Black-Scholes pricing model, the following assumptions were used for options granted during the nine (9) months ended September 30, 2006 and 2005:

                               September 30,    September 30,
                                   2006              2005

Expected dividend yield             0%                0%
Risk-free interest rate         4.30-5.26%            5%
Volatility                          95%              44%


At September 30, 2006, the range of exercise price for all of the Company's outstanding stock options was $0.10 to $1.26, with an average remaining life of 5 years and an average exercise price of $0.63.


Note 4.  Shareholders' Deficit

                  Stock as Compensation and Settlement of Debt

The Company issues stock as compensation for services valuing such issues premised upon the fair market value of the stock. During the nine (9) months ended September 30, 2006 and the year ended December 31, 2005, the Company issued 11,477,138 and 4,267,175 shares, respectively, in connection with the common stock purchase agreement with Fusion Capital and private placements. The gross proceeds for these shares were $4,014,773 and $1,603,740, respectively, for the nine months ended September 30, 2006 and the year ended December 31, 2005.

                            Authorized Capital Stock

The Company has 250,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock.

The Company completed one (1) private placement during the third quarter: On September 30, 2006, the Company received a qualified subscription for 1,600,000 shares of common stock at a purchase price of $0.25 per share with no warrants for total proceeds equal to $400,000.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Samaritan Pharmaceuticals, Inc.

         We have audited the accompanying consolidated balance sheets of Samaritan Pharmaceuticals, Inc. (a development stage company)as of December 31, 2005 and 2004 and the related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows for the years ending December 31, 2005, 2004 and 2003 and for the period from January 1, 2000 through December 31, 2005. The period beginning January 1, 1997 through December 31, 1999 was audited by the predecessor accounting firm. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, the consolidated financial position of Samaritan Pharmaceuticals, Inc. (a development stage company) as of December 31, 2005 and 2004 and the consolidated results of its operations and its cash flows for the years ending December 31, 2005, 2004 and 2003 and for the period from January 1, 2000 through December 31, 2005. The period beginning January 1, 1997 through December 31, 1999 was audited by the predecessor accounting firm, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated cumulative statements of operations and comprehensive income, shareholder's equity and cash flows regarding the period from inception (September 5, 1994) through December 31, 1996, was activity prior to our engagement as auditors upon which we or the predecessor auditor have not performed procedures. Therefore, we do not express an opinion on them.


                                              /s/  Sherb & Co., LLP
                                              ----------------------------------
                                              Sherb & Co., LLP
                                              Certified Public Accountants

New York, New York
March 30, 2006

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                                                      December 31,
                                       ----------------------------------------
                                              2005                    2004
                                       ------------------- --------------------
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents             $          456,463  $         2,438,451
 Grant receivable                                  51,117                    -
 Marketable securities                            496,068            1,490,812
 Note receivable                                  250,000                    -
 Interest receivable                               42,861               23,238
 Prepaid expenses                                  10,587               53,111
                                       ------------------- --------------------
   TOTAL CURRENT ASSETS                         1,307,096            4,005,612

PROPERTY AND EQUIPMENT                            206,803               37,221
                                       ------------------- --------------------

OTHER ASSETS:
 Patent registration costs                        700,798              430,060
 Purchased  technology rights                      19,983               30,879
 Marketable securities                                  -              492,608
 Note receivable                                        -              250,000
 Deposits                                           2,779                2,779
                                       ------------------- --------------------
   TOTAL OTHER ASSETS                             723,560            1,206,326
                                       ------------------- --------------------
                                       $        2,237,459  $         5,249,159
                                       =================== ====================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                      $          267,945  $           147,753
 Accrued officers' salaries                       247,856               22,414
 Common stock to be issued                         46,259                    -
                                       ------------------- --------------------
   TOTAL CURRENT LIABILITIES                      562,060              170,167
                                       ------------------- --------------------

SHAREHOLDERS'  EQUITY:
 Preferred stock, 5,000,000 shares
 authorized at $.001 par value, -0-
 issued and outstanding at December
 31, 2005 and 2004
                                                        -                    -
 Common stock, 250,000,000 shares
 authorized at $.001 par value,
 136,866,274 and 132,030,199 issued
 and outstanding at December 31, 2005
 and 2004, respectively                           136,866              132,030

 Additional paid-in capital                    35,589,683           33,697,043
 Deferred compensation                            (40,034)            (304,416)
 Treasury stock                                  (250,248)            (250,248)
 Accumulated other comprehensive loss             (24,472)             (16,580)
 Accumulated deficit during development
 stage                                        (33,736,396)         (28,178,837)
                                       ------------------- --------------------
   TOTAL SHAREHOLDERS' EQUITY                   1,675,399            5,078,992
                                       ------------------- --------------------
                                       $        2,237,459  $         5,249,159
                                       =================== ====================

        See accompanying notes to the consolidated financial statements.


                                                            SAMARITAN PHARMACEUTICALS, INC.
                                                             (A DEVELOPMENT STAGE COMPANY)

                                              CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                          From
                                        From            Inception
                                    Jan. 1, 1997       (09/05/94)
                                         To                To                     For the Years Ended December 31,
                                   Dec. 31, 2005    December 31, 1996        2005              2004           2003
                                  ---------------  ------------------    ---------------  -------------   -------------
                                    (Audited)         (Unaudited)
REVENUES:
 Consulting                       $      300,000                   -                  -              -         250,000
 Government research grants              256,847                   -            256,847              -               -
                                  ---------------  ------------------    ---------------  -------------   -------------
                                  $      556,847   $               -     $      256,847   $          -    $    250,000
                                  ---------------  ------------------    ---------------  -------------   -------------

EXPENSES:

Research and development               9,657,600              82,171          3,456,301      1,543,921         838,208
Interest, net                            (46,745)                  -            (60,021)       (36,730)          6,334
General and administrative            21,656,210           2,067,188          2,320,011      3,561,302       4,902,213
Depreciation and amortization          1,242,465               3,484             98,115         27,218          23,776
Other income                            (369,130)                  -                  -       (231,350)              -
                                  ---------------  ------------------    ---------------  -------------   -------------
                                      32,140,400           2,152,843          5,814,406      4,864,361       5,770,531
                                  ---------------  ------------------    ---------------  -------------   -------------

NET LOSS                             (31,583,553)         (2,152,843)        (5,557,559)    (4,864,361)     (5,520,531)

Other Comprehensive Income (Loss):
Unrealized gain on marketable
securities                                (3,933)                  -             12,648        (16,580)              -
Foreign translation adjustment           (20,540)                  -            (20,540)             -               -
                                  ---------------  ------------------    ---------------  -------------   -------------
Total Comprehensive Loss          $  (31,587,485)  $      (2,152,843)    $   (5,565,452)  $ (4,880,941)   $ (5,520,531)
                                  ===============  ==================    ===============  =============   =============


Loss per share, basic and diluted                                        $        (0.04)  $      (0.04)   $      (0.07)
                                                                         ===============  =============   =============


Weighted average number of shares
outstanding:

    Basic and diluted                                                       134,560,596    124,483,372      79,767,085
                                                                         ===============  =============   =============


                                            See accompanying notes to the consolidated financial statements

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

             FROM INCEPTION (SEPTEMBER 5, 1994) TO December 31, 2005


                                                                    Shares
                                         Number       Par Value    Reserved     Additional
                                           of          Common         for         Paid in
                                         Shares         Stock      Conversion     Capital       Warrants
                                      -------------   ----------   ----------   ------------   -----------
Inception at September 5, 1994                   -    $       -    $       -              -    $        -

Shares issued for cash, net of
 offering costs                          6,085,386          609            -        635,481             -
Warrants issued for cash                         -            -            -              -         5,000
Shares issued as compensation
 for services                              714,500           71            -      1,428,929             -

Net loss                                         -            -            -              -             -
                                      -------------   ----------   ----------   ------------   -----------
December 31, 1996 (Unaudited)            6,799,886          680            -      2,064,410         5,000

Issuance of stock, prior to
 acquisition                               206,350           21            -        371,134             -
Acquisition of subsidiary for
 stock                                   1,503,000          150            -         46,545             -


Shares of parent redeemed, par
 value $.0001                           (8,509,236)        (851)           -            851             -
Shares of public subsidiary
 issued, par value $.001                 7,689,690        7,690          820         (8,510)            -

Net loss                                         -            -            -              -             -
                                      -------------   ----------   ----------   ------------   -----------

December 31, 1997 (Audited)              7,689,690        7,690          820      2,474,430         5,000

Conversion of parent's shares              696,022          696         (696)             -             -
Shares issued for cash, net of
 offering costs                            693,500          694            -        605,185             -
Shares issued in cancellation
 of debt                                   525,000          525            -        524,475             -
Shares issued as compensation              400,000          400            -        349,600             -

Net loss                                         -            -            -              -             -
                                      -------------   ----------   ----------   ------------   -----------

December 31, 1998 (Audited)             10,004,212       10,005          124      3,953,690         5,000

Conversion of parent's shares               13,000           13          (13)             -             -
Shares issued in cancellation
 of debt                                    30,000           30            -         29,970             -
Shares issued for cash, net of
 offering costs                             45,000           45            -         41,367             -
Shares issued as compensation            3,569,250        3,569            -        462,113             -
Detachable warrants issued                       -            -            -              -       152,125
Detachable warrants exercised              100,000          100            -        148,900      (149,000)
Debentures converted to stock            1,682,447        1,682            -        640,438             -

Net loss                                         -            -            -              -             -
                                      -------------   ----------   ----------   ------------   -----------

December 31, 1999 (Audited)             15,443,909       15,444          111      5,276,478         8,125

Conversion of parent's shares              128,954          129         (111)           (18)            -
Shares issued for cash, net of
offering costs                           1,575,192        1,575            -        858,460             -
Shares issued in cancellation
 of debt                                   875,000          875            -        660,919             -
Shares issued in cancellation
 of accounts payable                       100,000          100            -         31,165             -
Shares issued as compensation            3,372,945        3,373            -      2,555,094             -
Warrants exercised                          38,807           39            -          3,086        (3,125)
Warrants expired                                 -            -            -          5,000        (5,000)

Net loss                                         -            -            -              -             -
                                       ------------    ---------    ----------   ------------   -----------

December 31, 2000 (Audited)             21,534,807       21,535            -      9,390,184             -


                                       72

Shares issued for cash, net of
 offering cost                           6,497,088        6,497            -      1,257,758             -
Shares issued as compensation            9,162,197        9,162            -      1,558,599             -
Shares issued for previously
 purchased shares                          342,607          342            -        188,208             -
Shares issued in cancellation
 of accounts payable                       200,000          200            -         68,880             -
Amortization of deferred
 compensation                                    -            -            -              -             -
Stock options issued for
 services                                        -            -            -        439,544             -

Net loss                                         -            -            -              -             -
                                       ------------    ----------   ----------   ------------   -----------

December 31, 2001 (Audited)             37,736,699        37,736            -     12,903,173             -

Shares issued for cash, net of
 offering costs                         18,657,500        18,658            -      2,077,641             -
Shares issued as compensation            3,840,525         3,841            -      1,044,185             -
Shares issued for previously
 purchased shares                           50,000            50            -          4,950             -
Shares issued in cancellation
 of accounts payable                     4,265,184         4,265            -        539,291             -
Amortization of deferred
 compensation                                    -             -            -                            -
Shares issued in cancellation
 of notes payable                                -             -            -              -             -
Stock options issued for
  services                                       -             -            -        225,000             -

Net loss                                         -             -            -              -             -
                                       ------------    ----------   ----------   ------------   -----------

December 31, 2002 (Audited)             64,549,908        64,550                  16,794,240


Shares issued for cash, net of
 offering costs                         17,493,664        17,493            -      2,392,296             -
Shares issued as compensation            4,062,833         4,063            -        549,779             -
Shares issued for previously
 purchased shares                        1,160,714         1,161            -        161,339             -
Shares issued in cancellation
 of accounts payable and
 accrued compensation                    9,615,870         9,616            -      3,448,950             -
Shares issued in cancellation
of notes payable                                 -             -            -              -             -
Shares issued in connection
 with equity financing                   3,125,000         3,125                      (3,125)            -
Exercise of stock options                7,770,892         7,771            -      1,112,077             -
Shares reacquired in settlement
 of judgement                           (1,564,048)       (1,564)           -        251,812             -
Stock options issued for
 services                                        -             -            -        145,000             -

Net loss                                         -             -            -                            -
                                       ------------    ----------   ----------   ------------   -----------

December 31, 2003 (Audited)            106,214,833       106,214            -     24,852,369             -


Shares issued for cash, net
 of offering costs                      11,426,733        11,427            -      4,289,511             -
Shares issued as compensation,
expensed                                 2,081,249         2,081            -      1,788,397             -
Amortization of deferred
compensation                                     -             -            -              -             -
Shares issued for previously
 purchased shares                           83,332            83            -         12,417             -
Exercise of stock options               16,950,468        16,951            -      4,841,869             -
Exercise of warrants                       635,000           635            -        449,365             -
Shares issued in connection
 with equity financing                   8,758,240         8,758            -      3,091,243             -
Stock retired in settlement of
 subscriptions receivable              (13,869,656)      (13,870)           -     (5,964,798)            -
Shares reacquired in settlement
of judgement                              (250,000)         (250)           -       (231,100)            -
Stock options issued for services                -             -            -        567,771             -
Other comprehensive income (loss)                -             -            -              -             -

Net Loss                                         -             -            -              -             -
                                       ------------    ----------   ----------   ------------   -----------
December 31, 2004 (Audited)            132,030,199     $ 132,030    $       -    $33,697,043    $        -

Shares issued as compensation,
expensed                                   398,900           399            -        196,785             -
Amortization of deferred
compensation                                     -             -            -              -             -
Exercise of stock options                  170,000           170                      31,330
Shares issued in connection
with equity financing                    4,267,175         4,267            -      1,599,473             -
Stock options issued for services                -             -            -         65,052             -
Other comprehensive income (loss)                -             -            -              -             -

Net loss                                         -             -            -              -             -
                                       ------------    ----------   ----------   ------------   -----------

December 31, 2005 (Audited)            136,866,274     $ 136,866    $       -    $35,589,683    $        -
                                       ============    ==========   ==========   ============   ===========

         See accompanying notes to the consolidated financial statements


                                       72

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STATE COMPANY)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

             FROM INCEPTION (SEPTEMBER 5, 1994) TO December 31, 2005

                                               Accumulated
                                                  Other          Stock                                       Total
                                    Deferred    Comprehensive Subscriptions  Treasury    Accumulated     Shareholders'
                                   Compensation   Income      Receivable     Shares       Deficit          Deficit
                                  ------------- ------------ ------------  -----------  -------------   ---------------
Inception at September 5, 1994    $         -             -  $         -   $        -   $          -    $            -

Shares issued for cash, net of
 offering costs                             -             -            -            -              -           636,090
Warrants issued for cash                    -             -            -            -              -             5,000
Shares issued as compensation
 for services                               -             -            -            -              -         1,429,000

Net loss                                    -             -            -            -     (2,152,843)       (2,152,843)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1996 (Unaudited)               -             -            -            -     (2,152,843)          (82,753)

Issuance of stock, prior to
 acquisition                                -             -            -            -              -           371,155
Acquisition of subsidiary
 for stock                                  -             -            -            -              -            46,695


Shares of parent redeemed,
 par value $.0001                           -             -            -            -              -                 -
Shares of public subsidiary
 issued, par value $.001                    -             -            -            -              -                 -

Net loss                                    -             -            -            -       (979,635)         (979,635)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1997 (Audited)                 -             -            -            -     (3,132,478)         (644,538)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued for cash, net
 of offering costs                          -             -            -            -              -           605,879
Shares issued in cancellation
 of debt                                    -             -            -            -              -           525,000
Shares issued as compensation               -             -            -            -              -           350,000

Net loss                                    -             -            -            -     (1,009,945)       (1,009,945)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1998 (Audited)                 -             -            -            -     (4,142,423)         (173,604)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued in cancellation
 of debt                                    -             -            -            -              -            30,000
Shares issued for cash, net of
 offering costs                             -             -            -            -              -            41,412
Shares issued as compensation               -             -            -            -              -           465,682
Detachable warrants issued                  -             -            -            -              -           152,125
Detachable warrants exercised               -             -            -            -              -                 -
Debentures converted to stock               -             -            -            -              -           642,120

Net loss                                    -             -            -            -     (1,671,255)       (1,671,255)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 1999 (Audited)                 -             -            -            -     (5,813,678)         (513,520)

Conversion of parent's shares               -             -            -            -              -                 -
Shares issued for cash, net of
 offering costs                             -             -            -            -              -           860,035
Shares issued in cancellation
 of debt                                    -             -            -            -              -           661,794
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -            31,265
Shares issued as compensation        (759,560)            -            -            -              -         1,798,907
Warrants exercised                          -             -            -            -              -                 -
Warrants expired                            -             -            -            -              -                 -

Net loss                                    -             -            -            -     (3,843,308)       (3,843,308)
                                  ------------ ------------- ------------  -----------  -------------   ---------------
December 31, 2000 (Audited)          (759,560)            -            -            -     (9,656,986)       (1,004,827)



         See accompanying notes to the consolidated financial statements


                                       72

Shares issued for cash, net
 of offering costs                          -             -            -            -              -         1,264,255
Shares issued as compensation        (230,512)            -            -            -              -         1,337,249
Shares issued for previously
 purchased shares                           -             -            -            -              -           188,550
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -            69,080
Amortization of deferred
  compensation                        495,036             -            -            -              -           495,036
Stock options issued for
 services                                   -             -            -            -              -           439,544
Net loss                                    -             -            -            -     (4,079,806)       (4,079,806)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2001 (Audited)          (495,036)            -            -            -    (13,736,792)       (1,290,919)

Shares issued for cash, net
 of offering costs                          -             -            -            -              -         2,096,299
Shares issued as compensation               -             -            -            -              -         1,048,026
Shares issued for previously
 purchased shares                           -             -            -            -              -             5,000
Shares issued in cancellation
 of accounts payable                        -             -            -            -              -           543,556
Amortization of deferred
 compensation                         495,036             -            -            -              -           495,036
Shares issued in cancellation
 of notes payable                           -             -            -            -              -                 -
Stock options issued for
 services                                   -             -            -            -              -           225,000
Net loss                                    -             -            -            -     (4,057,153)       (4,057,153)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2002 (Audited)                 -             -            -            -    (17,793,945)         (935,155)


Shares issued for cash, net of
 offering costs                             -             -            -            -              -         2,409,789
Shares issued as compensation               -             -            -            -              -           553,842
Shares issued for previously
 purchased shares                           -             -            -            -              -           162,500
Shares issued in cancellation
 of accounts payable and
 accrued compensation                       -             -            -            -              -         3,458,566
Shares issued in cancellation
 of notes payable                           -             -                                                      -
Shares issued in connection
 with equity financing                      -             -            -            -              -                 -
Exercise of stock options                   -             -   (1,119,848)           -              -                 -
Shares reacquired in settlement
 of judgement                               -             -            -     (250,248)             -                 -
Stock options issued for
 services                                   -             -            -            -              -           145,000
Net loss                                    -             -            -            -     (5,520,531)       (5,520,531)
                                   ----------- ------------- ------------  -----------  -------------   ---------------
December 31, 2003 (Audited)                 -             -   (1,119,848)    (250,248)   (23,314,476)          274,011

Shares issued for cash, net
 of offering costs                          -             -           -            -              -          4,300,938
Shares issued as compensation,
expensed                             (544,416)            -           -            -              -          1,246,062
Amortization of deferred
compensation                          240,000             -           -            -              -            240,000
Shares issued for previously
 purchased shares                           -             -           -            -              -             12,500
Exercise of stock options                   -             -  (4,858,820)           -              -                  -
Exercise of warrants                        -             -           -            -              -            450,000
Shares issued in connection
 with equity financing                      -             -           -            -              -          3,100,001
Stock retired in settlement of
 subscriptions receivable                   -             -   5,978,668            -              -                  -
Shares reacquired in settlement
of judgement                                -             -                        -              -           (231,350)
Stock options issued for services           -             -                        -              -            567,771
Other comprehensive income (loss)           -       (16,580)                       -              -            (16,580)
Net Loss                                    -             -           -            -     (4,864,361)        (4,864,361)
                                  ------------ ------------- -----------   ----------   ------------   ----------------
December 31, 2004 (Audited)       $  (304,416) $    (16,580) $        0    $(250,248)  $(28,178,837)   $     5,078,992

Shares issued as compensation,
expensed                             (128,034)           -            -            -              -             69,150
Amortization of deferred
compensation                          392,416            -            -            -              -            392,416
Exercise of stock options                   -            -                         -              -             31,500
Shares issued in connection
with equity financing                       -            -            -            -              -          1,603,740
Stock options issued for services           -            -            -            -              -             65,052
Other comprehensive income (loss)           -       (7,892)           -            -              -             (7,892)
Net loss                                    -            -            -            -     (5,557,559)        (5,557,559)
                                  ------------ ------------  -----------   ----------   ------------   ----------------

December 31, 2005 (Audited)           (40,034) $   (24,472)  $        -    $(250,248)  $(33,736,396)         1,675,399
                                  ============ ============  ===========   ==========   ============   ================



         See accompanying notes to the consolidated financial statements

                           SAMARITAN PHARMACEUTICALS, INC.

                            (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                FROM INCEPTION (SEPTEMBER 5, 1994) AND FOR THE YEARS
                            ENDED DECEMBER 31, 2003-2005


                                                                From                                                      From
                                                From          Inception                                                 Inception
                                             Jan. 1, 1997    (09/05/94)                                              (Sep. 5, 1994)
                                                 To              To            For the Years Ended December 31,             To
CASH FLOWS FROM OPERATING ACTIVITIES:        Dec. 31, 2005  Dec. 31, 1996    2005           2004          2003        DEC. 31, 2005
                                             -------------  ------------- -------------  ------------ -------------- ---------------
                                                (Audited)     (Unaudited)                                              (Unaudited)
Net loss                                     $(31,583,553)    (2,152,843) $ (5,751,359)  $(4,864,361) $  (5,520,531) $  (33,736,396)
Adjustments to reconcile net loss to net
 cash used in operating activities:
  Depreciation and amortization                 1,242,465          3,484        98,115        27,218         23,776       1,245,949
  Stock based compensation                      8,230,280      1,429,000        69,150     1,246,062      2,859,705       9,659,280
  Stock options issued for services             1,442,367              -        65,052       567,771        145,000       1,442,367
  Amortization of deferred compensation         1,622,488              -       586,216       240,000              -       1,622,488
  Foreign currency loss                           (20,540)             -       (20,540)                                     (20,540)
  Other income                                   (231,350)             -             -      (231,350)             -        (231,350)
(Increase) decrease in assets:
  Accounts receivable                             (56,701)         5,584       (51,117)                                     (51,117)
  Interest receivable and prepaids                (66,688)             -        22,901       (55,092)       (18,256)        (66,688)
  Deposits                                         13,724           (783)            -             -         12,941          12,941
Increase (decrease) in liabilities:
  Deferred revenue                               (200,000)       200,000             -             -       (250,000)              -
  Accounts payable and accrued expenses         2,347,341         29,274       345,634      (218,144)       513,524       2,376,615
                                             -------------  ------------- -------------  ------------ -------------- ---------------

NET CASH USED IN OPERATING ACTIVITIES         (17,260,167)      (486,284)   (4,635,948)   (3,287,896)    (2,233,841)    (17,746,451)
                                             -------------  ------------- -------------  ------------ -------------- ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of technology                            (13,492)       (95,477)            -             -              -        (108,969)
Purchase of furniture and equipment              (325,659)       (12,837)     (222,533)      (17,316)       (13,902)       (338,496)
Note receivable                                  (250,000)             -             -      (250,000)             -        (250,000)
(Purchase) liquidation of Marketable
 securities                                      (500,000)             -     1,500,000    (2,000,000)             -        (500,000)
Patent registration costs                        (719,620)       (24,866)     (305,007)     (227,862)        (4,832)       (744,486)
                                             -------------  ------------- -------------  ------------ -------------- ---------------

NET CASH USED IN INVESTING ACTIVITIES          (1,808,771)      (133,180)      972,460    (2,495,178)       (18,734)     (1,941,951)
                                             -------------  ------------- -------------  ------------ -------------- ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrants/options                    638,625              -        31,500       450,000              -         638,625
Proceeds from debentures                          642,120              -             -             -              -         642,120
Proceeds from stock issued for cash            11,942,479        641,090             -     4,300,938      2,409,790      12,583,569
Proceeds from equity financing                  4,703,742              -     1,603,741     3,100,001              -       4,703,742
Common stock to be issued                         252,309              -             -             -         12,500         252,309
Short-term loan repayments                       (288,422)             -             -             -       (156,955)       (288,422)
Short-term loan proceeds                        1,612,922              -        46,259             -              -       1,612,922
                                             -------------  ------------- -------------  ------------ -------------- ---------------

NET CASH PROVIDED BY FINANCING ACTIVITIES      19,503,775        641,090     1,681,500     7,850,940      2,265,335      20,144,865
                                             -------------  ------------- -------------  ------------ -------------- ---------------

CHANGE IN CASH                                    434,837         21,626    (1,981,988)    2,067,866         12,760         456,463
CASH AT BEGINNING OF PERIOD                        21,626              -     2,438,451       370,585        357,825               -
                                             -------------  ------------- -------------  ------------ -------------- ---------------

CASH AT END OF PERIOD                        $    456,463   $     21,626  $    456,463   $ 2,438,451  $     370,585  $      456,463
                                             =============  ============= =============  ============ ============== ===============

NON-CASH FINANCING & INVESTING ACTIVITIES:

Purchase of net, non-cash assets of
 subsidiary for stock                        $        195   $          -  $          -   $         -  $           -  $          195
Short-term debt retired through issuance
 of stock                                    $  1,890,695   $          -  $          -   $         -  $           -  $    1,890,695
Issuance of common stock, previously
 subscribed                                  $    180,000   $          -  $          -   $    12,500  $     162,500  $      180,000
Treasury stock acquired through settlement
 of judgement                                $    250,248   $          -  $          -   $         -  $     250,248  $      250,248
Stock subscriptions receivable               $  1,119,848   $          -  $          -   $         -  $   1,119,848  $    1,119,848
Stock retired in settlement of
 subscriptions receivable                    $ (5,978,668)  $             $              $(5,978,668) $           -  $   (5,978,668)
Stock received in settlement                 $   (231,350)  $          -  $          -   $  (231,350) $           -  $     (231,350)
Stock as compensation for services           $  5,175,792   $  1,357,735  $  1,357,735   $ 1,246,062  $   3,929,730  $    6,533,527
Stock issued in cancellation of accounts
 payable                                     $ l4,248,938   $          -  $          -   $         -  $   1,815,203  $    4,248,938
Exercise of stock options                    $  4,858,820   $          -  $          -   $ 4,858,820  $           -  $    4,858,820

           See accompanying notes to the consolidated financial statements

                         SAMARITAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

NOTE 1   -   ORGANIZATION AND NATURE OF BUSINESS

Samaritan Pharmaceuticals, Inc. (`the Company') was formed in September 1994 and became public in October 1997. Our principle executive offices are located in Las Vegas, Nevada.

Samaritan Pharmaceuticals is working to ensure a longer and better life, for patients suffering with AIDS, Alzheimer's, Cancer, and Cardiovascular disease. Samaritan is a pipeline-driven Biopharmaceutical company, with a clear focus on advancing early stage innovative drugs through clinical development, to become commercially valuable compounds.


NOTE 2   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.       Basis of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

B.       Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectability is reasonably assured. During 2005, revenue consisted of grant income recognized when the qualifying expenditure was incurred. During 2003, revenue consisted of a consulting fee deemed earned since there was no further services under the agreement.

C.       Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

The Company maintains its cash in bank accounts at high credit quality financial institutions. The balances at times may exceed federally insured limits.

D.      Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from their equity purchase agreement with Fusion Capital. If Fusion Capital is unable to meet its commitments under the agreement or is unable to sell the stock in the open market, this will have a materially adverse effect on the Company's financial position and its ability to continue its current research.

E.       Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight line method over the estimated useful lives of the assets.

F.       Intangibles

1) Legal fees associated with filing patents are recorded at cost and amortized over 17 years. The Company has one (1) issued U.S. patent and had thirteen (13) pending patent applications in the U.S. to protect its proprietary methods and processes. The Company also filed corresponding foreign patent applications for certain of these U.S. patent applications. As of December 31, 2005, its patent portfolio outside the U.S. comprised two (2) issued patent and fifty-two (52) pending patent applications. The issued U.S. patent and pending patent applications relate to Alzheimer's, Cancer, Cardiovascular and HIV indications. Certain U.S. patents may be eligible for patent term extensions under the Hatch-Waxman Act may be available to Samaritan for the lost opportunity to market and sell the invention during the regulatory review process.

The Company reviews patent costs for impairment by comparing the carrying value of the patents with the fair value. The Company believes it will recover the full amount of the patent costs based on forecasts of sales of the products related to the patents. Patent registration costs are amortized over seventeen
(17) years once approved. Patent amortization expense was $34,268 during the year ended December 31, 2005. Expected amortization projected for the next five years is as follows:

                      -------------        -------------
                           2006                $41,233
                      -------------        -------------
                           2007                $38,798
                      -------------        -------------
                           2008                $36,516
                      -------------        -------------
                           2009                $34,638
                      -------------        -------------
                           2010                $32,347
                      -------------        -------------


2) Purchased technology rights are recorded at cost and are being amortized using the straight line method over the estimated useful life of the technology. Amortization was approximately $10,896 for the years ended December 31, 2003 through 2005. Accumulated amortization at December 31, 2005 and 2004 was $88,986 and $78,090. Amortization expense associated with these technology rights in the future will be $10,896 for 2006 and $9,087 for 2007.

G.       Earnings (loss) per share

The Company reports loss per common share in accordance with Statement of Financial Accounting Standards ("SFAS") no. 128, "Earnings Per Share." The per share effects of potential common shares such as warrants, options, convertible debt and convertible preferred stock have not been included, as the effect would be antidilutive. The Company has 23,856,018 and 20,942,930 options outstanding at December 31, 2005 and 2004, respectively, which were not included.

H.       Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

I.       Income Taxes

Pursuant to Statement of Financial Accounting Standards No. 109 (`SFAS 109') Accounting for Income Taxes', the Company accounts for income taxes under the liability method. Under the liability method, a deferred tax asset or liability is determined based upon the tax effect of the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted rates, which will be in effect when these differences reverse.

J.       Research and Development Costs

Research and development costs are expensed when incurred.

K.       Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those on a quarterly basis for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 2005 the Company does not believe that any impairment has occurred.

L.       Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107 `Disclosures about Fair Value of Financial Instruments' (SFAS 107) requires the disclosure of fair value information about financial instruments whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Where quoted market prices are not readily available, fair values are based on quoted market prices of comparable instruments. The carrying amount of cash, accounts payable and accrued expenses approximates fair value because of the short maturity of those instruments.

M.       Foreign Currency Translation

Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date of historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders equity (Accumulated other comprehensive loss), while gains and losses resulting from foreign currency transactions are included in operations.

N.       Stock Based Compensation

Statement of Financial Accounting Standards No. 123, `Accounting for Stock-Based Compensation,' (`SFAS 123'), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, `Accounting for Stock Issued to Employees', and related Interpretations.

Accordingly, compensation cost for the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the 'disclosure only' alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

O.       Marketable Securities

At December 31, 2005, the Company holds one brokered Certificate of Deposit with a total market value of $496,068 which is classified as available for sale. The original cost was $500,000. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive loss in Shareholder's Deficit. Realized gains and losses will be determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.

P.       ACCRUED OFFICERS' COMPENSATION

Accrued officers' compensation consists of the unpaid portion of the respective officer's contract salary.

Q.       UNISSUED STOCK

Unissued stock consists of proceeds received by year-end for stock that had yet to be issued. Such amounts were retired through the issuance of shares subsequent to the balance sheet date.

R.       New Accounting Pronouncements

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (`SFAS 149'), 'Amendment of Statement 133 on Derivative Instruments and Hedging Activities'. This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. The adoption of SFAS 149 did not have a material effect on the business, results of operations, and financial condition of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ('SFAS 150'), 'Accounting for Certain Financial Instruments and Characteristics of both Liabilities and Equity'. SFAS 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. SFAS 150 became effective for financial instruments entered into or modified after May 31, 2003. The Corporation has not issued any such instruments and therefore the adoption of SFAS 150 did not have any effect on the business, results of operations, and financial condition of the Company.

In December 2004, the FASB issued FASB Statement No. 123R, 'Share-Based Payment, an Amendment of FASB Statement No. 123' ('FAS No. 123R'). FAS No. 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006.

The Company is in process of evaluating the impact of this pronouncement on its financial position.

In May 2005, the FASB issued FASB Statement No. 154, which replaces APB Opinion No.20 and FASB No. 3. This Statement provides guidance on the reporting of accounting changes and error corrections. It established, unless impracticable retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements to a newly adopted accounting principle. The Statement also provides guidance when the retrospective application for reporting of a change in accounting principle is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. This Statement is effective for financial statements for fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In February 2006, the FASB issued FASB Statement No. 155, which is an amendment of FASB Statements No. 133 and 140. This Statement; a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of Statement 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In March 2006, the FASB issued FASB Statement No. 156, which amends FASB Statement No. 140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This Statement amends Statement 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

NOTE 3   -   PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following as of December 31:

                               Estimated
                                Useful
                                 Life             2004         2005
                               ---------          ----         ----


Furniture and Fixtures           3-7           $106,494      $130,828
Software                           3              9,470        10,392
Lab Equipment                      3                  -       197,279
                                               ---------     ----------
                                                115,964       338,499
                                               ---------     ----------
Less: accumulated depreciation                  (78,743)     (131,696)
                                               ---------     ----------
                               Total            $37,221      $206,803
                                               =========     ==========

Depreciation expense for the years ended December 31, 2005, 2004 and 2003 was $52,951, $16,322, and $12,880, respectively.

NOTE 4   -   SHAREHOLDERS' EQUITY

On June 27, 2003, the Company amended its articles of incorporation to increase the authorized number of shares to 200 million and on April 24, 2001, a class of 5 million shares of preferred stock. There are no outstanding preferred stock shares at December 31, 2005.

A.       Stock Option Plans.

The short and long-term compensation program includes stock options granted under Stock Incentive Plans as well as non-qualified stock options. The company currently has two stock option plans: The 2005 Stock Option Plan, approved by the shareholders on June 10, 2005 as an additional plan to the Company's 2001 Stock Plan; and the 2001 Stock Option Plan, approved by the shareholders on April 24, 2001. Both Option Plans are designed to reward executives for achieving long-term financial performance goals over a three-year to ten-year period, provide retention incentives for executives, and tie a significant portion of an executive's total compensation to long-term performance. Stock options for executive officers and key associates are part of the incentive program and link the enhancement of shareholder value directly to their total compensation.

Shares available under the 2005 Plan: On a calendar year basis, Awards under the Plan may be made for a maximum of ten percent (10%) of the total shares of Common Stock outstanding on a fully diluted basis (without taking into account outstanding Awards at the end of the prior calendar year), less Awards outstanding at the end of the prior calendar year. Notwithstanding this limit, not more than three percent (3%) of the total shares of within the plan may be subject to ISO Awards during the term of the Plan, and not more than seven percent (7%) of the total shares within the plan may be subject to Awards in a form other than options and SARs. No director, officer, or employee may be granted options with respect to the total awards available under the plan to more than half of the awards within the Plan, nor more than 5,000,000 shares per fiscal year, subject to a limit of 2,500,000 shares per fiscal year for individuals first hired that year. The number of shares subject to these limits will be adjusted in the event of certain changes in the capitalization of the Company.

Shares Available under the 2001 Plan: The number of awards that may be granted under the 2001 Plan in each calendar year will not exceed twenty percent (20%) of (i) the total shares of common stock outstanding on a fully diluted basis, without taking into account awards outstanding under the 2001 Plan that are exercisable for or convertible into common stock or that are unvested stock awards (referred to as 'outstanding awards'), at the close of business on the last day of the preceding calendar year, less (ii) the number of shares subject to 'outstanding awards' at the close of business on that date.

There were 3,201,088 options granted, 170,000 options exercised, and 100,000 options expired pursuant to both plans. As of December 31, 2005, there were 23,856,018 options remains outstanding pursuant to both plans.

The following table summarizes the Company's stock options outstanding at December 31, 2005, 2004, and 2003:

                                                            Weighted average
                                              Shares         exercise price
                                            ------------   -----------------
   Outstanding and exercisable
   at December 31, 2002                      8,994,208           $   .25
   Granted                                  14,758,942               .22
   Exercised                                (7,770,892)             (.14)
   Expired                                     (20,000)             (.10)
                                           -------------   -----------------
   Outstanding and exercisable
   at December 31, 2003                     15,962,258               .34
   Granted                                  25,000,806               .51
   Exercised                               (17,585,468)             (.30)
   Expired                                  (2,452,666)             (.51)
                                          -------------   -----------------
   Outstanding and exercisable
   at December 31, 2004                     20,924,930               .56
   Granted                                   3,201,088               .88
   Exercised                                  (170,000)             (.19)
   Expired                                    (100,000)            (1.00)
                                          -------------   -----------------
   Outstanding and exercisable
   at December 31, 2005
                                            23,856,018           $   .60
                                          -------------   -----------------

The Company applies APB No. 25, `Accounting for Stock Issued to Employees,' and related interpretations in accounting for its stock options. As a result no compensation expense has been recognized for employee and director stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, `Accounting for Stock-Based Compensation,' the Company's net loss would have been reported as follows:

                                           December 31,
                              2003             2004             2005
                          ------------     ------------     ------------
Net Loss:
  As reported             $(5,520,531)     $(4,864,361)     $(5,557,559)
  Pro Forma
                          $(7,796,531)     $(8,927,246)     $(6,887,390)
Basic and diluted loss
per common share:
  As reported                (0.07)            (0.04)           (0.04)
  Pro Forma                  (0.10)            (0.07)           (0.05)

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options with the following assumptions used for grants during the year ended December 31, 2005, 2004, and 2003. The per-share weighted average fair value of stock options granted during 2005 and 2004 was $0.43 and $0.24 and $0.19, respectively, on the date of grant using the Black Scholes pricing model and the following assumptions for the years ended December 31:

                                 2003             2004             2005
                             ------------     ------------     ------------

Expected dividend yield            0%               0%                 0%
Risk-free interest rate            5%               5%                 5%
Annualized volatility            122%              82%                 NA
Average quarterly volatility
for applicable quarters                                               41%

-------------------------------------------------------------------------------------------------------------
                                             Calendar Year 2005
-------------------------------------------------------------------------------------------------------------
                     Options Outstanding Options Exercisable
--------------- ------------------------------------------------------- -------------------------------------
                                      Weighted
                                     -Average
 Range of                           Remaining
  Exercise          Number          Contractual      Weighted -Average       Number        Weighted-Average
   Prices         Outstanding      Life (Months)      Exercise Price       Exercisable      Exercise Price
--------------- ---------------- ----------------- -------------------- ---------------- --------------------
   .15 -.25         737,500             14                 .19              737500               .19
--------------- ---------------- ----------------- -------------------- ---------------- --------------------
   .25-.50         4,682,435            94                 .35             4,682,435             .35
--------------- ---------------- ----------------- -------------------- ---------------- --------------------
   .50-1.00       16,806,083            84                 .64            16,806,083             .64
--------------- ---------------- ----------------- -------------------- ---------------- --------------------
  Above 1.00       1,630,000            92                1.15             1,630,000            1.15
--------------- ---------------- ----------------- -------------------- ---------------- --------------------

C.       Stock as compensation and settlement of debt

The Company issues stock as compensation for services valuing such issues premised upon the fair market value of the stock.

During the year ended December 31, 2005, the Company issued an aggregate of 398,900 shares of common stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $198,184 ranging from $.41 - $.72 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense and deferred compensation. The unamortized balance of deferred compensation at December 31, 2005 is $40,034.

During the year ended December 31, 2004, the Company issued an aggregate of 2,081,249 shares of common stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $1,790,478 ranging from $.16 - $1.19 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense and deferred compensation. The unamortized balance of deferred compensation at December 31, 2004 is $304,416.

During the year ended December 31, 2003, the Company issued an aggregate of 937,833 shares of common stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $553,842 ranging from $.16-$.71 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense. During the year ended December 31, 2003 the Company exchanged 12,740,870 shares of the Company's common stock in settlement of accounts payable and accrued salaries for officers totaling $1,152,703. To the extent that the market value of shares issued as payment of accrued salaries exceeded the recorded amount of accrued salaries, such amount was recognized as additional compensation. The amount of additional compensation recorded at December 31, 2003 was $2,305,863.

During the year ended December 31, 2005, the Company also issued 2,567,175 shares in connection with the common stock purchase agreement with Fusion Capital (Note 9).

During the year ended December 31, 2004, the Company also issued 8,758,240 shares in connection with the common stock purchase agreement with Fusion Capital (Note 9).

During the year ended December 31, 2003, the Company also issued 3,125,000 shares in connection with the common stock purchase agreement with Fusion Capital. Such amount was recorded at par value with a corresponding change against Additional Paid-in Capital.

D.       Private Placement

During the year ended December 31, 2005, the company did not offer any private placements. During the year ended December 31, 2004, through various private placements, the Company sold 11,426,733 shares for $4,300,938. During the year 2003, through various private placements, the Company sold 17,493,664 shares for $2,409,789.

NOTE 5   -    INCOME TAXES

The Company has net operating losses at December 31, 2005 of approximately $16,190,000 expiring through 2025. Utilization of these losses may be limited by the "change of ownership" rules as set forth in section 382 of the Internal Revenue Code.

A reconciliation of the statutory U.S. Federal rate thirty-five percent (35%) and effective rates is as follows:

                                                  Years Ended December 31,
                                          2003                2004               2005
                                     -------------       -------------      -------------
Expected income tax (benefit)
at Federal statutory rate            $ (1,932,000)       $ (1,702,000)      $ (1,945,000)
State tax (benefit) net of
Federal effect                           (276,000)           (243,000)          (278,000)
Permanent differences                     741,000             821,000            230,000
Increase in valuation allowance         1,467,000           1,124,000          1,993,000
                                     -------------       -------------      -------------
                                     $          -        $          -        $         -
                                     =============       ==============     ==============

                                        December 31,
                          ---------------------------------------
                                2004                   2005
                          ----------------      -----------------
Net operating losses      $    6,476,000        $     8,469,000
Valuation allowance           (6,476,000)            (8,469,000)
                          ----------------      -----------------
                          $            -        $             -
                          ================      =================

The valuation allowances have been established equal to the full amounts of the deferred tax assets, as the Company is not assured that it is more likely than not that these benefits will be realized.

NOTE 6   -   COMMITMENTS AND CONTINGENCIES

A. The Company leases various facilities under operating lease agreements expiring through September 2008. Rental expense for the years ended December 31, 2005, 2004, and 2003 was $39,708, $49,883, and $40,006 respectively. Future minimum annual lease payments under the facilities lease agreements for agreements lasting more than one year are as follows:

                                    2006    $55,011
                                    2007    $56,572
                                    2008    $43,307

B. During the year ended December 31, 2004, the Company amended its research collaboration and licensing agreement with Georgetown University (`Georgetown'), which terminates in 2014. As consideration for Georgetown's performance under this Agreement the Company shall pay Georgetown $1,000,000 per year in quarterly installments commencing with the quarter ended March 31, 2004.

C. The Company has entered into employment agreements with two officers. These agreements started January 1, 2001 and are for five years with annual compensation for both at $780,000, with an annual increase not less than five percent (5%) per year. Each officer at their option can receive payment in Company common stock calculated at the lowest closing price of the stock quoted for the period for which the salary has been earned, divided by the current discount rate for restricted stock offered by the Company.

Each officer is entitled to a bonus payable in ten year warrants based on a calculation of the Company's market capitalization but each officer has foregone their bonus despite reaching the performance goal. In addition each officer is guaranteed annual incentive stock options of the greater of $250,000 or a percentage of the issued and outstanding shares on the anniversary date of the agreement. The percentage ranges from one percent (1%) to four (4%). Such options vest twenty-five percent (25%) each quarter and are priced at the lowest closing price of the Company's common stock in the quarter preceding the grant. The options terminate after ten years.

NOTE 7   -   RESEARCH AND DEVELOPMENT COSTS

Research and development expenses consist of the costs associated with our research activities, as well as the costs associated with our drug discovery efforts, conducting preclinical studies and clinical trials, manufacturing development efforts and activities related to regulatory filings. Our research and development expenses consist of:
    o external research and development expenses incurred under agreements with third-party contract research organizations and investigative sites, third-party manufacturing organizations and consultants;
    o employee-related expenses, which include salaries and benefits for the personnel involved in our drug discovery and development activities.

We use our employee across multiple research projects, including our drug development programs. We track direct expenses related to our clinical programs on a per project basis. Accordingly, we allocate internal employee-related, as well as third-party costs, to each clinical program. We do not allocate expenses related to preclinical programs.

The following table summarizes our principal product development programs, including the related stages of development for each product candidate in development and the research and development expenses allocated to each clinical product candidate. The information in the column labeled "Estimated Completion of Current Trial" is our estimate of the timing of completion of the current clinical trial or trials for the particular product candidate. The actual timing of completion could differ materially from the estimates provided in the table.


                                                      Estimated
                                                      Completion              Research and Development Expenses
                                      Phase of        of Current                  Year Ended December 31
Product Candidate        Indication   Development     Trial                  2003           2004            2005
------------------------ -----------  -------------   -------------     --------------- -------------- -----------
Clinical Development
   SP-01A                 HIV          Phase 2          2006            $      105,708  $     836,424  $2,263,903
Research and preclinical                                                $      732,500  $     707,497  $1,192,398
                                                                        --------------- -------------- -----------

                                                                        $      838,208  $   1,543,921  $3,456,301
                                                                        =============== ============== ===========


The successful development of our product candidates is highly uncertain. At this time, we cannot reasonably estimate or know the nature, timing and estimated costs of the efforts that will be necessary to complete the remainder of the development of, or the period, if any, in which material net cash inflows may commence from, SP-01A or any of our preclinical product candidates. This is due to the numerous risks and uncertainties associated with developing drugs, including the uncertainty of:

    o the scope, rate of progress and expense of our clinical trials and other research and development activities;
    o the potential benefits of our product candidates over other therapies;
    o our ability to market, commercialize and achieve market acceptance for any of our product candidates that we are developing or may develop in the future;
    o future clinical trial results;
    o the terms and timing of regulatory approvals; and
    o the expense of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights.

A change in the outcome of any of these variables with respect to the development of a product candidate could mean a significant change in the costs and timing associated with the development of that product candidate. For example, if the FDA or other regulatory authority were to require us to conduct clinical trials beyond those which we currently anticipate will be required for the completion of clinical development of a product candidate or if we experience significant delays in enrollment in any our clinical trials, we could be required to expend significant additional financial resources and time on the completion of clinical development.

NOTE 8   -   LITIGATION

Samaritan, from time to time, is involved in various legal proceedings in the ordinary course of its business.

NOTE 9   -   RELATED PARTY TRANSACTIONS

In the ordinary course of business, we entered into transactions with Clay County Holdings (`CCH'). These transactions include loans made to and from CCH. In the past, CCH had made a loan to Samaritan which Samaritan paid off in 2003. During 2004, Samaritan created a notes receivable with CCH for $250,000 which amount bears interest at a rate of twelve percent (12%) per annum. The note receivable is secured by pledge of common stock in Samaritan owned by CCH. CCH is also an affiliate of Nevada Gold and Casinos through CCH ownership of over ten percent (10%) of Nevada Gold and Casinos common stock. A Director of the Company is the CEO of Nevada Gold and Casinos but is not a shareholder of CCH.

The CEO and CFO of the Company are mother and son.

NOTE 10  -   OTHER INCOME

In the December 31, 2004 financial statements, other income consists of the return of 250,000 shares of common stock that had been issued as compensation to a consultant in a prior year. The shares were returned due to the fact that the services were not performed. The shares were valued at their original issuance value, $231,350.

NOTE 11   -   FUSION TRANSACTION

On April 22, 2003, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed to purchase shares our common stock from time to time at the Company's option up to an aggregate amount of $10,000,000. The SEC declared effective the Company's registration statement on Form SB-2, Commission Registration No. 333-105818 on October 9, 2003. During the year ended December 31, 2005, the Company also issued 2,567,175 shares in connection with the common stock purchase agreement with Fusion Capital.

On May 12, 2005, we entered into a second common stock purchase agreement, as amended ("Purchase Agreement II") with Fusion Capital pursuant to which Fusion Capital has agreed to purchase our common stock from time to time at our option up to an aggregate amount of $40,000,000 over fifty (50) months from the date the SEC declares effective a registration statement covering the shares of common stock to be purchased by Fusion Capital pursuant to such Purchase Agreement II. The SEC declared effective the Company's registration statement on Form SB-2, Commission Registration No. 333-130356 on December 29, 2005, covering the shares of common stock to be purchased by Fusion Capital and such shares will be priced based on the market price of our shares at the time of sale to Fusion Capital. We have the right to sell to Fusion Capital up to $40,000 of our common stock on each business day and may increase that amount with additional $5,000 for every $0.25 increase in our stock price above $1.25 for five consecutive days immediately prior to the submission of Daily Purchase Amount Increase Notice. We have the right to control timing and the amount of shares we sell to Fusion Capital. On February 17, 2006, the conditions for commencement of sales of our shares specified in the purchased agreement with Fusion Capital were satisfied.

NOTE 12   -   RISKS AND UNCERTAINTIES

Marketability of the product is dependent, among other things, upon securing additional capital to successfully complete the clinical testing of the product, securing FDA approval, and procurement of viable patents.

NOTE 13   -   QUARTERLY FINANCIAL DATA - (Unaudited)

The following quarterly financial data are unaudited, but in the opinion of management include all necessary adjustments for a fair presentation of the interim results.

                                         First             Second            Third            Fourth
                                         Quarter           Quarter           Quarter          Quarter           Total
                                       ------------      ------------      ------------      -----------      ----------
Year ended December 31, 2005
Government Research Grants             $         -       $    15,250       $   120,179       $  121,418      $  256,847
Income from operations                  (1,261,556)       (1,470,396)       (1,344,515)      (1,481,092)     (5,557,559)
Net income (loss)                       (1,261,556)       (1,470,396)       (1,344,515)      (1,481,092)     (5,557,559)
Basic and diluted earnings (loss)
per share                              $      (.01)       $     (.01)      $      (.01)      $     (.01)     $     (.04)


                                         First             Second            Third            Fourth
                                         Quarter           Quarter           Quarter          Quarter           Total
                                       ------------      ------------      ------------      -----------      ----------
Year ended December 31, 2004
Government Research Grants             $         -       $         -       $         -       $        -      $        -
Income from operations                    (828,585)       (1,022,835)         (959,172)      (2,053,769)     (4,864,361)
Net income (loss)                         (828,585)       (1,022,835)         (959,172)      (2,053,769)     (4,864,361)
Basic and diluted earnings (loss)
per share                              $      (.01)       $     (.01)      $      (.01)      $     (.01)     $     (.04)


NOTE 14   -   SUBSEQUENT EVENTS (Unaudited)

On April 4, 2006, Samaritan Pharmaceuticals Europe, S.A. received notification by the National Pharmaceuticals Organization, (EOF) for a new marketing authorization for Amphocil in Greece. The National Pharmaceutical Organization,
(EOF), is the competent authority for granting approval to market pharmaceutical and medical products in Greece, similar to the FDA in the United States. Samaritan Europe is currently assembling all of the necessary documents to make a pricing application with the Minister of Development who issues official prices with the consent of the Minister of Health. A nine-member Pricing Committee is responsible for providing expert non-binding advice on pharmaceutical prices. Once price approval is obtained, Samaritan will launch the product in the Greek market.

During the first quarter of 2006, the Company received $1,200,000 in exchange for the issuance of 3,836,584 shares to Fusion Capital Fund II, LLC ("Fusion Capital") pursuant to that certain Common Stock Purchase Agreement, dated May 12, 2005 and amended on December 19, 2005, with Fusion Capital. The Company also completed the following two (2) placements: on March 1, 2006, the Company received a qualified subscription for 4,000,000 shares of our common stock at a purchase price of $0.25 per share of total proceeds equal to $1,000,000. On March 29, 2006, the Company received qualified subscriptions for 1,175,000 shares of our common stock at a purchase price of $0.40 per share for total proceeds equal to $470,000, plus warrant coverage equal to one hundred percent (100%) of the total number of shares subscribed for at $1.00 per share.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a Registration Statement on Form S-1, including exhibits and schedules, in connection with the Common Stock to be sold in this offering. This Prospectus is part of the Registration Statement and does not contain all the information included in the Registration Statement. For further information about us and the Common Stock to be sold in this offering, please refer to the Registration Statement. When a reference is made in this Prospectus to any contract, agreement or other document, the reference may not be complete and you should refer to the copy of that contract, agreement or other document filed as an exhibit to the Registration Statement or to one of our previous SEC filings.

         We also file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy the Registration Statement or any other document we file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov. In addition, our SEC filings may be accessed at our website www.samaritanpharma.com via a link to the SEC's website. Information contained on our website is not incorporated into, and does not constitute any part of, this Prospectus.


                                     PART II

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:

                        Registration Fees               $45,786.24
                        Legal Fees and Expenses         $10,000.00
                        Accounting Fees                 $ 7,500.00
                        Miscellaneous                   $   500.00
                                                        ----------
                        Total (1)                       $18,000.00
                                                        ==========

(1) Excludes the SEC registration fee of $786.24 and the AMEX additional shares listing fee of $45,000 that were previously paid.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

None of our Directors will have personal liability to us or any of our shareholders for monetary damages for breach of fiduciary duty as a Director involving any act or omission of any such Director since provisions have been made in the Articles of Incorporation (restated as last amended June 10, 2005)limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a Director (a) for any breach of the Director's duty of loyalty to us or our shareholders, (b) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (c) under applicable Sections of the Nevada Revised Statutes, (d) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or (e) for any transaction from which the Director derived an improper personal benefit.

Our Bylaws provide for indemnification of the Directors, officers, and employees of Samaritan in most cases for any liability suffered by them or arising out of their activities as Directors, officers, and employees of Samaritan if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. Our Bylaws (restated as last amended April 18, 2005), therefore, limit the liability of Directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and Directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or Directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Samaritan in connection with such sale or purchase, including the misapplication by any such officer or Director of the proceeds from the sale of these securities, may be able to recover such losses from us.

The Company has entered into indemnification agreements with each of its Directors and officers, indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a Director or officer or served at our request as a Director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Nevada law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Samaritan except to the extent Nevada law shall permit broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by Samaritan's Articles of Incorporation (restated as last amended June 10, 2005) and by Nevada law.


                     RECENT SALES OF UNREGISTERED SECURITIES

Recent Sales of Unregistered Securities.

         The following discussion sets forth securities sold by the Company in the recent past, including any during the period covered by this Registration Statement. These securities were shares of Common Stock of the Company, they were sold for cash unless otherwise noted, they were sold in private transactions to persons believed to be of a class of "accredited investors" not affiliated with the Company unless otherwise noted, and purchasing the shares with an investment intent, and the Company relied upon, among other possible exemptions, Section 4(2) of the Securities Act of 1933, as amended. It's reliance on said exemption was based upon the fact that no public solicitation was used by the Company in the offer or sale, and that the securities were legend shares, along with a notation at the respective transfer agent, restricting the shares from sale or transfer as is customary with reference to Rule 144 of the U.S. Securities and Exchange Commission ("SEC").

            During the 3rd Quarter 2006, the Company completed one (1) private placement. On September 30, 2006, the Company received a qualified subscription for 1,600,000 shares of Common Stock at a purchase price of $0.25 per share with no warrants for total proceeds equal to $400,000.

            During the 2nd Quarter 2006, the Company completed the following two
(2) private placements: On March 1, 2006, the Company received a qualified subscription for 4,000,000 shares of Common Stock at a purchase price of $0.25 per share for total proceeds equal to $1,000,000. On May 9, 2006, the Company received qualified subscriptions for 1,612,500 shares of Common Stock at a purchase price of $0.40 per share for total proceeds equal to $645,000, plus warrant coverage equal to one hundred percent (100%) of the total number of shares subscribed for at $1.00 per share. On April 26, 2006, the Company issued 200,000 shares of Common Stock at a price of $0.20 per share upon the exercise of stock options. On May 03, 2006, the Company issued 225,926 shares of Common Stock at a price of $0.20 per share upon the exercise of stock options. On May 03, 2006, the Company issued 25,000 shares of Common Stock at a price of $0.18 per share upon the exercise of stock options.

            On April 26, 2006, the Company issued 200,000 shares of Common Stock at a price of $0.20 per share upon the exercise of stock options. On May 03, 2006, the Company issued 225,926 shares of Common Stock at a price of $0.20 per share upon the exercise of stock options. On May 03, 2006, the Company issued 25,000 shares of Common Stock at a price of $0.18 per share upon the exercise of stock options.

            During the 1st Quarter 2006, the Company completed the following two
(2) private placements: On March 1, 2006, the Company received a qualified subscription for 4,000,000 shares of Common Stock at a purchase price of $0.25 per share for total proceeds equal to $1,000,000. As of May 9, 2006, the Company received qualified subscriptions for 1,612,500 shares of Common Stock at a purchase price of $0.40 per share for total proceeds equal to $645,000, plus warrant coverage equal to one hundred percent (100%) of the total number of shares subscribed for at $1.00 per share.

            During the fiscal year ending December 31, 2005, the Company issued an aggregate of 398,900 shares of Common Stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $197,184 ranging from $0.41 - $0.72 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense and deferred compensation. The unamortized balance of deferred compensation at December 31, 2005 was $40,034.

            During the year ended December 31, 2004, the Company issued an aggregate of 2,081,249 shares of Common Stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $1,790,478 ranging from $0.16-$1.19 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense. During the year ended December 31, 2004 the Company exchanged 11,426,733 shares of the Company Stock for $4,300,938.

            During the year ended December 31, 2003, the Company issued an aggregate of 4,062,833 shares of Common Stock in consideration of services rendered or to be rendered to the Company. Such shares were valued at an aggregate of $553,842 ranging from $0.16 to $0.71 per share, representing the fair value of the shares issued. The issuances were recorded as non-cash compensation expense. During the year ended December 31, 2003 the Company exchanged 12,740,870 shares of the Common Stock in settlement of accounts payable, accrued salaries for officers and equity financing totaling $1,152,703. To the extent that the market value of shares issued as payment of accrued salaries exceeded the recorded amount of accrued salaries, such amount was recognized as additional compensation. The amount of additional compensations recorded at December 31, 2003 was $2,305,863. During the year 2003, through various private placements, the Company sold 17,493,664 shares for $2,409,789.

         The offers and sales of securities described in paragraph (1) above were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D in that the offers and sales of securities did not involve a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor under Rule 501 of Regulation D.

--------------------------------------------------------------------------------

         The offer and sale of securities described in paragraphs (2), (3), (4),
(5) and (6) above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act in that the offers and sales did not involve a public offering. Each of the issuees represented to us the issuees' intention to acquire the shares for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificate evidencing the shares.

                                    EXHIBITS

Listed below are all exhibits filed as part of this report. Some exhibits are filed by the Registrant with the SEC pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended.

EXHIBIT NO.      DESCRIPTION                                       LOCATION
-----------      ------------------------------------------------  --------------------------------------------------------
2.1              Agreement and Plan of Reorganization              Incorporated by reference to Exhibit 2.1 to the
                                                                   Company's Form 10-SB12G as filed with the SEC on
                                                                   July 21, 1999
3.1              Articles of Incorporation, restated as last       Incorporated by reference to Exhibit 3.1 to the
                 amended June 10, 2005                             Company's Current Report on Form 8-K as filed
                                                                   with SEC on July 8,2005
3.2              Bylaws, restated as last amended April 18, 2005   Incorporated by reference to Exhibit 3.2 to the
                                                                   Company's Current Report on Form 8-K as filed
                                                                   with the SEC on July 21, 1999
4.1              Form of Common Stock Certificate                  Incorporated by reference to Schedule 14-A
                                                                   Information Statement as filed with SEC on April
                                                                   29, 2005 and approved by the shareholders on June
                                                                   10, 2005
4.2              Amended Samaritan Pharmaceuticals, Inc. 2001      Incorporated by reference to Exhibit 4.2to the
                 Stock Option Plan                                 Company's Quarterly Report on Form 10-QSB as
                                                                   filed with the U.S. Securities
4.3              Samaritan Pharmaceuticals, Inc. 2005 Stock        Incorporated by reference to Schedule 14-A
                 Option Plan                                       Information Statement as filed with the SEC on
                                                                   April 19, 2005 and approved by the shareholders
                                                                   on June 10, 2005
5.1              Opinion re: legality                              Incorporated by reference to Exhibit 23.2 to the
                                                                   Company's registration of securities on Form SB-2
                                                                   as filed with the SEC on December 15, 2005
10.1             Assignment of Invention, dated September 6,       Incorporated by reference to Exhibit 10.1 to the
                 2000, by and between Linda Johnson and the        Company's Quarterly Report on Form-QSB as filed
                 Company                                           with the SEC on August 14, 2002
10.2             Assignment of Invention, dated May 14, 2999, by   Incorporated by reference to Exhibit 10.2 to the
                 and between Linda Johnson and Spectrum            Company's Quarterly Report on Form 10-QSB as
                 Pharmaceuticals Corporation                       filed with the SEC on August 14, 2002
10.3             Assignment of Invention, dated May 22, 1990, by   Incorporated by reference to Exhibit 10.3 to the
                 and between Alfred T. Sapse and Spectrum          Company's Current Report on form 10-QSB as filed
                 Pharmaceutical Corporation                        with the SEC on April 14, 2002
10.4             Common Stock Purchase Agreement (Purchase         Incorporated by reference to Exhibit 10.1 to the
                 Agreement I), dated April 22, 2003, by and        Company's Current Report on Form 8-K as filed
                 between the Company and Fusion Capital Fund II,   with the SEC on April 25, 2003
                 LLC
10.5             Registration Rights Agreement, dated April 22,    Incorporates by reference to Exhibit 10.2 to the
                 2003, by and between the Company and Fusion       Company's Current Report on Form 8-K as filed
                 Capital Fund II, LLC                              with the SEC on April 25, 2003
10.6             Employment Agreement dated as of January 1,       Incorporated by reference t Exhibit 10.6 to the
                 2001, by and between Samaritan Pharmaceuticals,   Company's Quarterly Report on Form 10-QSB as
                 Inc. and Mr. Thomas Lang                          filed with the SEC on August 16, 2004


                                       91

10.7             Form of Trust Under Samaritan Pharmaceuticals,    Incorporated by reference to Exhibit 10.10 to the
                 Inc. Deferred Compensation Plan                   Company's Quarterly Report on Form 10-QSB as
                                                                   filed with the U.S. Securities and Exchange
                                                                   Commission on August 14, 2002
10.8             Employment Agreement, dated as of June 1, 2004,   Incorporated by reference to Exhibit 10.8 to the
                 by and between Samaritan Pharmaceuticals, Inc.    Company's Quarterly Report on Form 10-QSB as
                 and Eugene Boyle                                  filed with the SEC on August 14, 2002
10.9             Employment Agreement, dated as of January 1,      Incorporated by reference to Exhibit 10.9 to the
                 2001, by and between Samaritan Pharmaceuticals,   Company's Quarterly Report on Form 10-QSB as
                 Inc. and Janet Greeson                            filed with the SEC on August 14, 2002
10.10            Master Clinical  Trial and Full Scale             Incorporated by reference to Exhibit 10.10 to the
                 Manufacturing Agreement, dated October 5, 2004,   Company's Quarterly Report on Form 10-QSB as
                 by and between the Company and Pharmaplaz, LTD    filed with the SEC on November 15, 2004
10.11            Common Stock Purchase Agreement (Purchase         Incorporated by reference to Exhibit 10.11 to the
                 Agreement II), dated May 12, 2005, by and         Company's Quarterly Report on Form 10-QSB as
                 between the Company and Fusion Capital Fund II,   filed with the SEC on May 13, 2005
                 LLC
10.12            Amendment to Common Stock Purchase Agreement,     Incorporated by reference to Exhibit 10.12 to the
                 dated December 19, 2005, by and between the       Company's Registration Statement on Form SB-2 as
                 Company and Fusion Capital Fund II, LLC           filed with the SEC on December 15, 2005
10.13            Registration Rights Agreement, dated May 12,      Incorporates by reference to Exhibit 10.12 to the
                 2005, by and between the Company and Fusion       Company's Quarterly Report on Form 10-QSB as
                 Capital Fund II, LLC                              filed with the SEC on May 13, 2005
10.14            Norbrook Supply Agreement                         Incorporated by reference to Exhibit 1 to the
                                                                   Company's Current Report on Form 8-K as filed
                                                                   with the SEC on September 27, 2005
10.15            Research Collaboration and Licensing Agreement,   Incorporated by reference to Exhibit 10.10 to the
                 dated June 8, 2001, by and between the Company    Company's Registration Statement on Form SB-2 as
                 and Georgetown University                         filed with the SEC on July 30, 2003
10.16            Change in Control Severance Plan for Certain      Incorporated by reference to Exhibit 10.16 to the
                 Covered Executives and Employees of Samaritan     Company's Quarterly Report on Form 10-Q as filed
                 Pharmaceuticals, Inc.                             with the SEC on August 14, 2006
10.17            Samaritan Pharmaceuticals, Inc.'s                 Incorporated by reference to Exhibit 10.17 to the
                 Director/Officer's Indemnification Agreement      Company's Quarterly Report on Form 10-Q as filed
                                                                   with the SEC on August 14, 2006
10.18            Stock Purchase Agreement among Samaritan          Incorporated by reference to Exhibit 10.18 to the
                 Pharmaceuticals, Metastatin Pharmaceuticals,      Company's Quarterly Report on Form 10-Q as filed
                 and the shareholders of Metastatin                with the SEC on November 14, 2006
                 Pharmaceuticals.
14.1             The Samaritan Pharmaceuticals, Inc. Code of       Incorporated by reference to Exhibit 14.1 to the
                 Conduct                                           Company's Annual Report on Form 10-KSB as filed
                                                                   with the SEC on April 15, 2003
16.1             Letter Regarding Change in Certifying Accountant  Incorporated by reference to Exhibit 16.1 to the
                                                                   Company's Quarterly Report on Form 8-K as filed
                                                                   with the SEC on September 27, 2002


                                       92

21               List of Subsidiaries                              Incorporated by reference to Exhibit 21 to the
                                                                   Company's Quarterly Report on Form 10-Q as filed
                                                                   with the SEC on May 15, 2006
23.1              Consent of Independent Registered Public
                 Accounting Firm                                   Provided herewith
23.2             Consent of Nevada Counsel                         Contained in Exhibit 5.1

                                  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (i) If the registrant is relying on Rule 430B:

                  (A) Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed Prospectus was deemed part of and included in the Registration Statement; and

                  (B) Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

         (ii) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Las Vegas, Nevada, on January 26, 2007.

                                              SAMARITAN PHARMACEUTICALS, INC.

                                                By:  /s/ Dr. Janet R. Greeson
                                                  ---------------------------
                                                  Dr. Janet R. Greeson
                                                  Chief Executive Officer and
                                                  Principal Executive Officer

                                                By:  /s/ Mr. Eugene Boyle
                                                  ---------------------------
                                                  Mr. Eugene Boyle
                                                  Chief Financial Officer and
                                                  Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:



Signature                         Title                                                    Date
-------------------------------   ---------------------------------------------------      ---------------
    /s/ Janet Greeson, Ph.D.      Chairman, President and Chief Executive Officer          January 26, 2007
    ------------------------      (principal executive officer)
    Janet Greeson

    /s/ Eugene J. Boyle           Chief Financial Officer (principal financial and         January 26, 2007
    ------------------------      accounting officer) and Chief Operating Officer
    Eugene J. Boyle

   /s/ Laurent Lecanu, Ph.D.      Director                                                 January 26, 2007
   -------------------------
   Laurent Lecanu, Ph.D.

   /s/ Erasto Saldi, MD           Director                                                 January 26, 2007
   -------------------------
   Erasto Saldi, MD

   /s/ H. Thomas Winn             Director                                                 January 26, 2007
   -------------------------
   H. Thomas Winn

   /s/ Cynthia Thompson           Director                                                 January 26, 2007
   -------------------------
   Cynthia Thompson

   /s/ Budd Holden                Director                                                 January 26, 2007
   -------------------------
   Budd Holden

   /s/ Doug Bessert               Director                                                 January 26, 2007
   -------------------------
   Doug Bessert